Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-139609 and 333-139609-01

PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 19, 2007)
$1,200,000,000
Santander Drive Auto Receivables Trust 2007-1
Issuing Entity
Santander Drive Auto Receivables LLC
Depositor

Sponsor and Servicer

You should carefully read the “risk factors,” beginning on page S-10 of this prospectus supplement and page 4 of the prospectus.

The notes are asset backed securities. The notes will be the obligation solely of the issuing entity and will not be obligations of or guaranteed by Santander Consumer USA Inc., Santander Drive Auto Receivables LLC or any of their affiliates.

No one may use this prospectus supplement to offer or sell these securities unless it is accompanied by the prospectus.

The following notes are being offered by this prospectus supplement:

	Initial Note Balance	Interest Rate	Final Scheduled Payment Date

Class A-1 Notes	$204,000,000	5.324%	April 15, 2008
Class A-2 Notes	$340,000,000	5.20%	December 15, 2010
Class A-3 Notes	$185,000,000	5.05%	September 15, 2011
Class A-4 Notes	$471,000,000	LIBOR + 0.05%	September 15, 2014

Total	$1,200,000,000

	Price to Public	Underwriting Discount	Proceeds to the Depositor

Per Class A-1 Note	100.000000%	0.105%	99.895000%
Per Class A-2 Note	99.993880%	0.155%	99.838880%
Per Class A-3 Note	99.987120%	0.195%	99.792120%
Per Class A-4 Note	100.000000%	0.200%	99.800000%

Total	$1,199,955,364	$2,043,950	$1,197,911,414

•	The notes are payable solely from the assets of the issuing entity, which consist primarily of certain non-prime retail installment sales contracts secured by new and used automobiles, light-duty trucks, vans and mini-vans. The motor vehicle contracts are classified by the originator in its non-prime category based on the originator’s review of each obligor’s creditworthiness at the time of origination.

•	The issuing entity will pay interest on and principal of the notes on the 15th day of each month, or, if the 15th is not a Business Day, the next Business Day, starting on April 16, 2007.

•	Credit enhancement will consist of the note policy issued by Financial Guaranty Insurance Company, excess interest on the contracts, the reserve amount and overcollateralization.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Bookrunner
Wachovia Securities

Co-Managers

Guzman & Company	UBS Investment Bank

The date of this prospectus supplement is March 28, 2007.

Prospectus Supplement
Prospectus
(i)

WHERE TO FIND INFORMATION IN THESE DOCUMENTS
     This prospectus supplement and the accompanying prospectus provide information about the issuing entity, Santander Drive Auto Receivables Trust 2007-1, including terms and conditions that apply to the notes to be issued by the issuing entity.
     We tell you about the securities in two separate documents:
•	this prospectus supplement, which describes the specific terms of your securities; and

•	the accompanying prospectus, which provides general information, some of which may not apply to your securities.
     You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any state where the offer is not permitted. We do not claim that the information in the accompanying prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.
     If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the depositor or from the underwriters.
     Capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement or in the accompanying prospectus, have the meanings set forth in the glossary starting on page S-64. A listing of the pages where the capitalized terms used in this prospectus supplement and the accompanying prospectus are defined can be found under the caption “INDEX” which appears at the end of this prospectus supplement and the accompanying prospectus.
REPORTS TO NOTEHOLDERS
     After the notes are issued, unaudited monthly servicing reports containing information concerning the issuing entity, the securities and the contracts will be prepared by Santander Consumer USA Inc. (“Santander Consumer”) and sent on behalf of the issuing entity to the indenture trustee and Cede & Co. See the accompanying prospectus under “Reports to Securityholders.”
     Owners of the notes may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. The indenture trustee may also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at www.ctslink.com. The indenture trustee will forward a hard copy of the reports to each noteholder immediately after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (301) 815-6600. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.
     The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. None of Santander Consumer, the depositor or the issuing entity intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required periodic reports on Form 10-D and reports on Form 8-K. Those reports will be filed with the SEC under file number 333-139609.
(ii)

NOTICE TO RESIDENTS OF THE UNITED KINGDOM
     THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR, IF DISTRIBUTED IN THE UNITED KINGDOM BY AUTHORISED PERSONS, ONLY TO PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (“CIS ORDER”) OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THE CIS ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.
     NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE NOTES MAY NOT BE, AND, PRIOR TO THE EXPIRATION OF SIX MONTHS FROM THE CLOSING DATE, ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.
     NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.
(iii)

SUMMARY OF STRUCTURE AND FLOW OF FUNDS
     This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all the terms of this offering.
Structural Diagram
(iv)

Summary of Flow of Funds
(v)

SUMMARY OF TERMS
     This summary provides an overview of selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of this offering.
THE PARTIES
Issuing Entity
     Santander Drive Auto Receivables Trust 2007-1, a Delaware statutory trust, will be the “issuing entity” of the notes. The primary assets of the issuing entity will be a pool of contracts, which are non-prime motor vehicle retail installment sale contracts secured by new and used automobiles, light-duty trucks, vans and mini-vans.
Depositor
     Santander Drive Auto Receivables LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of Santander Consumer, is the “depositor.” The depositor will sell the contracts acquired from the originator and to be included in the contracts pool to the issuing entity. The depositor will be the initial “residual interestholder” of the issuing entity.
     You may contact the depositor by mail at 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247, or by calling (214) 634-1110.
Sponsor
     Santander Consumer USA Inc., an Illinois corporation, known as “Santander Consumer” will be the “sponsor.”
Originator
     Santander Consumer originated the contracts. We refer to Santander Consumer as the “originator.” Santander Consumer will contribute all of the contracts to be included in the contracts pool to the depositor.
Servicer
     Santander Consumer will service the contracts held by the issuing entity. We refer to Santander Consumer as the “servicer.” The servicer will be entitled to receive a servicing fee for each Collection Period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one twelfth, (2) 3.00% and (3) the Pool Balance of the contracts as of the first day of the related Collection Period. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the Collection Account with respect to the Collection Period preceding such payment date, including funds, if any, deposited into the Collection Account from the Reserve Amount.
Backup Servicer
     Wells Fargo Bank, National Association, a national banking association, will be the “backup servicer.”
Administrator
     Santander Consumer will be the “administrator” of the issuing entity.
Trustees
     Wells Fargo Bank, National Association, a national banking association, will be the “indenture trustee.”
     U.S. Bank Trust National Association, a national banking association, will be the “owner trustee.”
Insurer
     Financial Guaranty Insurance Company or “FGIC”, a New York stock insurance corporation, will be the “insurer.”
     The insurer will issue a financial guaranty insurance policy that will guarantee the timely payment of interest on and certain payments of principal of the notes on each payment date, and the payment of principal of each class of notes on its final scheduled payment date. See “The Note Policy and the Insurer.”

Swap Counterparty
     Banco Santander Central Hispano, S.A. will be the “swap counterparty.”
Reserve Account Letter of Credit Bank
     Wachovia Bank, National Association will be the “reserve account letter of credit bank” with respect to the initial reserve account letter of credit.
THE OFFERED NOTES
     The issuing entity will offer and issue the following notes which we refer to as the “notes” or the “Class A notes”:

	Initial
Class	Note Balance	Interest Rate
Class A-1 Notes	$204,000,000	5.324%
Class A-2 Notes	$340,000,000	5.20%
Class A-3 Notes	$185,000,000	5.05%
Class A-4 Notes	$471,000,000	LIBOR + 0.05%
     The notes are issuable in a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof.
     The issuing entity expects to issue the notes on or about April 4, 2007, which we refer to as the “closing date.”
THE RESIDUAL INTEREST
     Pursuant to the trust agreement, the issuing entity will also issue a residual interest, which may be certificated, representing the residual interest in the issuing entity. The residual interest initially will be transferred by the depositor to an affiliate and is not being offered pursuant to this prospectus supplement.
INTEREST AND PRINCIPAL
     The issuing entity will pay interest on the notes monthly, on the 15th day of each month (if the 15th is not a Business Day, on the next Business Day), which we refer to as the “payment date.” The first payment date is April 16, 2007. On each payment date, payments on the notes will be made to noteholders of record as of the last Business Day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”
Interest Payments
     Interest on the notes will accrue from and including the prior payment date, or with respect to the first payment date, from and including the closing date, to but excluding the current payment date and will be due and payable on each payment date.
     Interest due and accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate (to the extent lawful).
     The issuing entity will pay interest on the Class A-1 notes and the Class A-4 notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes and the Class A-4 notes will be the product of: (i) the Note Balance of the related class of notes, (ii) the related interest rate, and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.
     The issuing entity will pay interest on the Class A-2 notes and the Class A-3 notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2 notes and the Class A-3 notes will be the product of: (i) the Note Balance of the related class of notes, (ii) the related interest rate, and (iii) 30 (or, in the case of the first payment date, 12) divided by 360.
     Interest payments on all classes of Class A notes will have the same priority.
Principal Payments
     The issuing entity will generally pay principal sequentially to the earliest maturing class of notes monthly on each payment date in accordance with the payment priorities described below under “—Priority of Payments.”
     The issuing entity will make principal payments of the notes based on the amount of collections on the contracts during the prior month. This prospectus supplement describes how Available Funds are allocated to principal payments of the notes.
     On each payment date prior to the acceleration of the notes following an event of default, which is described below under “—Interest and Principal Payments after an Event of Default,” the issuing entity will distribute funds available to pay principal of the notes in the following order of priority:
•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full; and

•	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full.
     After an acceleration of the notes after an event of default, if Available Funds together with amounts available under the note policy are insufficient to make required payments of principal on the notes, losses will be borne pro rata by the classes of Class A notes outstanding at such time. Because the Class A notes are “sequential pay”, it is possible that certain earlier maturing classes of Class A notes will have already been paid in full and that the losses will be fully borne by the later maturing classes of Class A notes.
Interest and Principal Payments after an Event of Default
     On each payment date after an event of default under the indenture occurs and the notes are accelerated, after payment of certain amounts to the trustees, the servicer, the insurer and the swap counterparty, interest on the Class A notes will be paid ratably and principal payments of each class of notes will be made to the noteholders of each class of Class A notes, ratably, based on the Note Balance of each remaining class of Class A notes. See “The Transfer Agreements and the Indenture—Rights Upon Event of Default” in this prospectus supplement.
     If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments.”
Early Redemption of the Notes
     The depositor and the servicer will each have the right at its option to exercise a “clean-up call” to purchase the contracts from the issuing entity on any payment date after the then-outstanding Pool Balance is less than or equal to 15% of the sum of the Original Pool Balance and the aggregate principal balances of all subsequent contracts as of their respective Cut-Off Dates. If the depositor or the servicer purchases the contracts, the repurchase price will be an amount equal to the full amount of principal and interest then due and payable on the notes and all amounts due to the insurer. We expect that at the time this option becomes available to each of the depositor and the servicer only the Class A-4 notes will be outstanding.
     Notice of redemption under the indenture must be given by the indenture trustee prior to the applicable redemption date to each holder of notes as of the close of business on the record date preceding the applicable redemption date. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; and (iv) that interest on the notes will cease to accrue on the redemption date. Notice of redemption of the notes shall be given by the indenture trustee in the name and at the expense of the issuing entity. In addition, the issuing entity shall notify the insurer and each rating agency listed under “—Ratings” below upon redemption of the notes.
EVENTS OF DEFAULT
     The occurrence of any one of the following events will be an “event of default” under the indenture:
•	default in the payment of any interest on any note when the same becomes due and payable, and such default shall continue for a period of five days (it being understood that any payment by the insurer under the note policy will not constitute payment by the issuing entity);

•	default in the payment of the principal of or any installment of the principal of the note on the applicable final scheduled payment date (it being understood that any payment by the insurer under the note policy shall not constitute payment by the issuing entity);

•	any failure by the issuing entity to duly observe or perform in any material respect any of its other material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders or the insurer in the contracts, and which continues unremedied for 30 days after receipt by the issuing entity of written notice thereof from the indenture trustee at the direction of noteholders evidencing a majority of the Note Balance of the notes or the insurer;
•	any representation or warranty of the issuing entity made in the indenture or in any certificate the issuing entity provides proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders or the insurer in the contracts, and which failure continues unremedied for 30 days after receipt by the issuing entity of written notice thereof from the indenture trustee at the direction of noteholders evidencing a majority of the Note Balance of the notes or the insurer;

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity;

•	the occurrence of a servicer termination event; or

•	the issuing entity becoming treated as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes.
     The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.
ISSUING ENTITY PROPERTY
     The primary assets of the issuing entity will be a pool of certain non-prime motor vehicle retail installment sales contracts secured by new and used automobiles, light-duty trucks, vans and mini-vans which we refer to as “contracts,” to the pool of those contracts as the “contracts pool”, and to the persons who financed their purchases or refinanced existing obligations with these contracts as “obligors.” The contracts are classified by the originator as “non-prime” contracts. The contracts were originated by the originator in the ordinary course of its business pursuant to its finance programs and underwriting standards. See “The Originator” in this Prospectus Supplement.
     The contracts identified on the schedule of contracts delivered by Santander Consumer on the closing date and on any Funding Date will be transferred to the depositor by Santander Consumer and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the contracts and the other issuing entity property to the indenture trustee on behalf of the noteholders, the insurer and the swap counterparty.
     The “issuing entity property” will include the following:
•	the contracts and all monies due thereunder after the applicable Cut-Off Date (the Cut-Off Date for the contracts sold to the issuing entity on the closing date is February 28, 2007, which we refer to as the “initial cut-off date,” and the Cut-Off Date for the contracts sold to the issuing entity on a Funding Date, the “subsequent cut-off date,” is the date specified in the notice relating to that Funding Date);

•	security interests in the vehicles financed by the contracts, which we refer to as the “financed vehicles”, all certificates of title to these financed vehicles and any related accessions;

•	any proceeds under certain insurance policies covering the financed vehicles or the obligors relating to the contracts and any proceeds from the liquidation of the contracts or the financed vehicles;

•	rights under the contribution agreement and the sale and servicing agreement;

•	any dealer recourse relating to the contracts;

•	certain rebates of premiums and other amounts relating to insurance policies and other items financed under the contracts in effect as of the applicable Cut-Off Date;

•	the accounts owned by the issuing entity and amounts on deposit in these accounts and all rights under each reserve account letter of credit;

•	rights of the issuing entity under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;

•	the contract files; and

•	the proceeds of any and all of the above.
     The Pool Balance as of the initial cut-off date was $856,050,815.55. We use the term Pool Balance to mean, at any time, the aggregate Principal Balance of the contracts owned by the issuing entity at the end of the immediately proceeding Collection Period calculated in accordance with the servicer’s customary serving practices. As of February 19, 2007, which we refer to as the “statistical cut-off date,” there were 44,288 contracts in the contracts pool, which had an aggregate contracts balance of $704,122,463.42, a weighted average contract rate of 21.17%, a weighted average original maturity of approximately 62 months, and a weighted average remaining maturity of approximately 61 months.
     In addition to the purchase of contracts from the issuing entity in connection with the depositor’s or the servicer’s exercise of its “clean-up call” option as described above under “Interest and Principal—Early Redemption of the Notes,” contracts may be removed from the contracts pool in certain circumstances:
•	by the depositor, upon discovery of a breach by the depositor of any of the representations and warranties under the sale and servicing agreement relating to the characteristics of the contracts;

•	by Santander Consumer, upon the discovery of a breach by Santander Consumer of any of the representations and warranties under the purchase agreement relating to the characteristics of the contracts, or of any other event which requires the repurchase of a contract by the depositor under the sale and servicing agreement; and

•	by the servicer, upon discovery of a breach by the servicer of certain covenants under the sale and servicing agreement and, subject to the limitations set forth in the sale and servicing agreement, if an extension trigger would be breached under the insurance agreement.
See “The Issuing Entity—The Issuing Entity Property” in this prospectus supplement.
SUBSEQUENT CONTRACTS
     On the closing date, $450,955,536.40 of the proceeds from the sale of the notes by the issuing entity will be deposited in an account, which we refer to as the “pre-funding account.”) The amount deposited in the pre-funding account on the closing date represents approximately 33% of the initial Pool Balance (including the expected aggregate initial Principal Balance of the subsequent contracts). During the Funding Period, the issuing entity will use the funds, if any, on deposit in the pre-funding account to acquire additional contracts from the depositor, which we refer to as “subsequent contracts,” for an amount equal to the Contracts Purchase Price on each date (no more than once a week) which we refer to as a Funding Date. Subsequent contracts must meet the eligibility criteria described in “The Transaction Documents—Transfer and Assignment by the Depositor” in the accompanying prospectus and be consented to by the insurer.
     The Funding Period will begin on the closing date and will end on the earliest to occur of:
•	six full calendar months following the closing date;

•	the date on which the amount in the pre-funding account is $100,000 or less; and

•	the occurrence of an event of default under the indenture or a servicer termination event.
     On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any funds remaining on deposit in the pre-funding account and distribute them to the noteholders. See “The Transfer Agreements and the Indenture—Pre-Funding Account.”
PRIORITY OF PAYMENTS
     On each payment date, except after the acceleration of the notes following an event of default as described under “The Transfer Agreements and the Indenture—Priority of Payments Will Change Upon

Events of Default that Result in Acceleration,” the indenture trustee, based on the servicer’s certificate, will make the following payments and deposits from Available Funds in the Collection Account (any Available Funds attributable to the reserve amount will be subject to the permitted uses described under “—Reserve Amount”) in the following amounts and order of priority:
•	first, to the backup servicer, the indenture trustee and the owner trustee, all fees, expenses and indemnities (to the extent the servicer has not previously paid those amounts) and to any successor servicer, any unreimbursed transition expenses; provided, however, that the expenses and indemnities shall not exceed (i) in the case of the owner trustee, $100,000 per annum; and (ii) in the case of the indenture trustee and backup servicer, $100,000 in the aggregate per annum;

•	second, to the servicer, the servicing fee, or to any successor servicer, the successor servicing fee (including any fees not previously paid);

•	third, to the swap counterparty, the Net Swap Payment;

•	fourth, to the Note Distribution Account for distribution to the noteholders pro rata, current interest on the Class A notes and any Interest Carryover Shortfall;

•	fifth, to the insurer its premium;

•	sixth, to the Note Distribution Account, the Noteholder Principal Distributable Amount, for distribution to each class of Class A notes on a sequential pay basis;

•	seventh, to the insurer, unpaid Insurer Reimbursement Obligations;

•	eighth, if a Trigger Event has occurred on or prior to such payment date and the insurer has so directed, to the Note Distribution Account for distribution to each class of Class A notes, on a sequential pay basis, until the Note Balance has been reduced to zero;

•	ninth, to the Reserve Account, the amount required to cause the reserve amount to equal the Specified Reserve Amount;

•	tenth, pro rata, (i) to the swap counterparty, any Swap Termination Payments and (ii) to the insurer, any reimbursement of payments made by the insurer under the swap policy in respect of Swap Termination Payments;

•	eleventh, if directed by the insurer, from the reserve amount, if a Trigger Event has occurred on or prior to such Payment date, to the Note Distribution Account, for distribution to each class of Class A notes on a sequential pay basis, until the Note Balance has been reduced to zero;

•	twelfth, to the backup servicer, the indenture trustee and the owner trustee, any expenses and indemnities not previously paid; and

•	thirteenth, any remaining funds will be distributed to the residual interestholder.
     Amounts deposited in the Note Distribution Account will be paid to the noteholders of the notes as described under “The Notes—Payments of Interest” and “The Notes—Payments of Principal.”
CREDIT ENHANCEMENT
     The credit enhancement provides protection for the Class A notes against losses and delays in payment on the contracts or other shortfalls of cash flow.
     The credit enhancement for the notes will consist of the reserve amount, excess interest on the contracts, the note policy and overcollateralization.
Reserve Amount
     The issuing entity is required to maintain a reserve, which may be in the form of (i) amounts on deposit the Reserve Account, (ii) amounts available under any reserve account letter of credit or (iii) any combination of these two sources. We refer to the combination of amounts on deposit in the Reserve Account and available under any reserve account letters of credit as the “reserve amount.”
     On the closing date, the reserve amount will initially be funded by an irrevocable letter of credit

(the “initial reserve account letter of credit”) issued by Wachovia Bank, National Association in an amount equal to 8.75% of the Pool Balance as of the initial cut-off date, with a term of 364 days. See “The Reserve Account Letter of Credit Bank.”
     On each payment date, after giving effect to any withdrawals from the Reserve Account and draws on any reserve account letters of credit, if the reserve amount is less than the Specified Reserve Amount, the deficiency will be funded either by the deposit of Available Funds to the Reserve Account in accordance with the priority of payments described above, the issuance of an additional reserve account letter of credit, in the same amount of Available Funds otherwise available, or any combination of these sources.
     With respect to each payment date, the indenture trustee will withdraw funds from the Reserve Account or make a draw on each reserve account letter of credit: (i) to cover any shortfall in the amounts required to be paid on that payment date under clauses first through fifth and seventh under “—Priority of Payments” above; (ii) to the extent the Note Balance of the Class A notes (after taking into account all distributions of principal to be made on that payment date) exceeds the sum of the Pool Balance and the amount on deposit in the pre-funding account, to pay such excess; or (iii) if that payment date is the final scheduled payment date for a class of Class A notes, to pay the outstanding principal balance of that class of Class A notes, if there are insufficient funds to pay the outstanding principal balance of that class of Class A notes. See “The Transfer Agreements and the Indenture—Reserve Amount.”
     In addition, the reserve amount will be used to make payments in connection with any optional redemption of the notes, and after the occurrence of a Trigger Event, if directed by the insurer, the reserve amount may be used to make the payments described under clause eleventh under “—Priority of Payments” above.
     On each payment date, after giving effect to any withdrawals from the Reserve Account and draws on each reserve account letter of credit on that payment date, if the reserve amount exceeds the Specified Reserve Amount, the servicer will instruct the indenture trustee to distribute the amount of the excess to the residual interestholder as specified under “—Priority of Payments” above or reduce the face amount of one or more reserve account letters of credit. See “The Transfer Agreements and the Indenture—Reserve Amount.”
Excess Interest
     Because more interest is expected to be paid by the obligors in respect of the contracts than is necessary to pay the related servicing fee, trustees’ fees, backup servicing fee, expenses, premium and interest on the notes each month, there is expected to be excess interest.
Overcollateralization
     The overcollateralization amount represents, on any payment date, the amount by which the Pool Balance exceeds the Note Balance less the amount on deposit in the pre-funding account, and on the closing date will be equal to 12.50% of the Original Pool Balance.
The Note Policy
     On the closing date, the insurer will issue a financial guaranty insurance policy, under the terms of an insurance agreement, in favor of the indenture trustee, for the benefit of the noteholders. We refer to this financial guaranty insurance policy as the “note policy.”
     Under the note policy, the insurer will irrevocably and unconditionally guarantee to the noteholders:
•	timely payment of interest;

•	certain limited payments in reduction of principal due on the notes on any payment date that the outstanding principal balance of the notes exceeds the sum of the aggregate principal balance of the contracts plus amounts deposited in the pre-funding account as described under “The Note Policy and the Insurer” in this prospectus supplement;

•	the ultimate payment of principal on each class of Class A notes on its final scheduled payment date; and

•	the payment of amounts previously distributed to noteholders that are returned as preferential payments to a trustee in bankruptcy.
INTEREST RATE SWAP
     On the closing date, the issuing entity will enter into a transaction pursuant to an interest rate swap agreement with the swap counterparty to hedge the floating interest rate on the Class A-4 notes. The interest rate swap for the Class A-4 notes will have an initial notional amount equal to the Note Balance of the Class A-4 notes on the closing date, which will decrease by the amount of any principal payments of the Class A-4 notes.
     The notional amount under the interest rate swap will at all times be equal to the Note Balance of the Class A-4 notes.
     In general, under the interest rate swap agreement on each payment date, the issuing entity will be obligated to pay the swap counterparty a fixed rate payment based on a per annum fixed rate of 4.7975% times the notional amount of the interest rate swap, and the swap counterparty will be obligated to pay a per annum floating interest rate payment based on LIBOR times the notional amount of the interest rate swap. Payments on the interest rate swap will be exchanged on a net basis. Any Net Swap Payments owed by the issuing entity to the swap counterparty on the interest rate swap rank higher in priority than all payments on the notes.
     The interest rate swap agreement may be terminated upon an event of default or other termination event specified in the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the issuing entity out of Available Funds. Any swap termination payment will be subordinate to payments of principal and interest on the notes.
     The issuing entity’s obligation to pay any Net Swap Payments and any other amounts due under the interest rate swap agreement is secured under the indenture by the issuing entity property.
     The note insurer will issue an interest rate swap insurance policy for the benefit of the swap counterparty, which we refer to as the “swap policy,” to guaranty payment from the issuing entity to the swap counterparty of the Net Swap Payments and, under the limited circumstances described in the swap policy, Swap Termination Payments payable under the interest rate swap agreement. The noteholders are not beneficiaries of the swap policy and are not entitled to receive payment thereunder.
TAX STATUS
     Dechert LLP, special federal tax counsel to the depositor, is of the opinion that (i) for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation and (ii) the Class A notes will be characterized as indebtedness for United States federal income tax purposes.
     Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.
     See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.
CERTAIN ERISA CONSIDERATIONS
     Subject to the considerations disclosed in “Certain ERISA Considerations” in this prospectus supplement and the accompanying prospectus, the Class A notes may be purchased by employee benefit plans and other retirement accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.
     See “Certain ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.
MONEY MARKET INVESTMENT
     The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 notes, you should consult your counsel before making a purchase.
RATINGS
     It is a condition to the issuance of the notes that, on the closing date, each class of notes will receive at least the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.:

Class	Standard & Poor’s	Moody’s
A-1	A-1+	Prime-1
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa

     The ratings of the Class A-1 notes will be made without regard to the note policy in the case of Standard & Poor’s. The rating on the Class A-1 notes by Moody’s is based primarily on the expected cash flows on the underlying contracts during the Collection Periods prior to the Class A-1 final maturity date and partially on the note policy. The ratings on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be based primarily on the note policy.
     Ratings on the notes will be monitored by the rating agencies listed above while the notes are outstanding. Ratings on the notes may be lowered, qualified or withdrawn at any time. A rating is based on each rating agency’s independent evaluation of the contracts and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

RISK FACTORS
     An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors beginning on page 4 of the accompanying prospectus.

A contracts pool that includes only contracts that are the obligations of non-prime obligors may have higher default rates.	The contracts in the contracts pool are non-prime contracts and involve obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels and/or the inability to provide adequate down payments. While Santander Consumer’s underwriting guidelines are designed to establish that, notwithstanding such factors, the obligor is a reasonable credit risk, the issuing entity will nonetheless experience higher default rates than would more traditional motor vehicle financiers. In the event of such defaults, generally, the most practical alternative is repossession of the financed vehicle. As a result, losses on the contracts may be anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the contracts in full. See “Material Legal Aspects of the Contracts” in the accompanying prospectus.

The return on your notes may be reduced due to varying economic circumstances.	A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the contracts. As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the contracts. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the contracts.

The geographic concentration of the obligors in the contracts pool may result in losses.	The concentration of the contracts in specific geographic areas may increase the risk of loss. Economic conditions in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuing entity with respect to the contracts. As of the statistical cut-off date, based on the billing addresses of the obligors, 19.30%, 9.48% 5.28%, 5.22% and 5.10% of the Principal Balance of the contracts were located in Texas, Georgia, Mississippi, North Carolina and Alabama, respectively. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

Your yield to maturity may be reduced by prepayments, optional redemption or events of default resulting in the acceleration of the maturity of your notes.	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

   • The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depends on the amount and times at which obligors make principal payments on the contracts. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults on the contracts.

   • You may be unable to reinvest distributions in comparable investments. The occurrence of certain early redemption events or events of default resulting in acceleration may require repayment of the notes prior to the expected principal payment date for certain notes. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the contracts and produce a slower return of principal when market interest rates are above the interest rates on the contracts. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

   • An early redemption of the notes from an optional redemption will shorten the life of your investment which may reduce your yield to maturity. Each of the depositor and the servicer has the right, but not the obligation, to redeem the notes at any time when the outstanding Pool Balance is less than or equal to 15% of the sum of the Original Pool Balance and the aggregate Principal Balances of all subsequent contracts. See “The Transfer Agreements and the Indenture—Optional Redemption” in this prospectus supplement. If the contracts are sold upon exercise of a “clean-up call” by the depositor or the servicer or any successor to the servicer, the issuing entity will redeem the notes and you will receive the remaining principal amount of your notes plus accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

You may experience reduced returns on your notes resulting from distribution of amounts in the pre-funding account.	On one or more occasions following the closing date, the issuing entity may purchase contracts from the depositor, which, in turn, will acquire these contracts from Santander Consumer, with funds on deposit in the pre-funding account.

The ability of the originator to originate sufficient numbers of subsequent contracts may be affected by a variety of social and economic factors including interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. You will receive as a prepayment of principal any amounts remaining in the pre-funding account that have not been used to purchase contracts by the end of the Funding Period. See “The Transfer Agreements and the Indenture—Pre-Funding Account.” This prepayment of principal could have the effect of shortening the weighted average life of your notes. The inability of the depositor to obtain contracts meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your notes.

Adverse events with respect to the servicer, the originator or its affiliates could affect the timing of payments on your notes or have other adverse effects on your notes.	Adverse events with respect to the servicer or any of its affiliates could result in servicing disruptions or reduce the market value of your notes. For example, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the contracts owned by the issuing entity, leading to increased delinquencies and losses on the contracts.

This prospectus supplement provides information regarding only the contracts as of the statistical cut-off date, however the initial contracts and the subsequent contracts added to the contracts pool could have different characteristics.
This prospectus supplement describes only the characteristics of the contracts as of the statistical cut-off date. The initial contracts, and any subsequent contract transferred to the issuing entity during the Funding Period, will have characteristics that differ somewhat from the characteristics of the contracts as of the statistical cut-off date described in this prospectus supplement. Although we do not expect the characteristics of the initial contracts or the subsequent contracts to differ materially from the contracts as of the statistical cut-off date, and each initial contract and subsequent contract must satisfy the eligibility criteria specified in the sale and servicing agreement, you should be aware that the initial contracts and the subsequent contracts may have been originated using credit criteria different from the criteria applied to the contracts disclosed in this prospectus supplement and may be of a different credit quality and seasoning. If you purchase a note, you must not assume that the characteristics of the initial contracts and the subsequent contracts will be identical to the characteristics of the contracts as of the statistical cut-off date disclosed in this prospectus supplement.

The ratings of the notes may be withdrawn or revised which may have an adverse effect on the market price of the notes.	A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Moody’s and Standard & Poor’s, respectively, of the likelihood that interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings on the notes may be lowered, qualified or withdrawn at any time without notice from the issuing entity, the depositor or Santander Consumer. The ratings do not consider to what extent the notes will be subject to prepayment or that the Note Balance of any class of notes will be paid prior to the final scheduled payment date for that class of notes.

Ratings on the notes are dependent upon the insurer’s creditworthiness.	The ratings of the notes will depend primarily on the creditworthiness of the insurer as the provider of the note policy. If the insurer’s financial strength ratings are reduced, there is a significant risk that the rating agencies listed under “Summary of Terms—Ratings” above would reduce the ratings on the notes.

Risks associated with the interest rate swap.	The issuing entity will enter into an interest rate swap transaction under an interest rate swap agreement because the contracts owned by the issuing entity bear interest at fixed rates while the Class A-4 notes will bear interest at a floating rate. The issuing entity may use payments made by the swap counterparty to make interest payments on each payment date.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay a Net Swap Receipt and (i) collections on the contracts and the reserve amount are insufficient to make payments of interest on the notes and (ii) the insurer fails to make any payment required under the note policy, you may experience delays and/or reductions in the interest and principal payments on your notes.

During those periods in which the floating rate payable by the swap counterparty under the interest rate swap agreement is less than the fixed rate payable by the issuing entity under the interest rate swap agreement, the issuing entity will be obligated to make a Net Swap Payment to the swap counterparty. The issuing entity’s obligation to pay a Net Swap Payment to the swap counterparty is secured by the issuing entity property.

The swap counterparty’s claim for a Net Swap Payment will be higher in priority than all payments on the notes. If a Net Swap Payment is due to the swap counterparty on a payment date and (i) collections on the contracts and the reserve amount are insufficient to make required payments on the notes and (ii) the insurer fails to make any payment required under the note policy, you may experience delays and/or reductions in the interest and principal payments on your notes.

The interest rate swap agreement generally may not be terminated except upon failure of either party to the interest rate swap agreement to make payments when due, the occurrence of certain bankruptcy and insolvency events of either party to the interest rate swap agreement, the insurer’s credit ratings dropping below the levels required by the interest rate swap agreement at a time when an event of default or termination event has occurred with respect to the issuing entity, illegality, the exercise of certain rights under the indenture, the insurer fails to meet its payment obligations under the swap policy, the issuing entity or any affiliate of the issuing entity amends the transaction documents without the consent of the swap counterparty if such consent is required; or failure of the swap counterparty to assign the interest rate swap agreement to an eligible counterparty if it determines in good faith that it is unable to provide the financial information required by Regulation AB; or failure of the swap counterparty to maintain certain minimum credit ratings and post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination, a termination payment may be due to the issuing entity or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty fails to make a termination payment owed to the issuing entity under the interest rate swap agreement, the issuing entity may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent LIBOR exceeds the fixed rate the issuing entity would have been required to pay the swap counterparty under the interest rate swap agreement.

If the interest rate swap agreement is terminated and no replacement is entered into and collections and the reserve amount are insufficient to make payments of interest and principal on your notes and the insurer fails to make required payments under the note policy, you may experience delays and/or reductions in the interest and principal payments on your notes.

Risks associated with the reserve account letter of credit providers.	On the closing date the reserve amount will be funded by the initial reserve account letter of credit, and each Funding Date and on subsequent payment dates, required increases to the reserve amount may be funded in whole or in part by the issuance of one or more reserve account letters of credit. It is possible that the entire reserve amount will consist of amounts available under reserve account letters of credit and will not consist of any cash.

If any reserve account letter of credit expires and is not replaced, or any reserve account letter of credit bank fails to honor a draw request on its reserve account letter of credit, collections on the contracts and funds on deposit in the Reserve Account, if any, are insufficient to make payments of interest and principal on your notes and the insurer fails to make required payments under the note policy, you may experience delays and/or reductions in the interest and principal payments on your notes.

USE OF PROCEEDS
     The depositor will use the net proceeds from the offering of the notes to:
•	purchase the contracts from the originator;

•	deposit certain amounts to the pre-funding account and the Capitalized Interest Account; and

•	repay certain warehouse debt.
     The depositor or its affiliates may use all or a portion of the net proceeds of the offering of the notes to pay their respective debts, including warehouse debt secured by the contracts prior to their transfer to the issuing entity, and for general purposes. Any warehouse debt may be owed to the indenture trustee or to one or more of the underwriters or their respective affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay warehouse debt may be paid to the underwriters, the indenture trustee or their respective affiliates.
THE ISSUING ENTITY
Limited Purpose and Limited Assets
     Santander Drive Auto Receivables Trust 2007-1 is a statutory trust formed on March 2, 2007 under the laws of the State of Delaware by the depositor for the purpose of owning the contracts and issuing the notes. The issuing entity will be operated pursuant to a trust agreement. Santander Consumer will be the administrator of the issuing entity. The depositor will be the initial residual interestholder of the issuing entity. The residual interest will be transferred by the depositor to an affiliate.
     The issuing entity will engage in only the following activities:
•	acquiring, holding and managing the contracts and other assets of the issuing entity;

•	issuing the notes;

•	making payments on the notes and to the residual interestholder;

•	entering into and performing its obligations under the transaction documents;

•	taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities including, without limitation, entering into the interest rate swap agreement and the insurance agreement; and

•	entering into derivatives transactions with the prior consent of the insurer.
     The issuing entity’s principal offices are at 300 Delaware Avenue, 9th Floor, Wilmington, Delaware, 19801, in care of U.S. Bank Trust National Association, as owner trustee, at the address listed in “—The Owner Trustee” below.

Capitalization and Liabilities of the Issuing entity
     The following table illustrates the expected assets of the issuing entity as of the closing date:

Contracts	$856,050,815.55
Pre-funding Account	$450,955,536.40
Capitalized Interest Account	$7,228,065.66
     The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Asset Backed Notes	$204,000,000
Class A-2 Asset Backed Notes	$340,000,000
Class A-3 Asset Backed Notes	$185,000,000
Class A-4 Asset Backed Notes	$471,000,000

Total	$1,200,000,000

     The issuing entity will also be liable for payments to the swap counterparty as described in “The Notes—Interest Rate Swap” and to the insurer as described in “The Note Policy and the Insurer”.
     The issuing entity’s fiscal year ends on December 31.
The Owner Trustee
     U.S. Bank Trust National Association (“U.S. Bank Trust”) will act as owner trustee under the trust agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $219 billion as of December 31, 2006. As of December 31, 2006, U.S. Bancorp served approximately 14.2 million customers, operated 2,472 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.
     U.S. Bank Trust has provided owner trustee services since the year 2000. As of December 31, 2006, U.S. Bank Trust was acting as owner trustee with respect to over 750 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of auto-backed securities since 2000. As of December 31, 2006, U.S. Bank Trust was acting as owner trustee on 83 issuances of auto loan-backed securities.
The Indenture Trustee
     Wells Fargo Bank, National Association will be the indenture trustee under the indenture. Wells Fargo Bank, National Association is a national banking association and a wholly owned subsidiary of Wells Fargo & Company. Its corporate trust office is located at Wells Fargo Center, Sixth and Marquette Avenue, Minneapolis, MN 55479, Attn: Asset Backed Securities Department. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank, National Association provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The servicer, the depositor and their respective affiliates may maintain normal commercial banking relationships with the indenture trustee and its affiliates.
     Wells Fargo Bank, National Association has provided corporate trust services since 1934. As of December 31, 2006, Wells Fargo Bank, National Association was acting as trustee on more than 125 series of auto loan receivables backed securities with an original aggregate principal balance of approximately $66 billion.

The Issuing Entity Property
     The notes will be collateralized by the issuing entity property. The primary assets of the issuing entity will be the contracts, which are amounts owed by individuals under non-prime installment sales contracts secured by new and used automobiles, light-duty trucks, vans and mini-vans.
     The issuing entity property will consist of all the right, title and interest of the issuing entity in and to:
•	the contracts and all monies due under the contracts after the applicable Cut-Off Date;

•	security interests in the financed vehicles, all certificates of title to these financed vehicles and any related accessions;

•	any proceeds from certain insurance policies covering the financed vehicles or the obligors relating to the contracts and any proceeds from the liquidation of the contracts or the financed vehicles;

•	rights under the contribution agreement and the sale and servicing agreement;

•	any dealer recourse relating to the contracts;

•	certain rebates of premiums and other amounts relating to insurance policies and other items financed under the contracts in effect as of the applicable Cut-Off Date;

•	the accounts owned by the issuing entity and the amounts on deposit in these accounts and all rights under each reserve account letter of credit;

•	rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;

•	the contract files; and

•	the proceeds of any and all of the above.
     Upon discovery of a breach by the depositor of any of the representations and warranties under the sale and servicing agreement relating to the characteristics of the contracts, the depositor will be obligated to repurchase from the issuing entity any contract in which the interests of the issuing entity, the insurer or the noteholders are materially and adversely affected by the breach.
     Upon the discovery of a breach by Santander Consumer of any of the representations and warranties under the purchase agreement relating to the characteristics of the contracts, or of any other event which requires the repurchase of a contract by the depositor under the sale and servicing agreement, Santander Consumer will be obligated to repurchase from the depositor any related contract if the breach materially and adversely affects the interests of the issuing entity, the insurer or the noteholders.
     Upon discovery of a breach by the servicer of certain covenants under the sale and servicing agreement, the servicer will be obligated to purchase from the issuing entity the contracts if the breach materially and adversely affects the interests of the issuing entity, the insurer or the noteholders.
     Subject to the limitations set forth in the sale and servicing agreement, the servicer may repurchase contracts which would cause an extension trigger to be breached under the insurance agreement.

THE DEPOSITOR
     Santander Drive Auto Receivables LLC, a wholly-owned special purpose subsidiary of Santander Consumer, is the depositor and was formed on February 23, 2006 as a Delaware limited liability company as Drive Auto Receivables LLC. On February 20, 2007, Drive Auto Receivables LLC changed its name to Santander Drive Auto Receivables LLC. The principal place of business of the depositor is at 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247. You may also reach the depositor by telephone at (214) 634-1110. The depositor was formed to purchase, accept capital contributions of or otherwise acquire retail installment sale contracts; to own, sell, and assign the contracts and to issue and sell one or more securities. Since its inception, the depositor has been engaged in these activities solely as (i) the transferee of contracts from Santander Consumer pursuant to contribution agreements, (ii) the transferor of contracts to securitization trusts pursuant to sale and servicing agreements, (iii) the depositor that may form various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.
THE SPONSOR
     Santander Consumer USA Inc., an Illinois corporation, is the sponsor. The principal place of business of Santander Consumer is 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247. You may also reach Santander Consumer by telephone at (214) 634-1110. Santander Consumer and its predecessors have been engaged in the securitization of motor vehicle retail installment sales contracts since the first quarter of 1998 and have sponsored 18 securitizations of non-prime auto contracts having securities issued with an initial aggregate principal balance ranging from $38,500,000 to $850,000,000.
     Santander Consumer was incorporated on November 23, 1981 in the State of Illinois as IFA, Incorporated. The name of IFA, Incorporated was changed to IFA Incorporated on July 6, 1988, to BoS (USA) Inc. on February 23, 2001, to BoS (USA) Drive Inc. on January 9, 2006 and to Drive Consumer USA Inc. on October 13, 2006. On December 6, 2006 Drive Financial Services LP, a Delaware limited partnership, merged with and into Drive Consumer USA Inc., and Drive Consumer USA Inc. succeeded to all of the assets, business and operations of Drive Financial Services LP. We refer to Drive Financial Services LP as “Drive FS.”
     Prior to the merger of Drive FS and Drive Consumer USA Inc., Drive Consumer USA Inc. was an affiliate of The Governor & Company of the Bank of Scotland, and through two subsidiaries, was indirectly the majority owner of Drive FS. Four individual members of Drive FS’s management owned the remainder of Drive FS. After the merger, The Governor & Company of the Bank of Scotland and individual members of Drive FS’s former management owned Drive Consumer USA Inc. On December 7, 2006, certain of the owners of Drive Consumer USA Inc. sold 90% of the equity interest in Drive Consumer USA Inc. to Banco Santander Central Hispano, S.A.
     On March 5 , 2007 Drive Consumer USA Inc. changed its name to Santander Consumer USA Inc. Santander Consumer is currently 90% owned by Banco Santander Central Hispano, S.A. and 10% by Thomas Dundon, who was a member of the management of Drive FS.
     Prior to December 2005, Santander Consumer was a non bank finance company and holding company for joint venture entities, one engaged in time share financing and the other of which was Drive FS. From December 2005 through the date of the merger of Drive Consumer and Drive FS, Santander Consumer did not engage in any business activity or have any assets other than as a holding company, through its subsidiaries, of the equity interests of Drive FS.
     Drive FS was formed on August 15, 2000 as a Delaware limited partnership for the purpose of acquiring substantially all of the assets, business and operations of FirstCity Funding LP, a Delaware limited partnership. FirstCity Funding LP acquired, serviced and securitized motor vehicle installment sales contracts from 1998 through August 2000. Drive FS, as successor to FirstCity Funding LP, acquired, serviced and securitized non-prime auto contracts from August 2000 through the date of its merger with Santander Consumer.
     Prior to its merger with Drive FS, Santander Consumer did not originate any motor vehicle installment sales contracts or engage in the servicing or securitization of motor vehicle installment sales contracts.

     No securitizations sponsored by Santander Consumer, or its predecessors Drive FS or FirstCity Funding, have defaulted or experienced an early amortization triggering event.
THE ORIGINATOR
     Santander Consumer, as successor to Drive FS and FirstCity Funding LP, has been engaged in the origination of non-prime motor vehicle retail installment sales contracts since 1998. Santander Consumer, as successor to Drive FS and FirstCity Funding LP, originated over $6.1 billion of non-prime contracts from the fourth quarter of 1997 through December 31, 2006. Origination volume totaled $238.8 million in 2000, $413.0 million in 2001, $416.1 million in 2002, $485.4 million in 2003, $787.4 million in 2004, $1.2 billion in 2005 and $2.4 billion in 2006. All of the contracts in the contracts pool were originated by Santander Consumer or Drive FS.
     Santander Consumer purchases retail installment sales contracts, secured by automobiles or other motor vehicles, through dealer networks throughout the United States. In addition, Santander Consumer may originate contracts from time to time through pass-through arrangements in place with third parties. Under such arrangements, applications that do not meet the third party’s underwriting criteria are “passed through” to the originator who may approve the application for funding. In most cases, these “pass through” contracts are underwritten using the same processes and decision models as other types of contracts originated by Santander Consumer, although the specific underwriting criteria and loan terms may vary among programs. See “Origination and Servicing Procedures” in the accompanying prospectus.
     The contracts included in the contracts pool are classified by Santander Consumer in its non-prime category based on its review of each obligor’s creditworthiness at the time of origination.
THE SERVICER
     Santander Consumer will be the servicer. Santander Consumer, as successor to Drive FS and FirstCity Funding LP, has been servicing non-prime motor vehicle installment sales contracts since 1998. In addition to servicing all contracts originated by Santander Consumer since the fourth quarter of 1997, Santander Consumer, as successor to Drive FS and FirstCity Funding LP, has acted as servicer for 18 securitizations since the first quarter of 1998 of non-prime motor vehicle retail installment sales contracts sponsored by Santander Consumer, as successor to Drive FS and FirstCity Funding, having contracts pools raging from $50,058,884 to $971,428,571.
     Santander Consumer has not, including as successor to Drive FS and FirstCity Funding LP, and does not currently, service contracts for third parties.
     The servicer will service the contracts on behalf of the issuing entity in accordance with the sale and servicing agreement and in accordance with its customary servicing practices, using the degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle retail installment sales contracts that it services for itself. See “Origination and Servicing Procedures” in the accompanying prospectus.
     The servicer will have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices.
     In the fourth quarter of 2003, Drive FS implemented forbearance policies relating to deferments and repossessions. These policies were more liberal than those which had been previously in place. As a result, losses declined but delinquencies actually increased as the deferment policy did not result in curing delinquencies, and many obligors who qualified for the deferment became delinquent again. In the first quarter of 2005, Drive FS determined that the forbearance policies were not in the best interests of Drive FS and returned to stricter and more conservative policies, which were implemented at that time.
     The servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each contract in the related financed vehicle. The issuing entity will authorize the servicer to take such steps as are necessary to re-perfect such security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.
     Under the sale and servicing agreement, the servicer will covenant not to (i) release the financed vehicle securing each contract from the security interest granted by that contract in whole or in part except in the event of payment in full by or on behalf of the related obligor or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering that financed vehicle or (ii) reduce the contract rate under any contract other than as required by applicable law. Under the sale and servicing agreement, the servicer will be required to repurchase the related contract if this covenant is breached and if that breach materially and adversely affects the interests of the issuing entity, the noteholders or the insurer in the contract.
     The indenture trustee will hold the contract files as custodian for the issuing entity. On or prior to the closing date, and each Funding Date, the indenture trustee will provide an acknowledgment to the owner trustee and the insurer confirming that, except as indicated by the indenture trustee, the indenture trustee received and has possession of each original contract contributed to the depositor and sold to the issuing entity.
     To assure uniform quality in servicing the contracts and to reduce administrative costs, the issuing entity will appoint the servicer as custodian of the original certificates of title for each financed vehicle on behalf of the issuing entity and the indenture trustee. The servicer will maintain these certificates of title physically segregated from other titles of automotive receivables owned or serviced by it at its principal place of business located at 8585 North Stemmons Freeway, Suite 1100 N, Dallas, Texas 75247.
     See “The Transaction Documents” in the accompanying prospectus which describes other obligations of the servicer under the sale and servicing agreement.
THE BACKUP SERVICER
     Wells Fargo Bank, National Association, is a national banking association and currently services over $20,000,000,000 of owned auto receivables. Well Fargo Bank, National Association will enter into a “backup servicing agreement” with the servicer, the insurer, the issuing entity, the depositor and the indenture trustee, pursuant to which it will act as “backup servicer.”
THE CONTRACTS POOL
     The characteristics set forth in this section are based on the statistical pool of contracts as of the statistical cut-off date. The actual contracts pool will be selected from the statistical pool and from contracts originated after the statistical cut-off date. The characteristics of the contracts pool as of the initial cut-off date and subsequent cut-off dates may vary somewhat from the characteristics of the contracts as of the statistical cut-off date illustrated in the tables below, although that variance will not be material. The original balance of the contracts pool was $711,521,000.16. As of the statistical cut-off date, the outstanding balance of the contracts pool is $704,122,463.42.
     As of the statistical cut-off date, each contract:
•	had an original term to maturity of 24 months to 72 months;

•	had a maturity of no later than March 1, 2013;

•	had a remaining principal balance of at least $1,000;

•	was not more than 30 days past due;

•	has not had an extension or modification except as permitted by Santander Consumer’s customary servicing practices;

•	had an obligor who was not the subject of a bankruptcy proceeding; and

•	satisfies the other criteria set forth under “The Contracts” in the accompanying prospectus.
     The originator uses a “Credit Bureau Score” as one of several factors in its credit scoring system to assess the credit risk associated with each applicant. See “Origination and Servicing Procedures—Underwriting of the Contracts” in the accompanying prospectus. A Credit Bureau Score is a statistically based score (sometimes referred to as FICO score) generated by credit reporting agencies. The originator utilizes TransUnion, Equifax or Experian credit reports depending on the location of the obligor for Credit Bureau Scores. Credit Bureau Scores are based on independent third party information, the accuracy of which cannot be verified by the originator. Credit Bureau Scores should not necessarily be relied upon as a meaningful predictor of the performance of the contracts. Additionally, Credit Bureau Scores are unavailable for some obligors and the related contracts are not included in the Credit Bureau Score information presented below.
     As of the statistical cut-off date, the weighted average Credit Bureau Score of the contracts is 536 with the minimum Credit Bureau Score being 333 and the maximum Credit Bureau Score being 826. Additionally, 90% of the pool balance as of the statistical cut-off date is composed of obligors with Credit Bureau Scores between 439 and 640, with 5% of obligor Credit Bureau Scores (based on contract balance) exceeding 640 and 5% of obligor Credit Bureau Scores (based on contract balance) falling below 439. The Credit Bureau Score of an obligor is calculated as the average of all available Credit Bureau Scores at the time of application.
     No expenses incurred in connection with the selection and acquisition of the contracts are to be payable from the offering proceeds.
     There are no material direct or contingent claims that parties other than the secured parties under the indenture have with respect to any contracts owned by the issuing entity.
     The composition, distribution by contract rate and geographic distribution by state of the obligor, in each case of the contracts as of the statistical cut-off date are set forth in the tables below.
Composition of the Statistical Pool of Contracts
As of the Statistical Cut-off Date

	New	Used	Total
Aggregate Outstanding Principal Balance	$112,458,043.59	$591,664,419.83	$704,122,463.42
Number of Contracts	5,258	39,030	44,288
Percent of Aggregate Outstanding Principal Balance	15.97%	84.03%	100.00%
Average Outstanding Principal Balance	$21,387.99	$15,159.22	$15,898.72
Range of Outstanding Principal Balances	($1,403.30 to $68,876.75)	($1,012.25 to $66,791.82)	($1,012.25 to $68,876.75)
Weighted Average Contract Rate	19.57%	21.47%	21.17%
Range of Contract Rates	(8.95% to 25.01%)	(9.95% to 30.00%)	(8.95% to 30.00%)
Weighted Average Remaining Term	64.95 months	60.53 months	61.24 months
Range of Remaining Terms	(1 month to 72 months)	(1 month to 72 months)	(1 month to 72 months)
Weighted Average Original Term	65.98 months	61.53 months	62.24 months
Range of Original Terms	(36 months to 72 months)	(24 months to 72 months)	(24 months to 72 months)
     The “Weighted Average Remaining Term” in the preceding table is based on weighting by outstanding Principal Balance and remaining term of each contract. The “Weighted Average Original Term” in the preceding table is based on weighting by outstanding Principal Balance and original term of each contract.

Distribution of the Statistical Pool of Contracts by Annual Percentage Rates
As of the Statistical Cut-off Date

		Percent of Total	Aggregate	Percent of Total
	Number of	Number of	Outstanding	Aggregate Outstanding
Contract Rate Range	Contracts	Contracts(1)	Principal Balance	Principal Balance(1)
8.01% — 9.00%	1	0.00%	$33,525.79	0.00%
9.01% — 10.00%	8	0.02%	235,729.99	0.03%
10.01% — 11.00%	14	0.03%	394,922.77	0.06%
11.01% — 12.00%	95	0.21%	2,394,353.10	0.34%
12.01% — 13.00%	143	0.32%	3,315,100.08	0.47%
13.01% — 14.00%	387	0.87%	8,678,103.14	1.23%
14.01% — 15.00%	651	1.47%	13,988,734.35	1.99%
15.01% — 16.00%	828	1.87%	17,535,042.70	2.49%
16.01% — 17.00%	1,111	2.51%	22,576,707.41	3.21%
17.01% — 18.00%	9,391	21.20%	166,022,642.07	23.58%
18.01% — 19.00%	1,206	2.72%	20,942,766.88	2.97%
19.01% — 20.00%	1,128	2.55%	19,201,054.91	2.73%
20.01% — 21.00%	4,699	10.61%	74,684,548.65	10.61%
21.01% — 22.00%	3,028	6.84%	45,295,344.26	6.43%
22.01% — 23.00%	2,605	5.88%	40,660,589.64	5.77%
23.01% — 24.00%	2,441	5.51%	34,235,856.20	4.86%
24.01% — 25.00%	16,506	37.27%	233,349,055.30	33.14%
25.01% — 26.00%	40	0.09%	519,292.14	0.07%
26.01% — 27.00%	3	0.01%	30,689.39	0.00%
28.01% — 29.00%	1	0.00%	14,032.08	0.00%
29.01% — 30.00%	2	0.00%	14,372.57	0.00%

Total	44,288	100.00%	$704,122,463.42	100.00%

(1)	Percentages may not equal 100% due to rounding.

Geographic Distribution of the Statistical Pool of Contracts by State
As of the Statistical Cut-off Date

		Percent of Total	Aggregate	Percent of Total
	Number of	Number of	Outstanding	Aggregate Outstanding
State(1)	Contracts	Contracts(2)	Principal Balance	Principal Balance(2)
Texas	8,124	18.34%	$135,886,526.34	19.30%
Georgia	4,010	9.05%	66,749,376.18	9.48%
Mississippi	2,182	4.93%	37,159,707.31	5.28%
North Carolina	2,343	5.29%	36,738,135.69	5.22%
Alabama	2,253	5.09%	35,913,775.34	5.10%
South Carolina	2,136	4.82%	33,743,349.64	4.79%
Louisiana	2,175	4.91%	33,116,995.13	4.70%
Florida	1,954	4.41%	30,740,364.92	4.37%
California	1,794	4.05%	27,308,273.97	3.88%
Maryland	1,653	3.73%	27,160,852.18	3.86%
Arkansas	1,565	3.53%	25,873,029.00	3.67%
Tennessee	1,566	3.54%	23,795,544.89	3.38%
Illinois	1,471	3.32%	23,008,793.44	3.27%
Oklahoma	1,177	2.66%	18,877,013.09	2.68%
Michigan	1,210	2.73%	18,004,654.39	2.56%
Virginia	944	2.13%	14,857,077.89	2.11%
Ohio	1,048	2.37%	14,563,396.18	2.07%
Missouri	949	2.14%	13,205,496.16	1.88%
Washington	697	1.57%	11,690,364.46	1.66%
Colorado	646	1.46%	10,295,136.25	1.46%
Indiana	595	1.34%	8,936,072.21	1.27%
Arizona	543	1.23%	8,188,768.94	1.16%
Kentucky	539	1.22%	7,727,210.30	1.10%
Pennsylvania	537	1.21%	7,671,212.38	1.09%
Other (3)	2,177	4.92%	32,911,337.14	4.67%

Total	44,288	100.00%	$704,122,463.42	100.00%

(1)	Based on the state of residence of the obligor on the contracts.

(2)	Percentages may not equal 100% due to rounding.

(3)	“Other” represents obligors whose state of residence comprises less than 1.00% of the total aggregate Principal Balance of the contracts.

Distribution of the Statistical Pool of Contracts
By Model Year of Financed Vehicles
As of the Statistical Cut-off Date

		Percent of Total	Aggregate	Percentage of Total
	Number	Number of	Outstanding	Aggregate Outstanding
Model Year	of Contracts	Contracts(1)	Principal Balance	Principal Balance(1)
1997 and earlier	4	0.01%	$14,100.39	0.00%
1998	14	0.03%	71,734.78	0.01%
1999	135	0.30%	1,116,399.20	0.16%
2000	581	1.31%	5,484,608.59	0.78%
2001	1,356	3.06%	14,017,750.16	1.99%
2002	2,796	6.31%	33,097,931.89	4.70%
2003	5,979	13.50%	84,899,323.45	12.06%
2004	7,552	17.05%	115,054,191.32	16.34%
2005	8,933	20.17%	133,962,680.51	19.03%
2006	13,118	29.62%	234,601,542.39	33.32%
2007	3,820	8.63%	81,802,200.74	11.62%

Total	44,288	100.00%	$704,122,463.42	100.00%

(1)	Percentages may not equal 100% due to rounding.
Distribution of the Statistical Pool of Contracts
By Original Term to Scheduled Maturity
As of the Statistical Cut-off Date

Original Term to		Percent of Total	Aggregate	Percentage of Total
Scheduled Maturity	Number of	Number of	Outstanding	Aggregate Outstanding
(Number of Months)	Contracts	Contracts(1)	Principal Balance	Principal Balance(1)
19 — 24	103	0.23%	$707,302.28	0.10%
25 — 30	38	0.09%	289,800.61	0.04%
31 — 36	812	1.83%	7,622,033.87	1.08%
37 — 42	241	0.54%	2,581,142.92	0.37%
43 — 48	2,722	6.15%	30,879,444.71	4.39%
49 — 54	804	1.82%	10,257,677.55	1.46%
55 — 60	28,410	64.15%	426,923,689.82	60.63%
61 — 66	3,892	8.79%	70,278,804.54	9.98%
67 — 72	7,266	16.41%	154,582,567.12	21.95%

Total	44,288	100.00%	$704,122,463.42	100.00%

(1)	Percentages may not equal 100% due to rounding.

Distribution of the Statistical Pool of Contracts
By Remaining Term to Scheduled Maturity
As of the Statistical Cut-off Date

Remaining Term to		Percent of Total	Aggregate	Percentage of Total
Scheduled Maturity	Number of	Number of	Outstanding	Aggregate Outstanding
(Number of Months)	Contracts	Contracts(1)	Principal Balance	Principal Balance(1)
1 — 6	76	0.17%	$168,344.69	0.02%
7 — 12	96	0.22%	386,338.03	0.05%
13 — 18	18	0.04%	97,294.73	0.01%
19 — 24	124	0.28%	813,048.81	0.12%
25 — 30	94	0.21%	662,503.66	0.09%
31 — 36	847	1.91%	7,863,434.07	1.12%
37 — 42	278	0.63%	2,913,142.08	0.41%
43 — 48	2,737	6.18%	31,142,507.76	4.42%
49 — 54	911	2.06%	12,072,666.62	1.71%
55 — 60	27,983	63.18%	423,759,691.32	60.18%
61 — 66	3,901	8.81%	70,527,939.35	10.02%
67 — 72	7,223	16.31%	153,715,552.30	21.83%

Total	44,288	100.00%	$704,122,463.42	100.00%

(1)	Percentages may not equal 100% due to rounding.
Distribution of the Statistical Pool of Contracts
By Original Amount Financed
As of the Statistical Cut-off Date

Distribution of		Percent of Total	Aggregate	Percentage of Total
Original Amount	Number of	Number of	Outstanding	Aggregate Outstanding
Financed	Contracts	Contracts(1)	Principal Balance	Principal Balance(1)
$ 0.01 — $ 5,000.00	33	0.07%	$147,015.63	0.02%
$ 5,000.01 — $ 10,000.00	4,522	10.21%	38,196,339.62	5.42%
$10,000.01 — $ 15,000.00	16,295	36.79%	203,367,820.39	28.88%
$15,000.01 — $ 20,000.00	15,102	34.10%	258,825,444.28	36.76%
$20,000.01 — $ 25,000.00	5,755	12.99%	125,972,683.00	17.89%
$25,000.01 — $ 30,000.00	1,660	3.75%	44,580,957.85	6.33%
$30,000.01 — $ 35,000.00	533	1.20%	17,044,977.59	2.42%
$35,000.01 — $ 40,000.00	207	0.47%	7,685,949.55	1.09%
$40,000.01 — $ 45,000.00	97	0.22%	4,071,157.24	0.58%
$45,000.01 — $ 50,000.00	56	0.13%	2,663,748.61	0.38%
$50,000.01 — $ 55,000.00	16	0.04%	821,341.57	0.12%
$55,000.01 — $ 60,000.00	5	0.01%	282,300.53	0.04%
$60,000.01 — $ 65,000.00	1	0.00%	64,952.45	0.01%
$65,000.01 — $ 70,000.00	5	0.01%	328,898.36	0.05%
$70,000.01 — $ 75,000.00	1	0.00%	68,876.75	0.01%

Total	44,288	100.00%	$704,122,463.42	100.00%

(1)	Percentages may not equal 100% due to rounding.

Distribution of the Statistical Pool of Contracts
By Vehicle Make
As of the Statistical Cut-off Date

		Percent of Total	Aggregate	Percentage of Total
	Number of	Number of	Outstanding	Aggregate Outstanding
Vehicle Make	Contracts	Contracts(1)	Principal Balance	Principal Balance(1)
Chevrolet	9,333	21.07%	$146,963,158.74	20.87%
Ford	7,905	17.85%	125,005,176.56	17.75%
Dodge	5,848	13.20%	91,811,674.40	13.04%
Chrysler	3,237	7.31%	50,357,980.95	7.15%
Pontiac	3,134	7.08%	45,070,698.18	6.40%
Nissan	2,008	4.53%	35,281,932.16	5.01%
Suzuki	1,366	3.08%	22,813,086.78	3.24%
Kia	1,257	2.84%	18,862,674.31	2.68%
Hyundai	1,263	2.85%	18,655,627.63	2.65%
Jeep	996	2.25%	16,786,298.63	2.38%
GMC	693	1.56%	14,150,733.32	2.01%
Toyota	810	1.83%	13,765,809.17	1.96%
Mitsubishi	878	1.98%	13,368,879.58	1.90%
Buick	695	1.57%	10,286,367.69	1.46%
Mazda	619	1.40%	9,653,009.44	1.37%
Honda	587	1.33%	9,481,596.96	1.35%
Saturn	738	1.67%	8,976,304.37	1.27%
Mercury	611	1.38%	8,848,144.32	1.26%
Cadillac	420	0.95%	8,835,753.94	1.25%
Other (2)	1,890	4.27%	35,147,556.29	4.99%

Total	44,288	100.00%	$704,122,463.42	100.00%

(1)	Percentages may not equal 100% due to rounding.

(2)	“Other” represents those vehicle makes which individually comprise less than 1.00% of the total aggregate Principal Balance of the contracts.

Distribution of the Statistical Pool of Contracts
By Current Principal Balance
As of the Statistical Cut-off Date

		Percent of Total	Aggregate	Percentage of Total
Current Principal	Number of	Number of	Outstanding	Aggregate Outstanding
Balance	Contracts	Contracts(1)	Principal Balance	Principal Balance(1)
$ 0.01 — $ 5,000.00	239	0.54%	$803,553.64	0.11%
$ 5,000.01 — $10,000.00	4,752	10.73%	40,349,358.82	5.73%
$10,000.01 — $15,000.00	16,253	36.70%	205,529,187.01	29.19%
$15,000.01 — $20,000.00	14,936	33.72%	258,083,579.64	36.65%
$20,000.01 — $25,000.00	5,613	12.67%	123,805,294.70	17.58%
$25,000.01 — $30,000.00	1,606	3.63%	43,449,417.37	6.17%
$30,000.01 — $35,000.00	513	1.16%	16,530,543.78	2.35%
$35,000.01 — $40,000.00	196	0.44%	7,309,839.05	1.04%
$40,000.01 — $45,000.00	100	0.23%	4,209,331.14	0.60%
$45,000.01 — $50,000.00	55	0.12%	2,634,335.65	0.37%
$50,000.01 — $55,000.00	13	0.03%	672,994.53	0.10%
$55,000.01 — $60,000.00	5	0.01%	282,300.53	0.04%
$60,000.01 — $65,000.00	2	0.00%	129,485.99	0.02%
$65,000.01 — $70,000.00	5	0.01%	333,241.57	0.05%

Total	44,288	100.00%	$704,122,463.42	100.00%

(1)	Percentages may not equal 100% due to rounding.
Distribution of the Statistical Pool of Contracts
By Vehicle Type
As of the Statistical Cut-Off Date

		Percent of Total	Aggregate	Percentage of Total
	Number of	Number of	Outstanding	Aggregate Outstanding
New/Used	Contracts	Contracts(1)	Principal Balance	Principal Balance(1)
New	5,258	11.87%	$112,458,043.59	15.97%
Used	39,030	88.13%	591,664,419.83	84.03%

Total	44,288	100.00%	$704,122,463.42	100.00%

(1)	Percentages may not equal 100% due to rounding.

Distribution of the Statistical Pool of Contracts
By Original Mileage
As of the Statistical Cut-off Date

		Percent of Total	Aggregate	Percentage of Total
	Number of	Number of	Outstanding	Aggregate Outstanding
Original Mileage	Contracts	Contracts(1)	Principal Balance	Principal Balance(1)
1 — 5,000	5,520	12.46%	$117,693,030.46	16.71%
5,001 — 10,000	835	1.89%	15,067,468.42	2.14%
10,001 — 15,000	2,118	4.78%	37,202,814.28	5.28%
15,001 — 20,000	3,065	6.92%	52,344,106.20	7.43%
20,001 — 25,000	3,979	8.98%	65,264,038.59	9.27%
25,001 — 30,000	5,493	12.40%	88,681,816.90	12.59%
30,001 — 35,000	4,527	10.22%	69,077,590.52	9.81%
35,001 — 40,000	3,825	8.64%	56,219,417.84	7.98%
40,001 — 45,000	4,060	9.17%	57,642,582.44	8.19%
45,001 — 50,000	4,033	9.11%	57,092,245.86	8.11%
50,001 — 55,000	2,364	5.34%	32,514,156.81	4.62%
55,001 — 60,000	2,103	4.75%	27,813,227.77	3.95%
60,001 — 65,000	985	2.22%	12,069,561.00	1.71%
65,001 — 70,000	825	1.86%	9,728,345.02	1.38%
70,001 — 75,000	308	0.70%	3,213,197.98	0.46%
75,001 — 80,000	230	0.52%	2,309,020.36	0.33%
80,001 — 85,000	9	0.02%	85,002.80	0.01%
85,001 — 90,000	4	0.01%	43,089.51	0.01%
90,001 and greater	5	0.01%	61,750.66	0.01%

Total	44,288	100.00%	$704,122,463.42	100.00%

(1)	Percentages may not equal 100% due to rounding.

Delinquency Experience Regarding the Statistical Pool
     The servicer considers a contract delinquent when an obligor fails to pay 50% or more of the scheduled payment by the due date necessary for the contract to be considered contractually current under the servicer’s customary servicing practices. However, a contract is not considered current if the obligor makes partial payments on two consecutive due dates. The period of delinquency is based on the number of days payments are contractually past due. As of the statistical cut-off date, none of the contracts in the statistical pool were more than 30 days delinquent.
Delinquencies, Repossessions and Net Losses
     The following tables provide information relating to delinquency, repossession and credit loss experience for each period indicated with respect to all contracts originated and serviced by Santander Consumer, including as successor to Drive FS. There can be no assurance that the delinquency, repossession and credit loss experience with respect to the contracts in the contracts pool will correspond to the delinquency, repossession and credit loss experience of the contracts servicing portfolio set forth in the following tables. See “Origination and Servicing Procedures—Underwriting of the Contracts” in the accompanying prospectus.
     Pursuant to the servicer’s charge-off policy, the amount of the net loss is equal to the outstanding principal balance of the contract at the time it is charged off less: (a) the sum of the proceeds from the disposition of the financed vehicle (net of costs incurred in repossessing, storing and disposing of the financed vehicle); and (b) an estimated amount for warranty and insurance refunds to be received later. The initial net loss is subsequently adjusted, in the form of either a recovery or an additional charge-off, to reflect the actual proceeds received from rebates on the cancellation of outstanding insurance policies and/or extended service contracts.
     This information includes the experience with respect to all contracts originated and serviced by Santander Consumer as of each respective date or during each listed period. The following statistics include contracts with a variety of payment and other characteristics that may not correspond to the contracts in the contracts pool. As a result, there can be no assurance that the delinquency and credit loss experience with respect to the contracts in the contracts pool will correspond to the delinquency and credit loss experience of the contracts servicing portfolio set forth in the following tables.

Delinquency Experience

	As of December 31,
	2006		2005
	Dollars	Percent	Dollars	Percent
Principal Amount of Contracts Outstanding	$3,129,449,824		$1,739,022,502
Delinquencies(1)(2)
31-60 days	406,645,568	12.99%	199,014,957	11.44%
61-90 days	91,420,184	2.92%	59,776,275	3.44%
91 days & over	52,526,570	1.68%	32,305,217	1.86%

Total 31+ Delinquencies	$550,592,322	17.59%	$291,096,449	16.74%

Total 61+ Delinquencies	$143,946,754	4.60%	$92,081,492	5.30%

	As of December 31,
	2004		2003		2002
	Dollars	Percent	Dollars	Percent	Dollars	Percent
Principal Amount of Contracts Outstanding	$1,255,504,618		$833,336,066		$682,370,731
Delinquencies(1)(2)
31-60 days	167,250,051	13.32%	56,839,936	6.82%	28,185,511	4.13%
61-90 days	70,622,966	5.63%	14,876,163	1.79%	13,431,594	1.97%
91 days & over	22,043,964	1.76%	7,715,269	0.93%	7,868,738	1.15%

Total 31+ Delinquencies	$259,916,981	20.70%	$79,431,367	9.53%	$49,485,843	7.25%

Total 61+ Delinquencies	$92,666,930	7.38%	$22,591,432	2.71%	$21,300,332	3.12%

(1)	The servicer considers a contract delinquent when an obligor fails to pay 50% or more of the scheduled payment by the due date; however, a contract is not considered current if the obligor makes partial payments on two consecutive due dates. The period of delinquency is based on the number of days payments are contractually past due.

(2)	Delinquencies include bankruptcies and repossessions.

	Credit Loss Experience
	For the year ended December 31,
	2006	2005	2004	2003	2002

Principal Outstanding at Period End	$3,129,449,824	$1,739,022,502	$1,255,504,618	$833,336,066	$682,370,731
Average Principal Outstanding During the Period	$2,423,673,433	$1,532,228,814	$1,089,944,466	$769,094,210	$631,809,567
Number of Contracts Outstanding at Period End	234,067	149,115	117,393	78,830	61,025
Average Number of Contracts Outstanding During the Period	191,616	137,111	102,165	71,394	55,542
Number of Repossessions(1)	25,052	20,875	5,206	10,349	9,218
Number of Repossessions as a Percent of Average Number of Contracts Outstanding	13.07%	15.22%	5.10%	14.50%	16.60%
Net Losses	$213,480,225	$168,858,687	$73,683,205	$83,918,277	$67,290,684
Net Losses as a Percent of Average Principal Amount Outstanding	8.81%	11.02%	6.76%	10.91%	10.65%

(1)	Repossessions are net of redemptions. The number of repossessions includes repossessions from the outstanding portfolio and from accounts already charged-off.
     In addition to the payment and other characteristics of a pool of contracts, delinquencies and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency, repossession and credit loss experience of the contracts may differ from those shown in the tables above.
     See “The Transaction Documents” in the accompanying prospectus for additional information regarding the servicer.
Static Pool Information About Certain Previous Securitizations
     The Internet web site found at www.drivefinancial.com/staticpool/index.aspx, which we refer to as the “static pool website,” sets forth in tabular format static pool information regarding delinquencies, cumulative losses and prepayments for securitized pools of contracts originated by Santander Consumer, including as successor to Drive FS. This static pool information is presented for the securitized pool in each prior securitization sponsored by Santander Consumer, including as successor to Drive FS, during the last five years. The term “securitized pool” refers to the securitized pool of contracts as of the related cut-off date. The characteristics of each contract pool described above are based on the securitized pool of contracts as of the related cut-off date. The characteristics of the actual securitized pool may vary somewhat from the characteristics of the contracts in the statistical pool.
     The characteristics of contracts included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those contract were originated and repaid, may vary materially from the characteristics of the contracts in this contracts pool and the social, economic and other conditions existing at the time when the contracts in this contracts pool were originated and that will exist when the contracts in the current contracts pool are repaid. As a result of each of the foregoing, there can be no assurance that the performance of the prior contracts securitization transactions sponsored by Santander Consumer, including as successor to Drive FS, will correspond to or be an accurate predictor of the performance of this contracts securitization transaction.
     The static pool website includes the following summary information for each of the actual securitized pools:
•	number of pool assets;

•	original pool balance;

•	average initial loan balance;

•	weighted average interest rate;

•	weighted average original term;

•	weighted average remaining term;

•	minimum Credit Bureau Score score, maximum Credit Bureau Score score and weighted average Credit Bureau Score score;

•	product type (new/used);

•	distribution of contracts by interest rate; and

•	geographic distribution of contracts.
     The information on the static pool website will be unrestricted as to access and free of charge. The information described above will remain on the static pool website for a period of not less than five years. If a subsequent update or change is made to that information, that date of that update or change will be clearly indicated on the static pool website.
     Information on the static pool website relating to securitized pools that were established before January 1, 2006 is not deemed to be part of this prospectus supplement or the registration statement.
WEIGHTED AVERAGE LIFE OF THE NOTES
     Prepayments on contracts can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS” assumes a rate of prepayment each month which is related to the original number of contracts in a pool of contracts. ABS also assumes that all of the contracts in a pool are the same size, that all of those contracts amortize at the same rate, and that for every month that any individual contract is outstanding, payments on that particular contract will either be made as scheduled or the contract will be prepaid in full. For example, in a pool of contracts originally containing 10,000 contracts, if a 1% ABS were used, that would mean that 100 contracts would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of contracts or a prediction of the anticipated rate of prepayment on either the pool of contracts involved in this transaction or on any pool of contracts. You should not assume that the actual rate of prepayments on the contracts will be in any way related to the percentage of prepayments that was assumed for ABS.
     The tables below which are captioned “Percent of Initial Note Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:
•	the issuing entity holds 10 pools of contracts with the following characteristics:

				Original	Remaining
		Gross	Assumed	Term to	Term to
		Contract	Cut-off	Maturity	Maturity
Pool	Balance	Rate	Date	(in Months)	(in Months)
1	$10,450,619.75	23.262%	2/28/07	35	34
2	39,991,544.43	22.847%	2/28/07	48	46
3	514,775,354.21	22.025%	2/28/07	60	59
4	7,695,944.95	21.762%	2/28/07	60	55
5	21,905,342.04	20.703%	2/28/07	60	19
6	255,809,125.93	19.413%	2/28/07	70	69
7	5,422,884.24	18.657%	2/28/07	70	65
8	171,792,585.29	21.240%	3/31/07	62	62
9	171,792,585.29	21.240%	4/30/07	62	62
10	171,792,585.30	21.240%	5/31/07	62	62

Total	$1,371,428,571.43

•	all prepayments on the contracts each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	each scheduled payment on the contracts is made on the last day of each month commencing in March 2007, and each month has 30 days;

•	the initial Note Balance of each class of notes is equal to the initial Note Balance for that class of notes as set forth on the front cover of this prospectus supplement;

•	payments on the notes are paid in cash on each payment date commencing April 15, 2007, and on the 15th calendar day of each subsequent month;

•	the notes are purchased on April 4, 2007;

•	the scheduled payment for each contract was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each contract would amortize in a manner that will be sufficient to repay the contract balance of that contract by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity; and

•	all of the funds in the pre-funding account are used to purchase additional contracts.
     The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial Note Balance of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the contracts may differ materially from the assumptions used to construct the ABS Tables.
     As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:
•	multiplying the amount of each principal payment of a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related original principal balance of the note.

Percent of the Initial Note Balance at Various ABS Percentages
Class A-1 Notes

Payment Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.0%	100.0%	100.0%	100.0%
April, 2007	94.4%	92.5%	89.6%	78.1%
May, 2007	87.7%	83.6%	77.3%	63.3%
June, 2007	79.9%	73.3%	63.3%	46.1%
July, 2007	71.1%	61.6%	47.5%	26.5%
August, 2007	62.3%	50.0%	31.8%	7.2%
September, 2007	53.4%	38.4%	16.3%	0.0%
October, 2007	44.4%	26.9%	1.0%	0.0%
November, 2007	35.5%	15.3%	0.0%	0.0%
December, 2007	26.4%	3.8%	0.0%	0.0%
January, 2008	17.3%	0.0%	0.0%	0.0%
February, 2008	8.2%	0.0%	0.0%	0.0%
March, 2008	0.0%	0.0%	0.0%	0.0%
April, 2008	0.0%	0.0%	0.0%	0.0%
May, 2008	0.0%	0.0%	0.0%	0.0%
June, 2008	0.0%	0.0%	0.0%	0.0%
July, 2008	0.0%	0.0%	0.0%	0.0%
August, 2008	0.0%	0.0%	0.0%	0.0%
September, 2008	0.0%	0.0%	0.0%	0.0%
October, 2008	0.0%	0.0%	0.0%	0.0%
November, 2008	0.0%	0.0%	0.0%	0.0%
December, 2008	0.0%	0.0%	0.0%	0.0%
January, 2009	0.0%	0.0%	0.0%	0.0%
February, 2009	0.0%	0.0%	0.0%	0.0%
March, 2009	0.0%	0.0%	0.0%	0.0%
April, 2009	0.0%	0.0%	0.0%	0.0%
May, 2009	0.0%	0.0%	0.0%	0.0%
June, 2009	0.0%	0.0%	0.0%	0.0%
July, 2009	0.0%	0.0%	0.0%	0.0%
August, 2009	0.0%	0.0%	0.0%	0.0%
September, 2009	0.0%	0.0%	0.0%	0.0%
October, 2009	0.0%	0.0%	0.0%	0.0%
November, 2009	0.0%	0.0%	0.0%	0.0%
December, 2009	0.0%	0.0%	0.0%	0.0%
January, 2010	0.0%	0.0%	0.0%	0.0%
February, 2010	0.0%	0.0%	0.0%	0.0%
March, 2010	0.0%	0.0%	0.0%	0.0%
April, 2010	0.0%	0.0%	0.0%	0.0%
May, 2010	0.0%	0.0%	0.0%	0.0%
June, 2010	0.0%	0.0%	0.0%	0.0%
July, 2010	0.0%	0.0%	0.0%	0.0%
August, 2010	0.0%	0.0%	0.0%	0.0%
September, 2010	0.0%	0.0%	0.0%	0.0%
October, 2010	0.0%	0.0%	0.0%	0.0%
November, 2010	0.0%	0.0%	0.0%	0.0%
December, 2010	0.0%	0.0%	0.0%	0.0%
January, 2011	0.0%	0.0%	0.0%	0.0%
February, 2011	0.0%	0.0%	0.0%	0.0%
March, 2011	0.0%	0.0%	0.0%	0.0%
April, 2011	0.0%	0.0%	0.0%	0.0%
May, 2011	0.0%	0.0%	0.0%	0.0%
June, 2011	0.0%	0.0%	0.0%	0.0%
July, 2011	0.0%	0.0%	0.0%	0.0%
August, 2011	0.0%	0.0%	0.0%	0.0%
September, 2011	0.0%	0.0%	0.0%	0.0%
Weighted Average Life (Years) to Call	0.51	0.40	0.30	0.21
Weighted Average Life (Years) to Maturity	0.51	0.40	0.30	0.21

Percent of the Initial Note Balance at Various ABS Percentages
Class A-2 Notes

Payment Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.0%	100.0%	100.0%	100.0%
April, 2007	100.0%	100.0%	100.0%	100.0%
May, 2007	100.0%	100.0%	100.0%	100.0%
June, 2007	100.0%	100.0%	100.0%	100.0%
July, 2007	100.0%	100.0%	100.0%	100.0%
August, 2007	100.0%	100.0%	100.0%	100.0%
September, 2007	100.0%	100.0%	100.0%	92.9%
October, 2007	100.0%	100.0%	100.0%	81.5%
November, 2007	100.0%	100.0%	91.5%	70.3%
December, 2007	100.0%	100.0%	82.4%	59.2%
January, 2008	100.0%	95.4%	73.5%	48.2%
February, 2008	100.0%	88.5%	64.7%	37.4%
March, 2008	99.4%	81.7%	56.0%	26.8%
April, 2008	93.9%	74.9%	47.4%	16.2%
May, 2008	88.4%	68.1%	38.9%	5.9%
June, 2008	82.8%	61.3%	30.6%	0.0%
July, 2008	77.2%	54.6%	22.3%	0.0%
August, 2008	71.6%	47.9%	14.2%	0.0%
September, 2008	65.9%	41.2%	6.2%	0.0%
October, 2008	60.2%	34.6%	0.0%	0.0%
November, 2008	54.8%	28.2%	0.0%	0.0%
December, 2008	49.4%	21.8%	0.0%	0.0%
January, 2009	43.9%	15.5%	0.0%	0.0%
February, 2009	38.4%	9.2%	0.0%	0.0%
March, 2009	32.9%	3.0%	0.0%	0.0%
April, 2009	27.4%	0.0%	0.0%	0.0%
May, 2009	21.8%	0.0%	0.0%	0.0%
June, 2009	16.2%	0.0%	0.0%	0.0%
July, 2009	10.6%	0.0%	0.0%	0.0%
August, 2009	5.0%	0.0%	0.0%	0.0%
September, 2009	0.0%	0.0%	0.0%	0.0%
October, 2009	0.0%	0.0%	0.0%	0.0%
November, 2009	0.0%	0.0%	0.0%	0.0%
December, 2009	0.0%	0.0%	0.0%	0.0%
January, 2010	0.0%	0.0%	0.0%	0.0%
February, 2010	0.0%	0.0%	0.0%	0.0%
March, 2010	0.0%	0.0%	0.0%	0.0%
April, 2010	0.0%	0.0%	0.0%	0.0%
May, 2010	0.0%	0.0%	0.0%	0.0%
June, 2010	0.0%	0.0%	0.0%	0.0%
July, 2010	0.0%	0.0%	0.0%	0.0%
August, 2010	0.0%	0.0%	0.0%	0.0%
September, 2010	0.0%	0.0%	0.0%	0.0%
October, 2010	0.0%	0.0%	0.0%	0.0%
November, 2010	0.0%	0.0%	0.0%	0.0%
December, 2010	0.0%	0.0%	0.0%	0.0%
January, 2011	0.0%	0.0%	0.0%	0.0%
February, 2011	0.0%	0.0%	0.0%	0.0%
March, 2011	0.0%	0.0%	0.0%	0.0%
April, 2011	0.0%	0.0%	0.0%	0.0%
May, 2011	0.0%	0.0%	0.0%	0.0%
June, 2011	0.0%	0.0%	0.0%	0.0%
July, 2011	0.0%	0.0%	0.0%	0.0%
August, 2011	0.0%	0.0%	0.0%	0.0%
September, 2011	0.0%	0.0%	0.0%	0.0%
Weighted Average Life (Years) to Call	1.73	1.39	1.05	0.81
Weighted Average Life (Years) to Maturity	1.73	1.39	1.05	0.81

Percent of the Initial Note Balance at Various ABS Percentages
Class A-3 Notes

Payment Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.0%	100.0%	100.0%	100.0%
April, 2007	100.0%	100.0%	100.0%	100.0%
May, 2007	100.0%	100.0%	100.0%	100.0%
June, 2007	100.0%	100.0%	100.0%	100.0%
July, 2007	100.0%	100.0%	100.0%	100.0%
August, 2007	100.0%	100.0%	100.0%	100.0%
September, 2007	100.0%	100.0%	100.0%	100.0%
October, 2007	100.0%	100.0%	100.0%	100.0%
November, 2007	100.0%	100.0%	100.0%	100.0%
December, 2007	100.0%	100.0%	100.0%	100.0%
January, 2008	100.0%	100.0%	100.0%	100.0%
February, 2008	100.0%	100.0%	100.0%	100.0%
March, 2008	100.0%	100.0%	100.0%	100.0%
April, 2008	100.0%	100.0%	100.0%	100.0%
May, 2008	100.0%	100.0%	100.0%	100.0%
June, 2008	100.0%	100.0%	100.0%	92.0%
July, 2008	100.0%	100.0%	100.0%	73.6%
August, 2008	100.0%	100.0%	100.0%	55.4%
September, 2008	100.0%	100.0%	100.0%	37.6%
October, 2008	100.0%	100.0%	97.0%	20.1%
November, 2008	100.0%	100.0%	82.7%	2.9%
December, 2008	100.0%	100.0%	68.7%	0.0%
January, 2009	100.0%	100.0%	54.8%	0.0%
February, 2009	100.0%	100.0%	41.1%	0.0%
March, 2009	100.0%	100.0%	27.6%	0.0%
April, 2009	100.0%	94.0%	14.4%	0.0%
May, 2009	100.0%	82.6%	1.3%	0.0%
June, 2009	100.0%	71.2%	0.0%	0.0%
July, 2009	100.0%	60.0%	0.0%	0.0%
August, 2009	100.0%	48.8%	0.0%	0.0%
September, 2009	98.7%	37.6%	0.0%	0.0%
October, 2009	88.2%	26.6%	0.0%	0.0%
November, 2009	77.7%	15.6%	0.0%	0.0%
December, 2009	67.1%	4.7%	0.0%	0.0%
January, 2010	56.5%	0.0%	0.0%	0.0%
February, 2010	46.0%	0.0%	0.0%	0.0%
March, 2010	35.4%	0.0%	0.0%	0.0%
April, 2010	24.8%	0.0%	0.0%	0.0%
May, 2010	14.2%	0.0%	0.0%	0.0%
June, 2010	3.5%	0.0%	0.0%	0.0%
July, 2010	0.0%	0.0%	0.0%	0.0%
August, 2010	0.0%	0.0%	0.0%	0.0%
September, 2010	0.0%	0.0%	0.0%	0.0%
October, 2010	0.0%	0.0%	0.0%	0.0%
November, 2010	0.0%	0.0%	0.0%	0.0%
December, 2010	0.0%	0.0%	0.0%	0.0%
January, 2011	0.0%	0.0%	0.0%	0.0%
February, 2011	0.0%	0.0%	0.0%	0.0%
March, 2011	0.0%	0.0%	0.0%	0.0%
April, 2011	0.0%	0.0%	0.0%	0.0%
May, 2011	0.0%	0.0%	0.0%	0.0%
June, 2011	0.0%	0.0%	0.0%	0.0%
July, 2011	0.0%	0.0%	0.0%	0.0%
August, 2011	0.0%	0.0%	0.0%	0.0%
September, 2011	0.0%	0.0%	0.0%	0.0%
Weighted Average Life (Years) to Call	2.87	2.40	1.85	1.43
Weighted Average Life (Years) to Maturity	2.87	2.40	1.85	1.43

Percent of the Initial Note Balance at Various ABS Percentages
Class A-4 Notes

Payment Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.0%	100.0%	100.0%	100.0%
April, 2007	100.0%	100.0%	100.0%	100.0%
May, 2007	100.0%	100.0%	100.0%	100.0%
June, 2007	100.0%	100.0%	100.0%	100.0%
July, 2007	100.0%	100.0%	100.0%	100.0%
August, 2007	100.0%	100.0%	100.0%	100.0%
September, 2007	100.0%	100.0%	100.0%	100.0%
October, 2007	100.0%	100.0%	100.0%	100.0%
November, 2007	100.0%	100.0%	100.0%	100.0%
December, 2007	100.0%	100.0%	100.0%	100.0%
January, 2008	100.0%	100.0%	100.0%	100.0%
February, 2008	100.0%	100.0%	100.0%	100.0%
March, 2008	100.0%	100.0%	100.0%	100.0%
April, 2008	100.0%	100.0%	100.0%	100.0%
May, 2008	100.0%	100.0%	100.0%	100.0%
June, 2008	100.0%	100.0%	100.0%	100.0%
July, 2008	100.0%	100.0%	100.0%	100.0%
August, 2008	100.0%	100.0%	100.0%	100.0%
September, 2008	100.0%	100.0%	100.0%	100.0%
October, 2008	100.0%	100.0%	100.0%	100.0%
November, 2008	100.0%	100.0%	100.0%	100.0%
December, 2008	100.0%	100.0%	100.0%	94.5%
January, 2009	100.0%	100.0%	100.0%	88.1%
February, 2009	100.0%	100.0%	100.0%	81.7%
March, 2009	100.0%	100.0%	100.0%	75.6%
April, 2009	100.0%	100.0%	100.0%	69.5%
May, 2009	100.0%	100.0%	100.0%	63.7%
June, 2009	100.0%	100.0%	95.5%	58.0%
July, 2009	100.0%	100.0%	90.5%	52.4%
August, 2009	100.0%	100.0%	85.7%	47.0%
September, 2009	100.0%	100.0%	80.9%	41.8%
October, 2009	100.0%	100.0%	76.3%	0.0%
November, 2009	100.0%	100.0%	71.7%	0.0%
December, 2009	100.0%	100.0%	67.3%	0.0%
January, 2010	100.0%	97.6%	62.9%	0.0%
February, 2010	100.0%	93.5%	58.7%	0.0%
March, 2010	100.0%	89.3%	54.6%	0.0%
April, 2010	100.0%	85.3%	50.7%	0.0%
May, 2010	100.0%	81.2%	46.8%	0.0%
June, 2010	100.0%	77.2%	43.1%	0.0%
July, 2010	97.2%	73.2%	39.5%	0.0%
August, 2010	92.9%	69.3%	0.0%	0.0%
September, 2010	88.7%	65.4%	0.0%	0.0%
October, 2010	84.4%	61.6%	0.0%	0.0%
November, 2010	80.1%	57.8%	0.0%	0.0%
December, 2010	75.8%	54.1%	0.0%	0.0%
January, 2011	71.4%	50.4%	0.0%	0.0%
February, 2011	67.3%	46.9%	0.0%	0.0%
March, 2011	63.1%	43.4%	0.0%	0.0%
April, 2011	58.9%	40.0%	0.0%	0.0%
May, 2011	54.7%	0.0%	0.0%	0.0%
June, 2011	50.5%	0.0%	0.0%	0.0%
July, 2011	46.2%	0.0%	0.0%	0.0%
August, 2011	41.9%	0.0%	0.0%	0.0%
September, 2011	0.0%	0.0%	0.0%	0.0%
Weighted Average Life (Years) to Call	4.09	3.69	2.97	2.26
Weighted Average Life (Years) to Maturity	4.27	3.90	3.19	2.41

THE NOTES
     The following information summarizes material provisions of the notes. The following summary supplements the description of the general terms and provisions of the notes of any given series set forth in the accompanying prospectus, to which you should refer.
General
     The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders and the insurer. We will file a copy of the indenture with the Securities and Exchange Commission after we issue the notes. Each noteholder will have the right to receive payments made with respect to the contracts and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture and the sale and servicing agreement. Wells Fargo Bank, National Association will be the indenture trustee.
     All payments required to be made on the notes will be made monthly on each payment date, which will be the 15th day of each month or, if that day is not a Business Day, then the next Business Day beginning April 16, 2007.
     The indenture trustee will distribute principal of and interest on the notes on each payment date to noteholders in whose names the notes were registered on the latest record date.
     The initial Note Balance, interest rate and final scheduled payment date for each class of the notes is set forth on the cover page to this prospectus supplement.
Payments of Interest
     Interest on the Note Balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus supplement and will be due and payable monthly on each payment date. Interest will accrue during each interest accrual period at the applicable interest rate from and including the prior payment date (or from and including the closing date in the case of the first interest accrual period) to but excluding the current payment date. Interest payments on the notes will be made from the Note Distribution Account.
     Interest will accrue and will be calculated on the various classes of notes as follows:
•	Actual/360. Interest on the Class A-1 notes and the Class A-4 notes will be calculated on the basis of actual days elapsed and a 360-day year.

•	30/360. Interest on the Class A-2 notes and the Class A-3 notes will be calculated on the basis of a 360-day year of twelve 30-day months.

•	Interest Accrual Periods. Interest will accrue on the Note Balance of each class of notes from the prior payment date to but excluding the current payment date, or in the case of the first payment date, from the closing date to but excluding the first payment date. Interest due and accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).
     If the notes are in book-entry form, then interest on each note will be paid to noteholders of record of the notes as of the Business Day immediately preceding the payment date. If the notes are issued as definitive notes, then interest on each note will be paid to noteholders of record of the notes as of the close of business on the last day of the calendar month preceding each payment date. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the Note Balance of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.

     A failure of the issuing entity to pay the interest due on the notes on any payment date that continues for a period of five days or more will result in an event of default. Payment of interest on the notes by the insurer under the note policy will not constitute payment by the issuing entity. See “The Transfer Agreements and the Indenture—Events of Default.”
Payments of Principal
     On each payment date, amounts deposited into the Note Distribution Account in respect of principal (as described below under “The Transfer Agreements and the Indenture—Priority of Payments”) will be applied to make principal payments of the notes in the following order of priority:
•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full; and

•	fourth, to the Class A-4 notes, until the Class A-4 are paid in full.
     Failure to pay the Note Balance of any class of notes on its final scheduled payment date will be an event of default under the indenture. At any time after the notes have been accelerated following the occurrence of an event of default under the indenture, principal payments will be made ratably to each class of Class A notes on each payment date, based on the Note Balance of each class of Class A notes, until the Class A notes have been paid in full.
     To the extent not previously paid prior to those dates, the Note Balance of each class of notes will be payable in full on the payment date in the months specified below (each, a “final scheduled payment date”):
•	for the Class A-1 notes, April 15, 2008 payment date;

•	for the Class A-2 notes, December 15, 2010 payment date;

•	for the Class A-3 notes, September 15, 2011 payment date; and

•	for the Class A-4 notes, September 15, 2014 payment date.
Interest Rate Swap
     On the closing date, the issuing entity will enter into an “interest rate swap agreement” consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and the confirmation with the swap counterparty to hedge the floating interest rate risk on the Class A-4 notes. All terms of the interest rate swap agreement will be acceptable to each rating agency listed under “Summary of Terms—Ratings” above and the insurer. The interest rate swap for the Class A-4 notes will have an initial notional amount equal to the initial Note Balance of the Class A-4 notes on the closing date and will decrease by the amount of any principal payments on the Class A-4 notes. The notional amount of the interest rate swap at all times that the interest rate swap is in place will be equal to the Note Balance of the Class A-4 notes.
     Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the interest rate swap agreement is less than 10%.
     In general, under the interest rate swap agreement, on each payment date, the issuing entity will be obligated to pay the swap counterparty a per annum fixed rate payment based on a fixed rate of 4.7975% times the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a per annum floating rate payment based on LIBOR times the same notional amount. Payments on the interest rate swap will be exchanged on a net basis. The payment obligations of the issuing entity to the swap counterparty under the interest rate swap agreement are secured under the indenture by the same lien in favor of the indenture trustee that secures payments to the noteholders and the insurer. A Net Swap Payment made by the issuing entity ranks higher in priority than all payments on the notes. The insurer will issue the swap policy guaranteeing payment from the issuing entity to the swap counterparty of each Net Swap Payment and, under the limited circumstances described in the swap policy, Swap Termination Payments. If the insurer makes payments under the swap policy, the insurer will be subrogated (to the extent of its payments under the swap policy) to the rights of the swap counterparty to receive payments under the interest rate swap agreement.
     An event of default under the interest rate swap agreement includes, among other things:
•	failure to make payments due under the interest rate swap agreement; or

•	the occurrence of certain bankruptcy and insolvency events of the issuing entity or the swap counterparty.
     A termination event under the interest rate swap agreement includes, among other things:
•	illegality of the transactions contemplated by the interest rate swap agreement;

•	the issuing entity or any affiliate of the issuing entity amends any transaction document without the prior consent of the swap counterparty if such consent is required under the transaction documents;

•	any redemption, acceleration, auction, clean-up call or other prepayment in full, but not in part, of the notes under the indenture or any event of default under the indenture caused by the failure of the issuing entity to make a payment or maintain its solvency that results in certain rights or remedies being exercised with respect to the collateral;

•	if an event of default or termination event under the interest rate swap agreement has occurred and is continuing with respect to the issuing entity, the withdrawal or the downgrade of the financial strength rating of the insurer below certain thresholds;

•	the insurer fails to meet its payment obligations under the swap policy;

•	failure of the swap counterparty to assign the interest rate swap agreement to an eligible counterparty if it determines in good faith that it is unable to provide the financial information required by Regulation AB; or

•	failure of the swap counterparty to maintain its credit rating at certain levels required by the interest rate swap agreement, which failure may not constitute a termination event if the swap counterparty maintains certain minimum credit ratings and, among other things:
     posts collateral; or
assigns its rights and obligations under the interest rate swap agreement to a substitute swap counterparty with an acceptable rating.
     Upon the occurrence of any event of default or termination event specified in the interest rate swap agreement, the non-defaulting or non-affected party may elect to terminate the interest rate swap agreement, provided that no such termination shall occur without the insurer’s consent (other than a termination as the result of certain events of default and termination events relating to (i) the illegality of the transactions contemplated by the interest rate swap agreement, (ii) the withdrawal or downgrade of the financial strength rating of the insurer below certain thresholds, (iii) the insurer’s failure to meet its payment obligations under the swap policy and (iv) the requirement that the swap counterparty provide financial information required by Regulation AB) so long as the insurer is not in default under the swap policy. If the interest rate swap agreement is terminated due to an event of default or a termination event, a Swap Termination Payment under the interest rate swap agreement may be due to the swap counterparty by the issuing entity out of Available Funds. The amount of any Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the interest rate swap agreement, in each case in accordance with the procedures set forth in the interest rate swap agreement. Any Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial. If a replacement interest rate swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty, will be applied to any Swap Termination Payment owed to the swap counterparty, under the interest rate swap agreement to the extent not previously paid.
     For a description of the swap counterparty, see “The Swap Counterparty.”
Delivery of Notes
     The offered notes will be issued in the minimum denomination of $1,000, and in integral multiples of $1,000 in excess thereof on or about the closing date in book entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System against payment in immediately available funds.
THE TRANSFER AGREEMENTS AND THE INDENTURE
     The following information summarizes material provisions of the “contribution agreement” entered into between Santander Consumer and the depositor, the “sale and servicing agreement” entered into among the depositor, the servicer, the issuing entity and the indenture trustee, the “indenture” entered into between the issuing entity and the indenture trustee and the “administration agreement” entered into among the issuing entity, Santander Consumer and the indenture trustee. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus in the section titled “The Transaction Documents,” to which reference is hereby made. We sometimes refer to these agreements collectively as the “transfer agreements.”
Sale and Assignment of Contracts and Related Security Interests
     Under the contribution agreement, Santander Consumer will contribute, transfer, assign and otherwise convey to the depositor all of its right, title and interest in, to and under the contracts, the collections after the applicable cut-off date and the related security relating to those contracts. The contribution agreement will create a security interest in that property in favor of the depositor.
     Under the sale and servicing agreement, the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the contracts, the collections after the applicable cut-off date, the related security relating to those contracts and related property. The sale and servicing agreement will create a security interest in that property in favor of the issuing entity.
     Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee. The terms of the indenture create a perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders, the insurer and the swap counterparty.
     We will file a copy of the actual transfer agreements with the SEC after we issue the notes. This is not a complete description of the transfer agreements, and the summaries of the transfer agreements in this prospectus supplement are subject to all of the provisions of the transfer agreements.
Administration Agreement
     Santander Consumer will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement and the documents to which the issuing entity is a party and the duties and obligations of the issuing entity and the owner trustee, if any, under such documents. However, except as otherwise provided in such documents, the Administrator will have no obligation to make any payment required to be made by the issuing entity under any document to which the issuing entity is a party. The administrator will monitor the performance of the issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity’s and the owner trustee’s duties and obligations under each document to which the issuing entity is a party. In furtherance of the foregoing, the administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to such documents.
Accounts
     The issuing entity will have the following bank accounts, which will be maintained at and in the name of the indenture trustee on behalf of the noteholders and the insurer:
•	the Collection Account;

•	the Note Distribution Account;

•	the Reserve Account;

•	the Capitalized Interest Account;

•	the pre-funding account; and

•	the residual interestholder distribution account.
Deposits to the Collection Account
     Santander Consumer will be required to remit collections it receives on the contracts to the Collection Account within two business days of receipt. Pending deposit into the Collection Account, collections on the contracts may be commingled and used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. See “Risk Factors—Commingling of assets by the servicer could reduce or delay payments on the securities” in the accompanying prospectus.
     On or before each payment date, the servicer will instruct the indenture trustee to withdraw from the Reserve Account or make a draw on each reserve account letter of credit and deposit into the Collection Account the amount necessary to make the payments described under “—Reserve Amount.”
Priority of Payments
     On each payment date, except after the acceleration of the notes following an event of default, the indenture trustee, based on the servicer’s certificate, will make the following payments and deposits from Available Funds in the Collection Account (any Available Funds attributable to the reserve amount will be subject to the permitted uses described under “—Reserve Amount”) in the following amounts and order of priority:
•	first, to the backup servicer, the indenture trustee and the owner trustee, to the extent not paid by the servicer all fees, expenses and indemnities not previously paid, and to any successor servicer, any unreimbursed transition expenses; provided, however, that the expenses and indemnities shall not exceed (i) in the case of the owner trustee, $100,000 per annum; and (ii) in the case of the indenture trustee and backup servicer, $100,000, in the aggregate, per annum;

•	second, to the servicer, the servicing fee, or to any successor servicer, the successor servicing fee (including any fees not previously paid);

•	third, to the swap counterparty, the Net Swap Payment;

•	fourth, to the Note Distribution Account for distribution to the noteholders pro rata (i) the aggregate amount of interest due and accrued for the related interest period on each class of the Class A notes at their respective interest rates on the respective Note Balances as of the previous payment date after giving effect to all payments of principal to the noteholders on the preceding payment date and (ii) any Interest Carryover Shortfall ;

•	fifth, to the insurer its premium;

•	sixth, to the Note Distribution Account, the Noteholder Principal Distributable Amount, for distribution to each class of Class A notes on a sequential pay basis;

•	seventh, to the insurer, unpaid Insurer Reimbursement Obligations;

•	eighth, if a Trigger Event has occurred on or prior to such payment date and the insurer has so directed, to the Note Distribution Account for distribution to each class of Class A notes, on a sequential pay basis, until the Note Balance has been reduced to zero;

•	ninth, to the Reserve Account, the amount required to cause the reserve amount to equal the Specified Reserve Amount;

•	tenth, pro rata (i) to the swap counterparty, any Swap Termination Payments and (ii) to the insurer, any reimbursement of payments made by the insurer under the swap policy in respect of Swap Termination Payments;

•	eleventh, if directed by the insurer, from the reserve amount, if a Trigger Event has occurred on or prior to such Payment date, to the Note Distribution Account, for distribution to each class of Class A notes on a sequential pay basis, until the Note Balance has been reduced to zero;

•	twelfth, to the backup servicer, the indenture trustee and the owner trustee, any expenses and indemnities not previously paid; and

•	thirteenth, any remaining funds will be distributed to the residual interestholder.
     Upon and after any distribution to the residual interestholder of any amounts, the noteholders will not have any rights in, or claims to, those amounts.
Fees and Expenses
     The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each Payment Date as described above under “—Priority of Payments.”

Recipient	Fees and Expenses Payable *
Servicer	An amount equal to the product of: (i) one twelfth; (ii) 3.00%; and (iii) the Pool Balance as of the first day of the related Collection Period

Backup Servicer	$1,500 per data transmission

Indenture Trustee	An amount equal to the sum of: (A) the greater of (i) the product of 0.01% per annum and the sum of the Pool Balance and the amount on deposit in the pre-funding account as of the first day of the related Collection Period and (ii) $1,500 per month and (B) reasonable and necessary expenses of maintaining the collateral

Owner Trustee	$3,500 per annum plus reasonable expenses

Insurer	An amount equal to the product of: (x) 0.23% per annum and (y) the sum of the aggregate outstanding principal balance of the notes outstanding immediately prior to the related payment date

*	The fees and expenses described above do not change upon an event of default.
Indemnification of Indenture Trustee and the Owner Trustee
     Under the sale and servicing agreement, the servicer will indemnify the indenture trustee and the owner trustee against (i) any taxes (other than net income, gross receipts, franchise or other similar taxes) that may at any time be asserted against the indenture trustee and the owner trustee and (ii) any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from (x) the use, ownership or operation of a financed vehicle by the servicer or any of its affiliates, (y) the negligence, willful misconduct or bad faith of the servicer in the performance of its duties under the transfer documents to which it is a party and (z) the acceptance or performance of the trusts and duties herein contained; in each case except to the extent that such cost, expense, loss, claim, damage or liability (a) is due to the willful misconduct, bad faith, or negligence of the indenture trustee, owner trustee or backup servicer, (b) arises from the indenture trustee’s or owner trustee’s breach of any of its representations or warranties in any material respect set forth in the indenture or (c) arises out of or is incurred in connection with the performance by the indenture trustee of the duties of a successor servicer under the sale and servicing agreement. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds (subject to certain caps) as described above under “—Priority of Payments”.
     Under the trust agreement, Santander Consumer will indemnify the owner trustee from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) which may at any time be imposed on, incurred by, or asserted against the owner trustee relating to or arising out of the transaction documents, the trust estate, the administration of the trust estate or the action or inaction of the owner trustee under the trust agreement, unless due to the owner trustee’s gross negligence, willful misconduct or bad faith. To the extent that any such indemnities are not otherwise satisfied, they will be paid by the issuing entity from Available Funds (subject to certain caps) as described above under “—Priority of Payments”.
Note Distribution Account
     On each payment date, the indenture trustee will make payments of interest and principal from amounts deposited in the Note Distribution Account on that date in the order of priority above under “The Notes—Payments of Interest” and “The Notes—Payments of Principal.”

Reserve Amount
     The issuing entity is required to maintain a reserve, which may be in the form of (i) amounts on deposit in the Reserve Account, (ii) amounts available under any reserve account letter of credit or (iii) any combination of these two sources. We refer to the combination of amounts on deposit in the Reserve Account and available under any reserve account letters of credit as the “reserve amount.”
     On the closing date, the reserve amount will initially be funded by an irrevocable letter of credit (the “initial reserve account letter of credit”) issued by Wachovia Bank, National Association in an amount equal to 8.75% of the Pool Balance as of the initial cut-off date, with a term of 364 days. See “The Reserve Account Letter of Credit Bank.” After the closing date, additional letters of credit may be issued by different financial institutions which must be acceptable to the insurer.
     On each payment date, after giving effect to any withdrawals from the Reserve Account and draws on any reserve account letters of credit, if the reserve amount is less than the Specified Reserve Amount, the deficiency will be funded either by the deposit of Available Funds to the Reserve Account in accordance with the priority of payments described above or the issuance of an additional reserve account letter of credit in the same amount of Available Funds otherwise available on such Payment Date, or any combination of these sources.
     On each Funding Date, the reserve amount will be increased by an amount equal to 8.75% of the aggregate Principal Balance of the subsequent contracts as of the related Cut-Off Date, such increase to be funded either by the transfer of amounts on deposit in the pre-funding account to the Reserve Account, the issuance of an additional reserve account letter of credit, an increase in the face amount of any existing reserve account letter of credit, or any combination of these sources. On each payment date, amounts remaining in the Collection Account after the distributions under clauses first through eighth under “—Priority of Payments” above will be deposited into the Reserve Account until the reserve amount is equal to the applicable Specified Reserve Amount.
     On any payment date, to the extent that: (i) there are insufficient funds available to pay the amounts required to be paid on that payment date under clauses first through fifth and seventh described under “—Priority of Payments”; (ii) the Note Balance of the Class A notes (after taking into account all distributions of principal to be made on that payment date) exceeds the sum of the Pool Balance and the amount on deposit in the pre-funding account; or (iii) if that payment date is the final scheduled payment date for any class of Class A notes, and there are insufficient funds to pay the outstanding principal balance of that class of Class A notes (after taking into account all distributions of principal on that payment date), the reserve amount will be used to fund such shortfall.
     In addition, the reserve amount will be used to make payments in connection with any optional redemption of the notes, and after the occurrence of a Trigger Event, if directed by the insurer, the reserve amount may be used to make the payments described under clause eleventh under “—Priority of Payments.”
     The reserve amount may decrease on each payment date by withdrawals of funds to cover shortfalls in payments of certain fees, interest, principal and certain amounts owed to the insurer, and as of any payment date, may, in certain circumstances be less than the Specified Reserve Amount.
     Amounts, if any, on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the servicer in Eligible Investments. Eligible Investments are generally limited to obligations or securities that mature on or before the next payment date.
     If the reserve amount on any payment date, after giving effect to all deposits to and withdrawals from the Reserve Account and draws on each reserve account letter of credit on that payment date, is greater than the Specified Reserve Amount for that payment date, then the servicer will instruct the indenture trustee to distribute the amount of the excess to the residual interestholder, as specified under “—Priority of Payments” above or reduce the face amount of any reserve account letter of credit. See “The Reserve Account Letter of Credit Bank” in this Prospectus Supplement.

Reserve Account Letter of Credit
     Draws. With respect to a payment date, as measured on the fourth business day prior to that payment date, after giving effect to amounts on deposit in the Collection Account and the Reserve Account, if any, if (i) there are insufficient funds available to pay the amounts required to be paid on that payment date under clauses first through fifth and seventh described under “—Priority of Payments”; (ii) the Note Balance of the Class A notes (after taking into account all distributions of principal to be made on that payment date) exceeds the sum of the Pool Balance and the amount on deposit in the pre-funding account; (iii) that payment date is the final scheduled payment date for any class of Class A notes, and there are insufficient funds to pay the outstanding principal balance of that class of Class A notes (after taking into account all distributions of principal on that payment date); or (iv) a Trigger Event has occurred and the insurer directs, the indenture trustee will make a draw on the reserve account letter or letters of credit equal to such deficiency or, in the case of clause (iv), the amount necessary to reduce the Note Balance to zero, by presenting a signed credit demand certifying the amount to be drawn at each reserve account letter of credit bank’s offices.
     If there are multiple reserve account letters of credit, the indenture trustee will make a draw on each reserve account letter of credit in an amount equal to its pro rata share of the shortfall, and if a reserve account letter of credit bank fails to honor a draw request presented to it by the indenture trustee, any remaining letter of credit banks will be obligated to honor a draw request equal to the lesser of: (i) its pro rata share of the shortfall (taking into account only the non defaulting reserve account letter of credit banks); and (ii) the face amount of its reserve account letter of credit.
     Replacement of a Reserve Account Letter of Credit Bank. If, with respect to any reserve account letter of credit bank:
•	as of any date that is 30 days prior to the stated expiration date of its reserve account letter of credit, either the expiring reserve account letter of credit has not been renewed or extended or a letter of credit acceptable to the insurer in its sole discretion and in at least the same amount as the amount then available or required for drawing under the expiring reserve account letter of credit has not been delivered to the indenture trustee;

•	the indenture trustee receives notice from the insurer that the reserve account letter of credit bank has merged with, been consolidated into, or acquired by an entity not approved by the insurer in its sole discretion; or

•	30 days have elapsed since the indenture trustee received notice from the insurer that the credit rating of the reserve account letter of credit bank has been downgraded below either “A-l+” or “A” by S&P or “Prime-1” or “A2” by Moody’s (unless the indenture trustee receives notice from the insurer that such ratings have been reinstated above such level prior to the expiration of such 30-day period);
then, on the next business day, the indenture trustee shall present a draw request to that reserve account letter of credit bank in an amount equal to the maximum amount then available under its reserve account letter of credit and deposit the proceeds of that drawing, to the extent received, in the reserve account.
Pre-Funding Account
     On the closing date, $450,955,536.40 will be deposited from the proceeds of the sale of the notes into the pre-funding account which will be included in the issuing entity property. The amount deposited from the proceeds of the sale of the notes into the pre-funding account is not more than 50% of the proceeds of the offering and represents approximately 33% of the initial Pool Balance (including the expected aggregate initial Principal Balance of the subsequent contracts). In order to acquire subsequent contracts on a Funding Date, certain conditions precedent must be satisfied and the subsequent contracts must satisfy the same eligibility criteria as the contracts transferred to the issuing entity on the closing date. The amount of funds withdrawn from the pre-funding account for the acquisition of subsequent contracts on a Funding Date will be equal to the Contracts Purchase Price with respect to such subsequent contracts. The underwriting criteria for subsequent contracts are substantially the same as those for the initial contracts and thus it is expected that the characteristics of the subsequent contracts acquired through the pre-funding account will not vary materially from the characteristics of the contracts pool on the closing date.
     On the first payment date following the termination of the Funding Period, the indenture trustee will withdraw any remaining funds on deposit in the pre-funding account (excluding investment earnings or income) and deposit those amounts in the Note Distribution Account for distribution to the noteholders in sequential order of priority beginning with the Class A-1 notes, if the aggregate of those amounts is $100,000 or less. If the remaining funds in the pre-funding account exceed $100,000, the funds will be paid ratably to the noteholders.
     Amounts on deposit in the pre-funding account will be invested by the indenture trustee at the direction of the servicer in Eligible Investments and investment earnings therefrom will be deposited into the Collection Account as Available Funds on each payment date. Eligible Investments are generally limited to obligations or securities that mature on or before the next payment date.
     In connection with each purchase of subsequent contracts, officers on behalf of the servicer, the depositor and the issuing entity will certify that the requirements summarized above are met with regard to that prefunding. Neither the rating agencies listed under “Summary of Terms—Ratings” above nor any other person (other than the servicer, the depositor and the issuing entity) will provide independent verification of that certification.
     On the closing date, $7,228,065.66 will be deposited, from the net proceeds of the sale of the Class A notes, into the Capitalized Interest Account. This amount will be used on each payment date during the Funding Period to fund the difference between (i) the sum of the monthly interest cost on the amount on deposit in the pre-funding account at the weighted average interest rate on the outstanding principal balance of the Class A notes and the monthly insurance premium expense, and (ii) an assumed yield of investment earnings on the pre-funding account. On each payment date until the termination of the Funding Period, funds in the Capitalized Interest Account sufficient to pay the amount calculated above for the related payment date will be transferred to the Collection Account and applied as Available Funds. On the payment date following the end of the Funding Period, the amount remaining in the Capitalized Interest Account after paying the amount calculated above will be paid to the depositor.
Optional Redemption
     If the servicer or the depositor exercises its optional clean-up call to purchase the contracts on any payment date when the then-outstanding Pool Balance on the last day of any Collection Period has declined to 15% or less of the sum of the Original Pool Balance and the aggregate Principal Balances of all subsequent contracts, then the outstanding notes will be redeemed in whole, but not in part, on the payment date on which the servicer or the depositor exercises this option. This option is described in the prospectus under “The Transaction Documents—Termination.” The purchase price will be equal to the full amount of principal and interest due and payable on the notes and all amounts due to the insurer and the swap counterparty.
     It is expected that at the time this clean-up call option becomes available to the depositor or the servicer, or any successor to the servicer, only the Class A-4 notes will be outstanding.
Servicing Compensation and Expenses
     The servicer will be entitled to receive a servicing fee for each Collection Period. The “servicing fee” for any payment date will be an amount equal to the product of (i) one twelfth, (ii) 3.00% and (iii) the Pool Balance of the contracts as of the first day of the related Collection Period. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the Collection Account with respect to the Collection Period preceding such payment date, including funds, if any, deposited into the Collection Account and the reserve amount. The servicer will pay all expenses incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities) and will not be entitled to reimbursement of those expenses. The servicer will have no responsibility, however, to pay any losses with respect to the contracts.

Extensions of Contracts’ Final Payment Dates
     Pursuant to the sale and servicing agreement, the servicer may grant extensions, rebates, amendments, modifications or adjustments with respect to a contract so long as it does not modify the annual percentage rate or the number or amount of the scheduled payments remaining on the contract. However, a contract may only be extended if the extension (i) would not cause any payment on the contract to be due after the final scheduled payment date of the Class A-4 notes; (ii) does not precede the servicer’s receipt of at least six scheduled payments on the contract; (iii) would not cause there to be more than one extension in any 12 month period; and (iv) would not cause the contract to have been extended more than four times. The servicer may waive any late payment charge or any other fees, not including interest on the outstanding Principal Balance, that may be collected in the ordinary course of servicing a contract.
Servicer Termination Events
     The following events constitute “servicer termination events” under the sale and servicing agreement:
•	failure by the servicer to deposit to the Collection Account any amount required to be deposited in the Collection Account for one Business Day or more after the indenture trustee or the insurer notifies the servicer of the failure or an officer of the servicer discovers the failure;

•	failure by the servicer to deliver to the indenture trustee or the insurer the Servicer’s Certificate at least five Business Days before the related payment date for one Business Day or more after the indenture trustee or the insurer notifies the servicer of the failure or an officer of the servicer discovers the failure;

•	failure by the depositor or the servicer to purchase or repurchase a contract in accordance with the sale and servicing agreement for one Business Day or more after the depositor or the servicer is notified of the failure by the indenture trustee, the insurer or a majority of holders of Class A notes, or after discovery of the failure by an officer of the originator, the depositor or the servicer;

•	failure by the servicer or the depositor to duly observe or perform in any material respect any other covenants or agreements in the sale and servicing agreement or any other transaction document, which failure materially and adversely affects the rights of the issuing entity, the noteholders or the insurer in the contracts and is uncured for 30 days or more after the depositor or the servicer is notified of the failure by the indenture trustee, the insurer or a majority of holders of notes or after discovery of the failure by an officer of the depositor or the servicer;

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the servicer); or

•	the occurrence and continuation of Servicing Termination Trigger Event beyond the applicable cure period, if any.
Resignation, Removal or Replacement of the Servicer
     Upon the occurrence of a servicer termination event, the indenture trustee, acting at the direction of the Controlling Party, may terminate all of the rights and obligations of the servicer under the sale and servicing agreement. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator, each rating agency listed under “Summary of Terms—Ratings” above and the noteholders. On or after the receipt by the servicer of the written notice (unless otherwise directed by the insurer and subject to the sale and servicing agreement), all authority and power of the servicer under the sale and servicing agreement, whether with respect to the Class A notes or the contracts or otherwise, will, without further action, pass to and be vested in the backup servicer or any successor servicer appointed under the sale and servicing agreement.

     In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the issuing entity or the Controlling Party from effecting a transfer of servicing to a successor servicer.
     The servicer may not resign from the obligations and duties imposed on it by the sale and servicing agreement unless it is determined that the performance of its duties under the sale and servicing agreement are no longer permissible under applicable law. This determination will be evidenced by an opinion of counsel delivered to the indenture trustee and the insurer. The servicer’s resignation will not become effective until a successor servicer has taken the actions required by the paragraph below, has assumed the responsibilities and obligations of the predecessor servicer in accordance with the sale and servicing agreement and the Controlling Party has indicated that the successor servicer is acceptable to it. The indenture trustee will forward a copy of each notice it receives regarding replacement of the servicer to each noteholder and the rating agencies.
     The predecessor servicer will cooperate with the successor servicer and the backup servicer in terminating the responsibilities and rights of the predecessor servicer under the sale and servicing agreement, including the transfer to the backup servicer or the successor servicer of all cash amounts currently held by the predecessor servicer for deposit, or to later be received with respect to a contract, and the related accounts and records maintained by the servicer. All “transition expenses” incurred in connection with transferring the contracts to the successor servicer, converting the servicer’s data to the successor servicer’s computer systems and amending the sale and servicing agreement to reflect the replacement of the servicer will be paid by the predecessor servicer. These transition expenses may not exceed $100,000. If transition expenses are not paid to the successor servicer by the predecessor servicer, the transition expenses will be paid under clause first of the payment waterfall described above under “—Priority of Payments.” The insurer will have the option to pay the transition expenses and as long as the insurer is the Controlling Party, payment of transition expenses will constitute part of the Reimbursement Obligations due to the insurer.
Waiver of Past Servicer Termination Events
     The Controlling Party may waive any servicer termination event.
Events of Default
     The occurrence of any one of the following events will be an “event of default” under the indenture:
•	default in the payment of any interest on any note when the same becomes due and payable, and such default shall continue for a period of five days (it being understood that any payment by the insurer under the note policy will not constitute payment by the issuing entity);

•	default in the payment of the principal of or any installment of the principal of the note on the applicable final scheduled payment date (it being understood that any payment by the insurer under the note policy shall not constitute payment by the issuing entity);

•	any failure by the issuing entity to duly observe or perform in any material respect any of its other material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders or the insurer in the contracts, and which continues unremedied for 30 days after receipt by the issuing entity of written notice thereof from the indenture trustee at the direction of noteholders evidencing a majority of the Note Balance of the notes or the insurer;

•	any representation or warranty of the issuing entity made in the indenture or in any certificate the issuing entity provides proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders or the insurer in the contracts, and which failure continues unremedied for 30 days after receipt by the issuing entity of written notice thereof from the indenture trustee at the direction of noteholders evidencing a majority of the Note Balance of the notes or the insurer;

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity;

•	the occurrence of a servicer termination event; or

•	the issuing entity is treated as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes.
     The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.
Rights Upon Event of Default
     Upon the occurrence and continuation of any event of default, the indenture trustee, at the direction of the Controlling Party, will declare the principal of such notes to be immediately due and payable.
     If an event of default has occurred and is continuing, the indenture trustee may, with the consent of the Controlling Party and at the direction of the Controlling Party, will institute proceedings to collect amounts due or foreclose on issuing entity property, exercise remedies as a secured party or sell the contracts. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee, at the direction of the Controlling Party, may sell the contracts or may elect to have the issuing entity maintain possession of the contracts and apply collections as received. However, the indenture trustee is prohibited from selling the contracts following an event of default unless:
•	the insurer (so long as the insurer is the Controlling Party) consents to the sale;

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes and all amounts owing to the insurer and the swap counterparty at the date of the sale; or

•	if the insurer is not the Controlling Party, noteholders consisting of at least 66 2/3% of the Note Balance of the notes consent to the sale, and the event of default relates to a payment default and the indenture trustee determines that the collections on the contracts would not be sufficient on an ongoing basis to make all payments on the notes as such payment would have become due if the obligations had not been declared due and payable.
     If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the Controlling Party will have the right to direct the time, method and place of conducting any proceeding or remedy available to the indenture trustee, and to waive any event of default, except a default relating to a covenant or provision of the indenture that cannot be modified without the consent of the noteholders of all of the outstanding notes.
Priority of Payments Will Change Upon Events of Default that Result in Acceleration
     Following the occurrence of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes. In that instance, payments on the notes will be made from all funds available to the issuing entity in the following order of priority:
(1)	first, to the servicer, the servicing fee or to any successor servicer, the successor servicing fee; to the indenture trustee, the backup servicer and the owner trustee, its unpaid fees, expenses and indemnities to the extent not previously paid by the servicer, which in the case of the owner trustee and the backup servicer shall be limited to $100,000 per annum in the aggregate unless the insurer otherwise consents and (ii) to any successor servicer, any unpaid transition expenses up to $100,000 per annum; provided, however, that with respect to the owner trustee, such cap shall not apply to reasonable and necessary expenses of the owner trustee (including reasonable attorneys’ fees and costs) incurred by the owner trustee in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which the owner trustee is identified as a subject or named as a party and faces potential liability, censure or penalties, other than as the result of any negligence or willful misconduct of the owner trustee;

(2)	second, to the swap counterparty, the Net Swap Payment;

(3)	third, to the insurer, its premium;

(4)	fourth, to the noteholders, pro rata, the accrued Class A note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each class of the Class A notes at their respective interest rates on the Note Balances as of the previous payment date after giving effect to all payments of principal to the noteholders on the preceding payment date; and (b) any Interest Carryover Shortfall;

(5)	fifth, to the Class A-1 noteholders, Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders for payment of principal, pro rata, until all classes of the Class A notes have been paid in full;

(6)	sixth, to the insurer, the Insurer Reimbursement Obligations and any other amounts owed to the insurer not previously paid;

(7)	seventh, to the swap counterparty, all Swap Termination Payments and any other amounts payable by the issuing entity to the swap counterparty not previously paid;

(8)	eighth, to the owner trustee, the backup servicer and any successor servicer, any amounts not previously paid; and

(9)	ninth, to the residual interestholder, any funds remaining.
Controlling Party
     The insurer will generally have the right to exercise rights and remedies under the indenture and the other transaction documents and will be the controlling party so long as no Insurer Default has occurred and is continuing. In the event that an Insurer Default has occurred and is continuing, these rights will be held by the noteholders constituting not less than a majority of the Note Balance of all notes. In the event that an Insurer Default has occurred but is no longer continuing, the right to exercise rights and remedies will revert back to the insurer.
Modification of Indenture
     The indenture may be amended or supplemented under the circumstances described in the accompanying prospectus under the heading “The Indenture—Modification of Indenture.”
THE SWAP COUNTERPARTY
     Banco Santander Central Hispano, S.A. is the swap counterparty. The swap counterparty, a private law entity organized as a bank under the laws of the Kingdom of Spain, is the head of a group of subsidiaries that comprise the Santander Group. The business of the swap counterparty in the financial services area includes the operation of a network of banking organizations primarily located throughout Europe and South America.
     The long term credit rating assigned to the swap counterparty by Moody’s is currently “Aa3” and by Standard and Poor’s is currently “AA.” The short term credit rating assigned to the swap counterparty by Moody’s is currently “P-1” and by Standard and Poor’s is currently “A-1+”. The ratings reflect the respective rating agency’s current assessment of the creditworthiness of the swap counterparty and may be subject to revision or withdrawal at any time by the rating agencies.
     Upon the occurrence of an event of default or termination event specified in the interest rate swap agreement, the interest rate swap agreement may be replaced with a replacement interest rate swap agreement as described above under “The Notes—Interest Rate Swap.”

THE RESERVE ACCOUNT LETTER OF CREDIT BANK
     Wachovia Bank, National Association is the reserve account letter of credit bank with respect to the initial reserve account letter of credit. It is organized as a national banking association under the laws of the United States. As of the date of this prospectus supplement, Wachovia Bank, National Association has long-term debt ratings from Standard & Poor’s, Fitch, Inc. and Moody’s Investors Service of “AA”, “AA-”- and “Aa1”, respectively, and short-term debt ratings from Standard & Poor’s, Fitch, Inc. and Moody’s Investors Service of “A-1+”, “F1+” and “P-1”, respectively. The ratings reflect the respective rating agency’s current assessment of the creditworthiness of the reserve account letter of credit bank and may be subject to revision or withdrawal at any time by the rating agencies. The reserve account letter of credit bank will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of the most recent audited annual financial statements of Wachovia Corporation, the parent company of the reserve account letter of credit bank. Requests for such information should be directed to Wachovia Corporation—Investor Relations, (704) 374-6782 or in writing at Wachovia Corporation, Investor Relations, 301 South College Street, Charlotte, NC 28288-0206.
     The reserve account letter of credit bank has not participated in the preparation of this prospectus supplement and has not reviewed and is not responsible for any information or disclosure contained herein, or omitted herefrom, other than the information contained in the immediately preceding paragraph. In addition, the reserve account letter of credit bank makes no representation regarding the notes or the advisability of investing in the notes.
     The reserve account letter of credit bank may be replaced with a replacement reserve account letter of credit bank as described under “The Transfer Agreements and the Indenture—Reserve Account Letter of Credit—Replacement of a Reserve Account Letter of Credit Bank.”
     Based on a reasonable good faith estimate of maximum probable exposure, the reserve account letter of credit bank is not liable or contingently liable to provide payments representing more than 10% of the cash flow supporting the notes.
THE NOTE POLICY AND THE INSURER
     The insurer has supplied the following information for inclusion in this prospectus supplement. The insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein or omitted herefrom, other than with respect to the accuracy of the information regarding the note policy and the insurer set forth under the heading “THE NOTE POLICY AND THE INSURER” in this prospectus supplement. Additionally, the insurer makes no representations regarding the notes or the advisability of investing in the notes.
The Note Policy
     The following summary of the provisions of the note policy does not purport to be complete and is qualified in its entirety by reference to the note policy.
     The insurer, in consideration of the right of the insurer to receive monthly premiums pursuant to the sale and servicing agreement and the insurance agreement referred to therein, and subject to the terms of the note policy, unconditionally and irrevocably agrees to pay each Insured Payment, to the extent set forth in the sale and servicing agreement, to the indenture trustee or its successor, as indenture trustee for the Holders of the notes, except as otherwise provided in the note policy with respect to Preference Amounts.
     Capitalized terms used and not otherwise defined in the note policy shall have the respective meanings assigned to such terms in the sale and servicing agreement as in effect and executed on the date of the note policy, without giving effect to any subsequent amendments or modifications thereto unless such amendments or modifications have been approved in writing by the insurer.

     For the purposes of the note policy, the following terms used herein shall have the meanings assigned below.
     “Insured Payment” means (1) with respect to any payment date, any Deficiency Amount for such payment date and the notes and (2) with respect to any day, any Preference Amount to be paid pursuant to the terms of the note policy in respect of the notes.
     “Deficiency Amount” means, with respect to any payment date, an amount, if any, equal to the sum of:
(1)	the amount by which (A) the accrued note interest (not including any Interest Carryover Shortfall that the insurer has made Insured Payments in respect of on a prior payment date) exceeds (B) the amount of Available Funds available to make such payments with respect to such payment date; and

(2)	(i) the excess, if any, of the aggregate note balance of the notes (after giving effect to all principal payments to be made on such payment date) over the sum of (x) the Pool Balance and (y) amounts, if any, on deposit in the pre-funding account as of the end of the related Collection Period, and (ii) without duplication of any amounts payable in the preceding clause (i), if such payment date is a final scheduled payment date with respect to any class of notes, the outstanding principal balance of such class of notes on such final scheduled payment date, after giving effect to all payments of principal on such class of notes from all sources other than the note policy.
     Deficiency Amount shall be determined in accordance with the original terms of the notes when issued and without regard to any subsequent amendment or modification of the notes that has not been consented to in writing by the insurer.
     The insurer will pay a Deficiency Amount with respect to the notes by 12:00 noon (New York City time) in immediately available funds to the indenture trustee on the later of (i) the second Business Day following the Business Day on which the insurer shall have received Notice that a Deficiency Amount is due in respect of the notes and (ii) the payment date on which the related Deficiency Amount is payable to the Holders of the notes pursuant to the sale and servicing agreement, for disbursement to the Holders of the notes in the same manner as other payments with respect to the notes are required to be made. Any Notice received by the insurer after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by the insurer on the next succeeding Business Day.
     Upon the payment of any Insured Payment under the note policy, the insurer shall be fully subrogated to the rights of the Holders of the notes to receive the amount so paid. The insurer’s obligations with respect to the notes under the note policy with respect to each payment date shall be discharged to the extent funds consisting of the related Deficiency Amount are received by the indenture trustee on behalf of the Holders of the notes for payment to such Holders of the notes, as provided in the sale and servicing agreement and in the note policy, whether or not such funds are properly applied by the indenture trustee.
     If any portion or all of any amount that is insured under the note policy that was previously paid to a Holder of notes is recoverable and sought to be recovered from such Holder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a “Final Order”) (such recovered amount, a “Preference Amount”), the insurer will pay on the guarantee described in the first paragraph of the note policy, an amount equal to each such Preference Amount by 12:00 noon on the fourth Business Day following receipt by the insurer on a Business Day of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to the insurer that the order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the insurer, irrevocably assigning to the insurer all rights and claims of the indenture trustee and/or such Holder of the notes relating to or arising under such Preference Amount and constituting an appropriate instrument, in form satisfactory to the insurer, appointing the insurer as the agent of the indenture trustee and/or such Holder in respect of such Preference Amount, including without limitation in any legal proceeding related to such Preference Amount, and (z) a Notice appropriately completed and executed by the indenture trustee or such Holder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the indenture trustee or Holder of the notes directly (unless the Holder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such Final Order in which case payment shall be made to the indenture trustee for payment to the Holder upon delivery of proof of such payment reasonably satisfactory to the insurer).
     Notwithstanding the foregoing, in no event shall the insurer be (i) required to make any payment under the note policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the insurer under the note policy, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any notes, prior to the time the insurer otherwise would have been required to make a payment in respect of such principal, in which case the insurer shall pay the balance of the Preference Amount when such amount otherwise would have been required.
     Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by the insurer after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by the insurer on the next succeeding Business Day. If any Notice received by the insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the note policy, it will be deemed not to have been received by the insurer, and the insurer will promptly so advise the indenture trustee, and the indenture trustee may submit an amended Notice. All payments made by the insurer under the note policy in respect of Preference Amounts will be made with the insurer’s own funds.
     The note policy is non-cancelable for any reason, including nonpayment of any premium. The premium on the note policy is not refundable for any reason, including the payment of any notes prior to their respective maturities. The note policy shall expire and terminate without any action on the part of the insurer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the notes shall have been paid in full and (ii) if any proceeding referenced in the third preceding paragraph has been commenced on or prior to the date specified in clause (i) above, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.
     The note policy does not guarantee to the Holders of the notes any particular rate of principal payment. In addition, the note policy does not cover shortfalls, if any, attributable to the liability of the issuing entity or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The note policy also does not cover the failure of the indenture trustee to make any payment required under the sale and servicing agreement or the indenture to the Holder of a note.
     A monthly premium shall be due and payable in arrears as provided in the sale and servicing agreement and the insurance agreement.
     The note policy is subject to and shall be governed by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. The proper venue for any action or proceeding on the note policy shall be the County of New York, State of New York.
     THE INSURANCE PROVIDED BY THE NOTE POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).
     To the fullest extent permitted by applicable law, the insurer waives and agrees in the note policy not to assert, solely for the benefit of the Holders of the notes, all defenses, set-offs and counterclaims of any kind (including, without limitation, the defense of fraud in inducement or fact, any defense based on any duty claimed to arise from the doctrine of “utmost good faith” or any similar or related doctrine or any other circumstances that would have the effect of discharging a surety, guarantor or any other person in law or in equity) that the insurer otherwise might have asserted as a defense to its obligation to pay in full any amounts that have become due and payable in accordance with the terms and conditions of the note policy. Nothing in this paragraph, however, shall be deemed to constitute a waiver of any rights, remedies, claims or counterclaims that the insurer may have with respect to the issuing entity, Santander Drive Auto Receivables LLC, Santander Consumer USA Inc. or any of their respective affiliates, whether acquired by subrogation, assignment or otherwise.

     “Notice” means a written notice in the form of Exhibit A to the note policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the indenture trustee to the insurer specifying the information set forth therein. “Holder” means, as to a particular note, the person, other than the issuer, the seller, the originator, the servicer or any subservicer, who, on the applicable payment date, is entitled under the terms of such note to a payment thereon.
     In the event that payments under any note are accelerated, nothing in the note policy shall obligate the insurer to make any payment of principal or interest on such note on an accelerated basis, unless such acceleration of payment by the insurer is at the sole option of the insurer; it being understood that a redemption of any notes pursuant to the indenture does not constitute acceleration for the purposes thereof.
The Insurer
     The insurer is a New York stock insurance corporation that writes financial guaranty insurance in respect of public finance and structured finance obligations and other financial obligations, including credit default swaps. The insurer is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and the United Kingdom.
     The insurer is a direct, wholly owned subsidiary of FGIC Corporation, a Delaware corporation. At December 31, 2006, the principal owners of FGIC Corporation and the approximate percentage of its outstanding common stock owned by each were as follows: The PMI Group, Inc. – 42%; affiliates of the Blackstone Group L.P. – 23%; and affiliates of the Cypress Group L.L.C. – 23%. Neither FGIC Corporation nor any of its stockholders or affiliates is obligated to pay any debts of the insurer or any claims under any insurance policy, including the note policy, issued by the insurer.
     The insurer is subject to the insurance laws and regulations of the State of New York, where the insurer is domiciled, including New York’s comprehensive financial guaranty insurance law. That law, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance (and related lines); requires that each financial guaranty insurer maintain a minimum surplus to policyholders; establishes limits on the aggregate net amount of exposure that may be retained in respect of a particular issuer or revenue source (known as single risk limits) and on the aggregate net amount of exposure that may be retained in respect of particular types of risk as compared to the policyholders’ surplus (known as aggregate risk limits); and establishes contingency, loss and unearned premium reserve requirements. In addition, the insurer is also subject to the applicable insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction.
     The following table sets forth the capitalization of the insurer and subsidiaries as of December 31, 2006 and December 31, 2005, on the basis of U.S. generally accepted accounting principles (“GAAP”).

Financial Guaranty Insurance Company and Subsidiaries
CONSOLIDATED CAPITALIZATION TABLE
(Dollars in Millions)

	December 31,	December 31,
	2006	2005
Unearned Premiums	$1,348	$1,201
Other Liabilities	960	144

Total Liabilities	2,308	1,345

Stockholder’s Equity
Common Stock	15	15
Additional Paid-in Capital	1,902	1,895
Accumulated Other Comprehensive Income (Loss), net of tax	6	(14)
Retained Earnings	715	471

Total Stockholder’s Equity	2,638	2,367

Total Liabilities and Stockholder’s Equity	$4,946	$3,712

     The audited consolidated balance sheets of the insurer and subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of income, stockholder’s equity and cash flows and the accompanying notes thereto for each of the three years in the period ended December 31, 2006, are included as Exhibit 99.1 to the Current Report on Form 8-K filed by the depositor on or about March 30, 2007 (SEC file number 33-139609) in connection with the registration statement of which this prospectus supplement is a part. Those financial statements are hereby incorporated by reference in this prospectus supplement. Any statement contained herein under the heading “The Note Policy and The Insurer” or in Exhibit 99.1 shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this prospectus supplement with the approval of the insurer, and shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
     All financial statements of the insurer (if any) included in documents filed by the depositor with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.
     The New York State Insurance Department recognizes only statutory accounting practices (“SAP”) for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. Although the insurer prepares both GAAP and SAP financial statements, no consideration is given by the New York State Insurance Department to financial statements prepared in accordance with GAAP in making such determinations. A discussion of the principal differences between SAP and GAAP is contained in the notes to the insurer’s audited SAP financial statements.
     Copies of the insurer’s most recently published GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The insurer’s telephone number is (212) 312-3000.
     Neither the insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, the prospectus, the prospectus supplement or any information or disclosure that is provided to potential purchasers of the Class A notes, or omitted from such disclosure, other than with respect to the accuracy of information regarding the insurer and the Policy set forth under the heading “The Note Policy and the Insurer” herein. In addition, the insurer makes no representation regarding the Class A notes or the advisability of investing in the Class A notes.

Recent Developments
     On November 15, 2006, the insurer received a subpoena from the Antitrust Division of the U.S. Department of Justice. Based upon press reports, the insurer believes that the subpoena relates to an ongoing criminal investigation of alleged bid rigging of awards of municipal guaranteed investment contracts (“Municipal GICs”) and that several other companies (including other financial guarantors) have received similar subpoenas. Until December 18, 2003, when the insurer was acquired from General Electric Capital Corporation (“GE Capital”) by its current owners, the insurer was affiliated with certain companies (the “Former Affiliates”) that provided Municipal GICs. The Former Affiliates remained a part of GE Capital after the acquisition of the insurer, and the outstanding Municipal GICs remained with the Former Affiliates. The subpoena contains no allegations or statements concerning the activities of the insurer. The insurer intends to cooperate fully with the investigation.
The Insurer’s Credit Ratings
     The financial strength of the insurer is rated “AAA” by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., “Aaa” by Moody’s Investors Service, and “AAA” by Fitch Ratings. Each rating of the insurer should be evaluated independently. The ratings reflect the respective ratings agencies’ current assessments of the insurance financial strength of the insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Class A notes, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A notes. The insurer does not guarantee the market price or investment value of the Class A notes nor does it guarantee that the ratings on the Class A notes will not be revised or withdrawn.
EXPERTS
     The consolidated financial statements of Financial Guaranty Insurance Company and subsidiaries as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, appearing in the Form 8-K of the depositor, which are incorporated by reference, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
LEGAL INVESTMENT
     The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
     Dechert LLP is of the opinion that:
•	based on the terms of the notes and the transactions relating to the contracts as set forth herein, the Class A notes will be characterized as indebtedness for federal income tax purposes; and

•	based on the applicable provisions of the trust agreement and related documents, for federal income tax purposes, the issuing entity will not be classified as an association taxable as a corporation and the issuing entity will not be treated as a publicly traded partnership taxable as a corporation.
     The issuing entity will be treated as a Tax Non-Entity. See “Material Federal Income Tax Consequences” in the accompanying prospectus.
     The Class A notes will not be issued with original issue discount. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

STATE AND LOCAL TAX CONSEQUENCES
     The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. Investors should consult their own tax advisors regarding state and local tax consequences.
CERTAIN ERISA CONSIDERATIONS
     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) impose certain duties on and restrict certain transactions by employee benefit plans that are subject to Title I of ERISA, plans subject to Section 4975 of the Code, and entities the underlying assets of which are deemed to include assets of any such plan (collectively, “regulated plans”) and on persons who are fiduciaries of such regulated plans with respect to the investment of plan assets. Governmental plans, certain church plans, and other plans that are not subject to Title I of ERISA or Section 4975 of the Code nonetheless may be subject to laws substantively similar to Title I of ERISA or Section 4975 of the Code (“similar law”). Any fiduciary or other person making a decision to invest assets of a regulated plan or a plan subject to similar law in the notes should review carefully with their legal advisers whether the acquisition or holding of the notes could constitute or give rise to a nonexempt prohibited transaction under ERISA or the Code, a violation of ERISA fiduciary duties, or a violation of similar law, as discussed below. A violation of the prohibited transaction rules may result in imposition of an excise tax or other penalties or liabilities under ERISA and the Code.
     Section 406 of ERISA prohibits plans to which it applies from engaging in transactions described therein, and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975(c) of the Code (“prohibited transactions”). The prohibited transactions described in these provisions are transactions that involve the assets of a regulated plan, and to which a person related to the plan (a “party in interest” as defined in ERISA or a “disqualified person” as defined in the Code) is a party. For example, the acquisition or holding of the notes by or on behalf of a regulated plan could be considered to constitute or give rise to a prohibited transaction if persons such as the trustees or the issuer or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to the regulated plan, unless an exemption from the prohibited transaction rules applies.
     Additional ERISA considerations may apply if the notes are treated as an equity investment for purposes of ERISA. In that event, a regulated plan’s investment in the notes may cause the assets of the issuer to be deemed to be assets of an investing ERISA plan for purposes of Sections 404 and 406 of ERISA and Section 4975 of the Code. In such event, ERISA’s fiduciary standards might apply to actions involving the issuer’s assets, and any transactions involving the issuer or its assets could be deemed to be transactions to which the restrictions of Section 406 of ERISA and the taxes and other penalties imposed under Section 4975 of the Code might apply. Under 29 C.F.R. Section 2510.3-101 of the regulations issued by the United States Department of Labor and Section 3(42) of ERISA (the “plan asset regulation”), when a plan to which the plan asset regulation applies acquires an equity interest in an entity, the plan’s assets include the investment in the entity and, unless one of certain exceptions in the plan asset regulation applies, an undivided interest in each asset of the entity in which the investment is made. The plan asset regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be “equity interests” under the plan asset regulation. While there is no clear guidance as to how the notes would be treated under the plan asset regulation, the issuer believes that the notes would be treated as indebtedness without substantial equity features for purposes of the plan asset regulation. This determination is based in part upon the traditional debt features of such notes, including the reasonable expectation of purchasers of the notes that such notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. Fiduciaries of regulated plans considering acquisition of the notes should make their own determination that, as of the date of acquisition, such notes would be considered indebtedness without substantial equity features.
     Regardless whether the notes are treated as debt or equity for purposes of ERISA, the acquisition or holding of notes by or on behalf of a regulated plan could still be considered to give rise to a prohibited transaction if the indenture trustee, any underwriter or any of their respective Affiliates is or becomes a party in interest or a disqualified person with respect to such regulated plan or in the event that a subsequent transfer of a note is between a regulated plan and a party in interest or disqualified person with respect to such plan. However, one or more exemptions may be available with respect to certain of the prohibited transaction rules under ERISA and the Code depending in part upon the type of plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to: (a) PTCE 96-23, regarding investments determined by in-house asset managers; (b) PTCE 95-60, regarding investments by insurance company general accounts; (c) PTCE 91-38, regarding investments by bank collective investment funds; (d) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (e) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers; and (f) Section 408(17) of ERISA and Section 4975(d)(20) of the Code, regarding transactions with non-fiduciary service providers to regulated plans. Before purchasing notes, a regulated plan fiduciary should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a note should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.
     By acquiring a note, each purchaser or transferee will be required or deemed to represent based upon its own independent determination either (i) that it is not, and is not directly or indirectly acquiring the note for, on behalf of or with any assets of, a regulated plan or a plan or other arrangement subject to similar law or (ii) its acquisition and holding of such note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of similar law.
     Any plan fiduciary considering the purchase of notes should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and any similar law to such investment.
     See “Certain ERISA Considerations” in the accompanying prospectus for additional considerations applicable to regulated plans that are considering an investment in the notes.
UNDERWRITING
     Subject to the terms and conditions set forth in the underwriting agreement relating to the Class A notes, the depositor has agreed to sell to the underwriters, and the underwriters severally have agreed to purchase the Class A notes, subject to the satisfaction of certain conditions precedent.

	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of
	Class A-1	Class A-2	Class A-3	Class A-4
Underwriters	Notes	Notes	Notes	Notes
Wachovia Capital Markets, LLC	$178,500,000	$246,500,000	$134,125,000	$459,225,000
Guzman & Company	5,100,000	8,500,000	4,625,000	11,775,000
UBS Securities LLC	20,400,000	85,000,000	46,250,000	0

Total	$204,000,000	$340,000,000	$185,000,000	$471,000,000

     The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial Note Balance of the related class of the Class A notes and as an aggregate dollar amount, shall be as follows:

	Selling Concessions	Reallowance not to
	not to exceed	exceed
Class A-1 Notes	0.065%	0.033%
Class A-2 Notes	0.095%	0.048%
Class A-3 Notes	0.115%	0.058%
Class A-4 Notes	0.120%	0.060%
     Until the distribution of the Class A notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Class A notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Class A notes.
     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Class A notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Class A notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the Class A notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Class A notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.
     Santander Consumer and the depositor have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.
     In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates.
     As discussed under “Use of Proceeds” above, the depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including warehouse debt secured by the contracts prior to their contribution to the issuing entity. One or more of the underwriters, the indenture trustee, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, have acted as a warehouse lender to its affiliates, and will receive a portion of the proceeds as a repayment of the warehouse debt.
     The administrator, on behalf of the issuing entity, may from time to time invest the funds in accounts and Eligible Investments acquired from the underwriters or their affiliates.
     The Class A notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the Class A notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the Class A notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the Class A notes.
     The depositor will receive aggregate proceeds of approximately $1,197,911,414 from the sale of the Class A notes (representing 99.825951% of the initial Note Balance of the Class A notes) after paying the aggregate underwriting discount of $2,043,950 on the Class A notes. Additional offering expenses are estimated to be $1,000,000.

Reinsurance
     The insurer may enter into reinsurance arrangements which may include reinsurance arrangements with Blue Point Re Limited. Blue Point Re Limited, a financial guaranty reinsurer organized under the laws of Bermuda, is a wholly-owned indirect subsidiary of Wachovia Corporation and an affiliate of Wachovia Capital Markets, LLC and Wachovia Bank, National Association.
Offering Restrictions
United Kingdom
     Each underwriter has severally represented to and agreed with the issuing entity that:
•	it has not offered or sold, and prior to the date which is six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the “Regulations”), and the FSMA;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity and shall procure that the notes are not offered or sold in the United Kingdom other than to persons authorized under the FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to persons qualifying as high net worth persons under Article 49 of that Order or, if distributed in the United Kingdom by authorized persons, only to persons qualifying as investment professionals under Article 14 of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (“CIS Order”) or to persons qualifying as high net worth persons under Article 22 of the CIS Order or to any other person to whom the notes may otherwise lawfully be offered or to whom an invitation or inducement to engage in investment activity in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated; and

•	it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
European Economic Area
     In relation to each member state of the European economic area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), each underwriter has represented and agreed, and each further dealer appointed under the program will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “Relevant Implementation Date”) it has not made and will not make an offer of the notes to the public in that relevant member state prior to the publication of a prospectus in relation to the notes offered hereby which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of the notes to the public in that relevant member state at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in notes;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated financial statements; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes offered hereby, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means directive 2003/71/ec and includes any relevant implementing measure in each relevant member state.
FORWARD-LOOKING STATEMENTS
     This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of Santander Consumer, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.
     Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of Santander Consumer, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
LEGAL PROCEEDINGS
     There are no material legal or governmental proceedings pending against the sponsor, depositor, issuing entity, servicer or originator, or of which any property of the foregoing is the subject. Santander Consumer is currently party to various legal proceedings arising from time to time in the ordinary course of its business, some of which purport to be class actions. Based on information currently available, it is the opinion of Santander Consumer that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on its ability to perform its obligations in relation to the contracts. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Santander Consumer. Any such unfavorable outcome could adversely affect the ability of Santander Consumer to perform its obligations with respect to the contracts and potentially lead to the replacement of Santander Consumer with a successor servicer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     In the ordinary course of business from time to time, Santander Consumer and its affiliates have business relationships and agreements with affiliates of the owner trustee, the indenture trustee , the insurer, the initial reserve account letter of credit bank, including commercial banking, committed credit facilities, underwriting agreements, hedging agreements and financial advisory services, all on arm’s length terms and conditions.
     The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity, the trustee or the backup servicer. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the trustee, the backup servicer or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of contracts.
     The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the owner trustee or affiliates of any of them, that are distinct from its role as trustee, including transactions both related and unrelated to the securitization of contracts.
     The sponsor and the depositor are affiliates and also engage in other transactions with each other involving securitizations and sales of contracts.
     The initial reserve account letter of credit bank is not an affiliate of the depositor, the sponsor, the servicer, the issuing entity, the owner trustee, the indenture trustee or the backup servicer. However, the initial reserve account letter of credit bank and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the owner trustee, the indenture trustee, the backup servicer or affiliates of any of them, that are distinct from its role as initial reserve account letter of credit bank, including transactions both related and unrelated to the securitization of motor vehicle retail installment sales contracts.
     Banco Santander Central Hispano, S.A., an affiliate of the issuing entity, the servicer and the sponsor will be the swap counterparty. The issuing entity may, after the closing date, obtain a reserve account letter of credit from Banco Santander Central Hispano, S.A.
LEGAL MATTERS
     Certain legal matters relating to the issuance and sale of the notes will be passed upon for the originator, the depositor and the servicer by Cowles & Thompson P.C. Certain bankruptcy, federal income tax and other matters will be passed upon for the depositor and the originator by Dechert LLP. Certain legal opinions with respect to the notes will be given for the Underwriters by Dechert LLP.

GLOSSARY
     “Available Funds” means, as of any payment date and for the related Collection Period: (i) Contract Scheduled Payments (including Modified Contract Scheduled Payments) received by the servicer; partial and full prepayments received by the servicer; and Recoveries (including Liquidation Proceeds); (ii) the reserve amount; (iii) amounts on deposit in the Collection Account (including amounts released from the Capitalized Interest Account in accordance with the sale and servicing agreement and amounts deposited by the depositor or the servicer in connection with an optional redemption of the notes); (iv) interest, if any, earned on funds held in the Reserve Account, pre-funding account, Capitalized Interest Account and Collection Account; (v) amounts paid by the servicer or the depositor relating to purchases or repurchases by the depositor of the servicer required under the transaction documents as of the last day of the related Collection Period; (vi) the Net Swap Receipts (excluding Swap Termination Payments received from the swap counterparty and deposited into the swap termination payment account); (vii) amounts on deposit in the swap termination payment account that exceed the cost of entering into a replacement interest rate swap agreement or any amounts on deposit in the swap termination payment account if the issuing entity determines with the consent of the insurer (so long as the insurer is the Controlling Party) not to replace the initial interest rate swap agreement; (viii) the amount by which any amounts received from a replacement swap counterparty in consideration for entering into a replacement swap agreement exceeds the payments due to the swap counterparty due to the termination of the interest rate swap agreement following an event of default or termination event under the interest rate swap agreement; and (ix) proceeds from any insurance policies related to the contracts or financed vehicles.
     “Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions or trust companies located in the States of California, Delaware, Minnesota, Texas or New York are authorized or obligated by law, executive order, or governmental decree to be closed.
     “Capitalized Interest Account” means the account established at the indenture trustee in the name of the issuing entity for the benefit of the noteholders and the insurer.
     “Charged-Off Contract” means a contract which has been charged-off by the servicer in accordance with its charge-off policy.
     “Class A-1 Note Balance” means, at any time, $204,000,000, reduced by all payments of principal made prior to such time on the Class A-1 notes.
     “Class A-2 Note Balance” means, at any time, $340,000,000, reduced by all payments of principal made prior to such time on the Class A-2 notes.
     “Class A-3 Note Balance” means, at any time, $185,000,000, reduced by all payments of principal made prior to such time on the Class A-3 notes.
     “Class A-4 Note Balance” means, at any time, $471,000,000, reduced by all payments of principal made prior to such time on the Class A-4 notes.
     “Collection Account” means an account, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the contracts.
     “Collection Period” means, with respect to each payment date, the preceding calendar month. Any amount stated “as of the close of business on the last day of a Collection Period” shall give effect to all collections, charge-offs and other account activity during such Collection Period.
     “Contract Scheduled Payment” on a contract means that portion of the payment required to be made by the obligor during the respective Collection Period sufficient to amortize its Principal Balance under the simple interest method over the term of the contract and to provide interest at the annual percentage rate.

     “Contracts Purchase Price” means, with respect to any contract, approximately 87.50% (but in no event to exceed 100%) of the aggregate Principal Balance of those contracts as of the related Cut-Off Date.
     “Controlling Party” means the insurer, so long as no Insurer Default has occurred and is continuing, and the indenture trustee at the direction of the holders of a majority of the Class A notes, in the event that an insurer default has occurred and is continuing.
     “Cut-Off Date” means, (i) with respect to the statistical information contained in this prospectus supplement, February 19, 2007, (referred to as the “statistical cut-off date”), (ii) with respect to the contracts transferred on the closing date, February 28, 2007 (referred to as the “initial cut-off date”) and (iii) with respect to the subsequent contracts transferred to the issuing entity on any Funding Date, the date specified on the notice relating to that Funding Date (referred to as a “subsequent cut-off date”).
     “Eligible Investments” means any one or more of the following types of investments:
•	direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and (b) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are rated “AAA” by Standard & Poor’s and “Aaa” by Moody’s;

•	demand or time deposits in, certificates of deposit of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any state and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the indenture trustee or any agent of the indenture trustee acting in their respective commercial capacities); provided that the commercial paper or other short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated “A-1+” by Standard & Poor’s and “Prime-1” by Moody’s;

•	repurchase obligations pursuant to a written agreement (a) with respect to any obligation described in clause (i) above, where the indenture trustee has taken actual or constructive delivery of such obligation, and (b) entered into with a depository institution or trust company organized under the laws of the United States or any state thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated “A-1+” by Standard & Poor’s and “Prime-1” by Moody’s (including, if applicable, the indenture trustee or any agent of the indenture trustee acting in their respective commercial capacities);

•	non-convertible debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state whose long-term unsecured debt obligations are rated “AAA” by Standard & Poor’s and “Aaa” by Moody’s at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that an investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held as part of the related account to exceed 10% of the Eligible Investments held in the related account (with Eligible Investments held in the related account valued at par);

•	commercial paper that (a) is payable in United States dollars and (b) is rated at least “A-1+” by Standard & Poor’s and “Prime-1” by Moody’s;

•	any money market fund that has been rated “Aaa” by Moody’s and “AAAm” or “AAAm-G” by Standard & Poor’s and numerical gradations within such rating category (or the equivalent long-term rating of such rating agency) for such money market funds; and

•	any other demand or time deposit, obligation, security or investment as may be acceptable to the rating agencies and the Controlling Party.
     “Funding Date” means each date (but not more than once per week) after the closing date on which subsequent contracts are purchased by the issuing entity.
     “Funding Period” means the period from the closing date until the earliest of (1) six full calendar months following the closing date; (2) the date the amount in the pre-funding account is $100,000 or less; and (3) the occurrence of an event of default under the indenture.
     “Insurer Reimbursement Obligations” means the sum of (a) the aggregate unreimbursed amount of any payments made by the insurer under the note policy and the swap policy (excluding reimbursements for Swap Termination Payments made under the swap policy), together with interest on such amount from the date of payment by the insurer until paid in full at a rate of interest equal to the late payment rate (as defined in the insurance agreement), (b) all costs and expenses of the insurer in connection with any action, proceeding or investigation affecting the issuing entity, the issuing entity property or the rights or obligations of the insurer under the transaction documents or under the note policy and the swap policy (excluding reimbursements for Swap Termination Payments made under the swap policy) or under the other transaction documents, including (without limitation) any judgment or settlement entered into affecting the insurer or the insurer’s interests, together with interest thereon at a rate equal to the late payment rate and (c) any other amounts owed to the insurer under the insurance agreement including, without limitation, from any transition expenses and reliening expenses paid by the insurer, together with interest thereon at a rate equal to the late payment rate.
     “Interest Carryover Shortfall” the excess, if any, of the amount of interest due and payable to the noteholders on prior payment dates over the amounts actually paid to the noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on each class of the Class A notes (to the extent permitted by law).
     “LIBOR” means, with respect to any interest period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first interest period, LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. dollars for a period that corresponds to the actual number of days in the first interest period. If the rates used to determine LIBOR do not appear on the Telerate Page 3750, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The indenture trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the indenture trustee (after consultation with the seller), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period. The reference banks are the four major banks in the London interbank market selected by the indenture trustee (after consultation with the depositor).
     “LIBOR Determination Date” means the second London Business Day prior to the closing date with respect to the first payment date and, as to each subsequent payment date, the second London Business Day prior to the immediately preceding payment date.

     “Liquidation Proceeds” means the monies collected from whatever source during a Collection Period on a Charged-Off Contract, net of the sum of (i) any out-of-pocket expenses reasonably incurred by the servicer in enforcing such Charged-Off Contract plus (ii) any amounts required by law to be remitted to the related obligor.
     “London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree be closed.
     “Modified Contract Scheduled Payment” means with respect to any contract which is not a Charged-Off Contract and as to which the related obligor shall have been declared bankrupt with the result that such obligor’s periodic Contract Scheduled Payment amount has been reduced pursuant to an order of the bankruptcy court, the amount of such reduced periodic Contract Scheduled Payment.
     “Net Swap Payment” means for the interest rate swap agreement, the net amounts owed by the issuing entity to the swap counterparty, if any, on any payment date, excluding Swap Termination Payments.
     “Net Swap Receipt” means for the interest rate swap agreement, the net amounts owed by the swap counterparty to the issuing entity, if any, on any date any such amount is due under the interest rate swap agreement, including, without limitation, any Swap Termination Payments.
     “Note Balance” means, with respect to any date of determination, for any class, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance or the Class A-4 Note, as applicable, or with respect to the notes generally, the sum of all of the foregoing.
     “Note Distribution Account” means the account designated as such, established and maintained as such pursuant to the sale and servicing agreement from which distributions of interest and principal to the noteholders will be made.
     “Noteholder Principal Distributable Amount” means, with respect to the Class A notes, (i) the sum of (A) with respect to any payment date, 87.50% of the Principal Distributable Amount if no Trigger Event has occurred, 100% of the Principal Distributable Amount if a Trigger Event has occurred, and 0% of the Principal Distributable Amount after the payment in full of the notes, to be paid sequentially to each class of Class A notes plus (B) any Principal Carryover Shortfall; and (ii) with respect to the final scheduled payment date on any class of notes, the Note Balance of that class of notes.
     “Original Pool Balance” means the aggregate Principal Balance of the contracts as of the initial cut-off date.
     “Overcollateralization Amount” means, on any payment date, the amount by which the Pool Balance exceeds the Note Balance less the amount on deposit in the pre-funding account, and on the closing date will be equal to 12.50% of the Original Pool Balance.
     “Overcollateralization Percentage” means, on any payment date, the ratio of the Overcollateralization Amount to the Pool Balance.
     “Pool Balance” means at any time, the aggregate Principal Balance of the contracts at the end of the most recent Collection Period (excluding contracts purchased or repurchased by the depositor or the servicer and Charged-Off Contracts).
     “Principal Balance” means with respect to any contract, as of any date, the amount financed in respect of the financed vehicle and any related costs minus the sum of (a) that portion of all Contract Scheduled Payments received on or prior to such date allocable to principal, (b) any refunded portion of extended warranty protection plan costs, or of physical damage, credit life, or disability insurance premiums included in the amount financed in respect of the financed vehicle and any related costs, (c) any payment of amounts relating to contracts purchased or repurchased by the depositor or the servicer as required by the transaction documents with respect to the contract allocable to principal, (d) the principal portion of any Modified Contract Scheduled Payments received on or prior to such date and (e) any prepayment in full or any partial prepayments applied to reduce the principal balance of the contract. Any Charged-Off Contract or contract repurchased by the depositor or purchased by the servicer shall have a Principal Balance of zero.
     “Principal Carryover Shortfall” means as of the close of business on any payment date, the excess of the Noteholder Principal Distributable Amount from the preceding payment date over the amount that was actually deposited in the Note Distribution Account on such preceding payment date to be distributed as principal on the notes.
     “Principal Distributable Amount” means, for any payment date, the sum of: (i) all collections received on the contracts during the related Collection Period (other than Charged-Off Contracts and contracts purchased by the servicer or repurchased by the depositor pursuant to the transaction documents) that are allocable to principal, including any full and partial principal prepayments; (ii) the Principal Balance of all contracts that became Charged-Off Contracts during the related Collection Period, (iii) the amount of any payments by the depositor or the servicer relating to contracts they are required to purchase pursuant to the transaction documents allocable to principal; (iv) at the insurer’s option, the aggregate Principal Balance of all contracts required to be purchased by the depositor or the servicer during the Collection Period that were not purchased; and (v) the aggregate amount of cram down losses during the related Collection Period.
     “Recoveries” means with respect to a Charged-Off Contract and for any Collection Period occurring after the date on which such contract becomes a Charged-Off Contract, all payments, including insurance proceeds, that the servicer received from or on behalf of an obligor regarding such Charged-Off Contract, or from liquidation of the related financed vehicle, net of any reasonably incurred out-of-pocket expenses incurred by the servicer in enforcing such Charged-Off Contract.
     “Reserve Account” means the account established in the name of the indenture trustee for the benefit of the noteholders and the insurer into which the servicer will deposit funds on the closing date and as to which the indenture trustee, as instructed by the servicer pursuant to the provisions of the transaction documents will make the other deposits and withdrawals specified in this prospectus supplement.
     “Reserve Event” means, with respect to any payment date, the occurrence of certain portfolio performance conditions as set forth in the insurance agreement relating to the Contracts are not met. A Reserve Event will be “deemed cured” with respect to any payment date when certain portfolio performance conditions set forth in the insurance agreement related to the contracts are met or the insurer has waived such Reserve Event in writing.
     “Servicer’s Certificate” means a certificate prepared by the servicer on or before the fifth Business Day prior to each payment date containing all information necessary (i) to make the transfers, deposits and distributions required for the Collection Period and (ii) for the indenture to make available statements to noteholders and the insurer.
     “Servicing Termination Trigger Event” means, with respect to any payment date (i) the occurrence of a “Trigger Event” under the insurance agreement or (ii) any event under the transaction documents relating to any other securitization transaction of the servicer and/or the depositor or any affiliate of the servicer allowing for the removal of the related servicer in which the issued securities are insured by the insurer.
     “Specified Reserve Amount” means, with respect to any payment date, the greater of (A) 25.50% less the Overcollateralization Percentage or, upon the occurrence of a Reserve Event and until such time, if any, that such Reserve Event is deemed cured, 30.50% less the Overcollateralization Percentage of the Pool Balance and (B) the lesser of (x) 3.00% of the sum of the Original Pool Balance and the initial Principal Balances of all subsequent contracts and (y) the Note Balance; provided, however, that the Specified Reserve Amount may, if permitted by the insurer and approved by the rating agencies, be reduced by an amount acceptable to the insurer and the rating agencies. Notwithstanding the foregoing, upon the occurrence of a Trigger Event that has not been waived by the insurer, the Specified Reserve Amount will be the lesser of (x) 100.00% of the Note Balance; and (y) an amount determined by the insurer in its sole discretion.

     “Swap Termination Payments” means payments due to the swap counterparty by the issuing entity or to the issuing entity by the swap counterparty under the interest rate swap agreement, including interest that may accrue thereon, due to a termination of the interest rate swap agreement due to an event of default or termination event under the interest rate swap agreement.
     “Trigger Event” means, with respect to any payment date, the occurrence of certain events or the failure of the contracts to meet certain portfolio performance conditions set forth in the insurance agreement. The insurer will have the right to waive certain Trigger Events as set forth in the insurance agreement.

INDEX

ABS	32
ABS Tables	32
administration agreement	41
administrator	1
authorised persons	iii
Available Funds	2, 64
backup servicer	1,20
backup servicing agreement	20
Business Day	64
Capitalized Interest Account	64
Charged-Off Contract	64
CIS Order	iii, 61
Class A notes	2
Class A-1 Note Balance	64
Class A-2 Note Balance	64
Class A-3 Note Balance	64
Class A-4 Note Balance	64
closing date	2
Code	58
Collection Account	64
Collection Period	64
Contract Scheduled Payment	64
contracts	4
contracts pool	4
Contracts Purchase Price	65
contribution agreement	41
Controlling Party	65
Credit Bureau Score	21
Cut-Off Date	65
deemed cured	68
Deficiency Amount	53
depositor	1
disqualified person	58
Eligible Investments	65
equity interest	58
ERISA	58
event of default	3, 49
Exchange Act	60
FGIC	1
Final Order	53
final scheduled payment date	39
financed vehicles	4
Former Affiliates	57
FSMA	iii
Funding Date	66
Funding Period	66
GAAP	55
GE Capital	57
Holder	55
indenture	41

indenture trustee	1
initial cut-off date	4, 65
initial reserve account letter of credit	7, 45
Insured Payment	53
insurer	1
Insurer Reimbursement Obligations	66
Interest Carryover Shortfall	66
interest rate swap agreement	39
Investment Company Act	57
issuing entity	1
issuing entity property	4
LIBOR	66
LIBOR Determination Date	66
Liquidation Proceeds	67
London Business Day	67
Modified Contract Scheduled Payment	67
Municipal GICs	57
Net Swap Payment	67
Net Swap Receipt	67
Note Balance	67
Note Distribution Account	67
note policy	7
Noteholder Principal Distributable Amount	67
notes	2
Notice	55
obligors	4
Original Pool Balance	67
originator	1
Overcollateralization Amount	67
Overcollateralization Percentage	67
owner trustee	1
party in interest	58
payment date	2
plan asset regulation	58
Pool Balance	67
Preference Amount	53
pre-funding account	5
Principal Balance	67
Principal Carryover Shortfall	68
Principal Distributable Amount	68
prohibited transactions	58
record date	2
Recoveries	68
regulated plans	58
Regulations	61
Relevant Implementation Date	61
Relevant Member State	61
Reserve Account	68
reserve account letter of credit bank	2
reserve amount	6, 45
Reserve Event	68
residual interestholder	1
sale and servicing agreement	41
Santander Consumer	ii, 1
SAP	56
SEC	ii

Securities Act	60
servicer	1
servicer termination events	48
Servicer’s Certificate	68
servicing fee	1, 47
Servicing Termination Trigger Event	68
similar law	58
Specified Reserve Amount	68
static pool website	31
statistical cut-off date	5, 65
subsequent contracts	5
subsequent cut-off date	4, 65
swap counterparty	2
swap policy	8
Swap Termination Payments	69
transfer agreements	41
transition expenses	49
Trigger Event	69
weighted average life	33
Weighted Average Original Term	21
Weighted Average Remaining Term	21

Prospectus
ASSET BACKED SECURITIES
                         SANTANDER DRIVE AUTO RECEIVABLES LLC
Depositor
You should consider carefully the risk factors beginning on page 4 of this prospectus and the risk factors in the applicable prospectus supplement.
The notes and the certificates will represent obligations of, or interests in, the issuing entity only and are not guaranteed by any person including Santander Drive Auto Receivables LLC, or any of its affiliates, and neither the securities nor the underlying contracts are insured or guaranteed by any governmental entity.
This prospectus may be used to offer and sell securities only if accompanied by an applicable prospectus supplement for the related issuing entity.
The issuing entities may periodically issue asset backed notes and/or certificates in one or more series with one or more classes, and each issuing entity will own an interest in:
•	certain retail installment sales contracts secured by a combination of new and used automobiles, light-duty trucks, vans, mini-vans and motorcycles;

•	collections on the contracts;

•	liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•	funds in the accounts of the issuing entity; and

•	any credit enhancement issued in favor of the issuing entity.
The securities:
•	will represent indebtedness of the issuing entity that issued those securities, in the case of the notes, or beneficial interests in the issuing entity that issued those securities, in the case of the certificates;

•	will be paid only from the assets of the issuing entity that issued those securities;

•	will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•	may benefit from one or more forms of credit enhancement; and

•	will be issued as part of a designated series, which may include one or more classes of notes and one or more classes of certificates.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 19, 2007

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
AND THE APPLICABLE PROSPECTUS SUPPLEMENT
     We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:
•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest payments on and principal payments of the securities;

•	the contracts underlying your securities;

•	the credit enhancement for each class of securities;

•	the credit ratings for each class of securities; and

•	the method of selling the securities.
     Whenever information in the applicable prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.
     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.
     We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in the applicable prospectus supplement provide the pages on which these captions are located.
     To understand the structure of these securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

RISK FACTORS
     An investment in the securities involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment only upon the issuing entity’s assets which may not be sufficient to make full payments on your securities.	Your securities either represent interests solely in an issuing entity or indebtedness of an issuing entity. The issuing entity does not have and is not permitted to have any significant assets or sources of funds other than the contracts and the amounts on deposit in certain other accounts held by the indenture trustee on the securityholders’ behalf. Your notes will not represent an interest in or obligation of us, the originator or any other person. We or the originator may have a limited obligation to repurchase some contracts under some circumstances as described in the applicable prospectus supplement. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related contracts and any credit enhancement for the securities specified in the applicable prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related contracts, will be sufficient to make full and timely distributions on your securities. The securities and the contracts will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement.

The issuing entity’s interest in the contracts could be defeated because the contracts will not be delivered to the issuing entity.	The servicer or its custodian will maintain possession of the original contracts in tangible form or “control” of the authoritative copies of the contracts in electronic form. If the servicer sells or pledges and delivers original contracts for the receivables to another party, in violation of its obligations under the agreements for the securities, this party could acquire an interest in the contract having a priority over the issuing entity’s interest. Furthermore, if the servicer becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

The issuing entity’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your securities.	Upon the origination of a contract, the originator takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each contribution of contracts to the depositor, the originator will assign its security interests in the financed vehicles to the depositor, who will further assign them to the issuing entity. Finally, the issuing entity will pledge its interest in the financed vehicles as collateral for the securities. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the contracts in some states. We or the originator may be obligated to repurchase any contract sold to the issuing entity which did not have a perfected security interest in the name of the originator in the financed vehicle.

We, the servicer, the originator or another entity may be required to purchase or repurchase, as applicable, any contract sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the contract. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the issuing entity or the securityholders in the contract and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuing entity elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the securities.

The failure of contracts to comply with consumer protection laws may result in losses on your investment.	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the contracts. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a contract, such as the issuing entity, liable to the obligor for any violation by the lender. Under certain circumstances, the liability of the issuing entity to the obligor for violations of applicable Federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the contracts. We or the originator may be obligated to repurchase from the issuing entity any contract that fails to comply with these legal requirements. If we or the originator fails to repurchase that contract, you might experience delays or reductions in payments on your securities. See “Material Legal Aspects of the Contracts — Consumer Protection Laws” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws and other restrictions of law may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.
If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its contract. As a result, that contract would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount. Furthermore, most states impose requirements and restrictions on foreclosure sales of vehicles and on obtaining deficiency judgments relating to such sales. The issuing entity may not realize the full amount due on a contract because application of those requirements and restrictions may create delays during which the financed vehicle may suffer damage or loss. The servicer’s credit and collection policy and the sale and servicing agreement do not require the servicer to force place collision and comprehensive insurance if the obligors fail to maintain such insurance.

Bankruptcy of the depositor or the originator could result in delays in payments or losses on your securities.	The originator intends that each contribution of contracts to the depositor will be a valid transfer and assignment of the contracts to the depositor. The depositor intends that its sale of the contracts to the issuing entity will be a valid transfer and assignment of the contracts to the issuing entity. If the originator or the depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the depositor or the originator were to take the position that the sale of contracts by the originator to the depositor or by the depositor to the issuing entity, as the case may be, should instead be treated as a pledge of the contracts to secure a borrowing of the depositor or the originator, delays in payments of collections on the contracts to you could occur. If a court ruled in favor of any such trustee, debtor or creditor, the court could reduce the amount payable to the issuing entity, which could result in losses in the securities. If the transfer of contracts by the originator to the depositor or by the depositor to the issuing entity is treated as a pledge instead of a sale, a tax or governmental lien on the property of the originator or the depositor, as applicable, arising before the transfer of the contracts to the issuing entity may have priority over the issuing entity’s interest in those contracts. If the transactions are treated as transfers, the contracts would not be part of the originator’s or the depositor’s bankruptcy estate, as applicable, and would not be available to the depositor’s or the originator’s creditors.

The originator, the servicer and the depositor have limited obligations to the issuing entity and will not make payments on the securities.	The originator, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your securities. The originator, the servicer, the depositor and their affiliates do not guarantee payments on the contracts or your securities. However, the originator and the depositor will make representations and warranties about the characteristics of the contracts. If a representation or warranty made by the originator with respect to a contract is untrue, or if the originator breaches a covenant with respect to a contract, then we or the originator may be required to repurchase that contract. If we or the originator fails to repurchase that contract, you might experience delays and/or reductions in payments on the securities. In addition, in some circumstances, the servicer may be required to purchase contracts. If the servicer fails to purchase contracts, you might experience delays and/or reductions in payments on your securities. See “The Transaction Documents — Payments and Distributions on the Securities” in this prospectus.

Interests of other persons in the contracts and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your securities.	The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. None of we, the servicer, the originator or any other entity will have any obligation to purchase or repurchase, respectively, a contract if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the securities. See “Material Legal Aspects of the Contracts — Security Interests in the Financed Vehicles” in this prospectus.

Commingling of assets by the servicer could reduce or delay payments on the securities.	The servicer will be required to deposit all collections and proceeds of the contracts collected during each collection period into the collection account within two business days of receipt. Until these funds have been deposited into the collection account, the servicer may use and invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. The indenture trustee may not have a perfected interest in these amounts, and thus payment could be delayed or reduced if the servicer were to become subject to a bankruptcy proceeding. Further, if the servicer were unable to remit such funds, the securityholders might incur a loss.

Extensions and deferrals of payments on contracts could increase the average life of the securities.	In some circumstances, the servicer may permit an extension on or deferral of payments due on contracts on a case-by-case basis. In addition, the servicer may from time to time offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the contracts and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the contracts. However, the servicer must purchase the contract from the issuing entity if any payment deferral of a contract extends the term of the contract beyond the latest final scheduled payment date for any class of related securities or breaches other tests described in the applicable prospectus supplement.

The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your securities.	In some circumstances, the Servicemembers Civil Relief Act, as amended, or similar state legislation may limit the interest payable on a contract during an obligor’s period of active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a contract as well as to foreclose on an affected contract during, and in certain circumstances, after the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the securities. See “Material Legal Aspects of the Contracts — Servicemembers Civil Relief Act” in this prospectus.

The absence of a secondary market for the securities could limit your ability to resell your securities.	If you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriters intend to make a secondary market for the securities. The underwriters will do so by offering to buy the securities from investors who wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

You may not be able to exercise your rights as a securityholder directly.	Each class of securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co., or any other nominee for The Depository Trust Company set forth in the applicable prospectus supplement and will not be registered in the names of the holders of the securities of such series or their nominees. Persons acquiring beneficial ownership interests in any series of securities may hold their interests through The Depository Trust Company in the United States or Clearstream Bank, société anonyme or the Euroclear System in Europe. Because of this, unless and until definitive securities for such series are issued, holders of such securities will not be recognized by the issuing entity or any trustee or indenture trustee as certificateholders or noteholders, as the case may be. Until definitive securities are issued, holders of such securities will only be able to exercise the rights of noteholders and certificateholders indirectly through The Depository Trust Company and its participating organizations. See “The Securities — Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus.

Your share of possible losses may not be proportional.	Principal payments of the securities generally will be made to the holders of the securities sequentially so that no principal will be paid on any class of the securities until each class of securities with an earlier final scheduled payment date has been paid in full. As a result, a class of securities with a later maturity may absorb more losses than a class of securities with an earlier maturity.

The ratings for the securities are limited in scope, may not continue to be issued and do not consider the suitability of the securities for you.	We will offer a class of securities only if that class receives the rating specified in the applicable prospectus supplement. The rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full or make full distributions of the outstanding principal balance of the security or the final scheduled payment date. A security rating is not a recommendation to buy, sell or hold the securities. The rating agencies may revise or withdraw the ratings at any time without notice from the issuing entity, the depositor or Santander Consumer. Ratings on the securities do not address the timing of distributions of principal of the securities prior to the applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency revises its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

CAPITALIZED TERMS
     The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.
THE ISSUING ENTITIES
     With respect to each series of securities the depositor, Santander Drive Auto Receivables LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of Santander Consumer, will establish a separate issuing entity that will issue the securities of that series. Each issuing entity will be either a Delaware statutory trust formed pursuant to a trust agreement between the depositor and the trustee specified in the applicable prospectus supplement for that issuing entity or a common law trust in each case, established to issue the related series of notes and/or certificates, as specified in the applicable prospectus supplement. The fiscal year end of the issuing entity will be set forth in the applicable prospectus supplement. The depositor will sell and assign the contracts and other specified Issuing Entity Property to the issuing entity in exchange for the securities of that issuing entity.
     The issuing entity may issue notes and/or certificates, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. The notes and/or certificates of a series are collectively referred to as securities. Any notes that are issued will represent indebtedness of the issuing entity and will be issued and secured pursuant to an indenture between the issuing entity and the indenture trustee specified in the applicable prospectus supplement. Any certificates that are issued will represent beneficial interests in that issuing entity.
     In addition to and to the extent specified in the applicable prospectus supplement, the property of each issuing entity may include (collectively as follows, the “Issuing Entity Property”):
•	the contracts and all monies due thereunder after the applicable Cut-Off Date;

•	security interests in the financed vehicles, all certificates of title to these financed vehicles and any related accessions;

•	any proceeds under certain insurance policies covering the financed vehicles or the obligors relating to the contracts and any proceeds from the liquidation of the contracts or the financed vehicles;

•	rights under the applicable transfer documents;

•	any dealer recourse relating to the contracts;

•	certain rebates of premiums and other amounts relating to insurance policies in effect as of the applicable Cut-Off Date;

•	the accounts owned by the issuing entity and the amounts on deposit in these accounts;

•	the contract files; and

•	the proceeds of any and all of the above.
     To the extent specified in the applicable prospectus supplement, an insurance policy, surety bond, letter of credit, reserve account or other form of credit enhancement or liquidity may be a part of the property of any given issuing entity or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities. To the extent specified in the applicable prospectus supplement, an interest rate swap, interest rate cap or guaranteed investment contract may also be a part of the property of any given issuing entity or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities.
     If so provided in the applicable prospectus supplement, the Issuing Entity Property may also include a pre-funding account, into which the depositor will deposit cash from the proceeds of the sale of the securities and which will be used by the issuing entity to purchase contracts from the originator during a specified period following the Closing Date for the related series of securities. Any contracts so conveyed to an issuing entity will also be Issuing Entity Property of the issuing entity.
     Prior to formation, each issuing entity will have no assets or obligations. After formation, each issuing entity will not engage in any activity other than acquiring and holding the related contracts and the Issuing Entity Property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement or limited liability company agreement of the issuing entity, as applicable. Each issuing entity will not acquire any contracts or assets other than the Issuing Entity Property.
THE TRUSTEE
     The trustee for any issuing entity that is a trust will be specified in the applicable prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related trust agreement. The trustee may resign at any time, in which event the administrator, or the depositor, will be obligated to appoint a successor trustee. The depositor or administrator of each issuing entity may also remove the trustee if:
•	the trustee ceases to be eligible to continue as trustee under the related trust agreement; or

•	the trustee becomes insolvent.
     In either of these circumstances, the depositor or administrator must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment. The depositor will provide (or cause to be provided) notice of such resignation or removal to the rating agencies.
     The principal offices of each issuing entity and the related trustee will be specified in the applicable prospectus supplement.
THE CONTRACTS
The Contracts
     The contracts consist of certain retail installment sales contracts and/or installment loans. These contracts are secured by new and used automobiles, light-duty trucks, vans, mini-vans and motorcycles. The contracts to be transferred to any issuing entity have been or will be purchased or originated by the originator. See “Origination and Servicing Procedures” in this prospectus.
The Contracts Pools
     The contracts to be purchased by each issuing entity, also known as the “contracts pool,” will be selected by the depositor based upon the satisfaction of several criteria, including that each contract:
•	is secured by a financed vehicle that contractually was required to be insured;

•	was originated in the United States;

•	provides for level monthly payments which provide interest at the weighted average percentage rate and fully amortize the amount advanced under the contract toward the purchase price of the financed vehicle and any related costs over an original term to scheduled maturity specified in the applicable transaction document;

•	is attributable to the purchase of and secured by a new or used automobile, light duty truck, van, motorcycle or mini-van;

•	as of the applicable cut-off date has a remaining term to scheduled maturity specified in the applicable transaction document;

•	is not more than 30 days delinquent on the related cut-off date; and

•	satisfies any additional criteria specified in the applicable prospectus supplement.
     The depositor will not use any selection procedures in selecting the contracts for each contracts pool that are materially adverse to the securityholders of that series.
     The depositor will sell or transfer contracts having an aggregate outstanding principal balance specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuing entity. The purchase price paid by each issuing entity for each contract included in the Issuing Entity Property of the issuing entity will reflect the outstanding principal balance of the contract as of the applicable cut-off date.
     Additional information with respect to the contracts pool securing each series of securities will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the contracts, the distribution of annual percentage rates, the distribution by the states where the obligors reside and the portion of the contracts pool secured by new or used vehicles.
ORIGINATION AND SERVICING PROCEDURES
     The following is a description of the origination, underwriting and servicing of retail installment sales contracts by the originator as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of contracts transferred to the related issuing entity and will designate the entity acting as servicer with respect to that particular transaction.
     The originator originates or acquires contracts through a variety of origination channels across a spectrum of credit quality obligors. Non-prime contracts, in general, are expected to have higher loss rates and may have higher delinquency rates than contracts that represent the obligations of prime credit obligors.
Origination
Contracts and Calculation Methods
     The standard contract originated or purchased by the originator is a fully amortizing, fixed level monthly payment contract which will amortize the full amount of the contract over its term, assuming that the obligor does not pay any installment after its due date. Each contract provides for the allocation of payments according to the “simple interest method” of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation, multiplied by the unpaid principal balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under which the obligation was made and the remainder of such payment is allocable to principal.

     Under the simple interest method, payments on contracts are applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled.
     The contract term is determined by a number of factors which may include the age and mileage of the financed vehicle. Interest rates may be determined on the basis of the credit quality of the obligor and/or the maximum rate which may be charged by law. Contracts that represent the obligations of non-prime credit obligors interest tend to have higher interest rates than contracts that represent the obligations of prime credit obligors.
Contract Origination Channels
     The originator primarily originates contracts by purchasing motor vehicle installment sales contracts from dealers pursuant to a dealer agreement between the originator and the dealer.
     In addition, the originator may originate contracts from time to time through pass-through arrangements in place with third parties.
     Each dealer agreement, among other things, sets out the guidelines and procedures of the purchasing and origination process. These dealer agreements generally provide for the repurchase by the dealer of any contract for its outstanding principal balance, plus accrued but unpaid interest, if any representations or warranties made by the dealer relating to the contract are breached. The representations and warranties typically relate to the origination of a contract and the security interest in the related financed vehicle and not to the collectability of the contract or the creditworthiness of the related obligor.
     Under the pass through arrangements, applications that do not meet the third party’s underwriting criteria are directed to the originator who may approve the application for funding. In most cases, these “pass through” contracts are underwritten using the same processes and decision models as other types of receivables originated by the originator, although the specific underwriting criteria and contract terms may vary among programs.
Underwriting
     Credit underwriters have the ability to structure some contracts individually depending upon the risk profile of the obligor, with particular emphasis on the following underwriting criteria: (i) collateral type and quality; (ii) loan to value ratio (“LTV”); (iii) cash down payment; (iv) affordability (payment to income and debt to income); (v) obligor stability; and (vi) term. Ordinarily contracts are approved based upon the originator’s pricing and origination guidelines but underwriters have limited ability to approve exceptions. The total number of exceptions made by any one underwriter cannot exceed 5% of that underwriter’s monthly originations. Any exception to the underwriting guidelines must be approved by the underwriter’s supervisor.
Credit Risk Management
     Overview
     The originator’s credit risk management department is responsible for monitoring origination activities and portfolio performance and supporting senior operations management. The department monitors and analyzes loan applicant and credit bureau data, credit score information, loan structures and pricing terms. The department is responsible for developing the originator’s credit scorecards and monitoring their performance.

     The credit risk management department monitors portfolio performance at a variety of levels including total company, market and dealer. The analysis of the results are the basis for ongoing changes to origination strategies including credit policy, risk-based pricing programs and eventual changes to the scoring system. The department also monitors adherence to underwriting guidelines.
     Credit Scoring
     The originator utilizes a proprietary credit scoring system to support the credit decision process and to differentiate applicant credit risk. Based on this risk-ranking, the originator determines the expected default rate for each applicant and is able to rank order credit risk accordingly, which enables the originator to evaluate credit applications for approval and tailor loan pricing and structure.
     The credit scoring system was developed utilizing a statistical analysis of the originator’s consumer origination data, pooled data purchased from the national credit bureaus and subsequent portfolio performance. Prior to fourth quarter 2005, the originator did not use credit scoring to assess credit applications.
     The credit scoring system considers data contained in the applicant’s credit application and credit bureau report as well as the structure of the proposed contract and produces a statistical assessment of these attributes. This assessment is used to segregate applicant risk profiles and determine whether risk is acceptable and the price the originator should charge for that risk. The originator’s credit scorecards are monitored through comparison of actual versus projected performance by score. While the originator employs a credit scoring system in the credit approval process, credit scoring does not eliminate credit risk.
     Pricing Model
     The originator utilizes a proprietary pricing model to develop risk-based pricing programs and credit policy, subject to corporate goals and constraints including credit losses and profitability. A score cut-off was introduced in the first quarter of 2006 for applicants with the lowest scores where profit thresholds are not met. Applicants scoring above the cut-off are underwritten against the risk-based pricing programs.
     Funding
     Completed contract packages are sent by the dealers to the originator. Key documentation is scanned to create electronic images and electronically forwarded to the originator’s centralized contract processing department. The original documents are subsequently sent to an outsourced storage location and stored in a fire resistant vault.
     Upon electronic receipt of contract documentation, the contract processing department reviews the contract packages for proper documentation and regulatory compliance and completes the entry of information into the company’s loan accounting system. Once cleared for funding, the contract processing department electronically transfers funds to the dealer or issues a check. Upon funding of the contract, the originator acquires a perfected security interest in the motor vehicle that was financed.
Servicing
     Overview
     Santander Consumer USA Inc. will be the servicer. All servicing and processing for the contracts will be performed by the servicer. The servicer will have the right to delegate certain servicing and processing responsibilities of the contracts to another entity pursuant to the applicable sale and servicing agreement. The servicer will be responsible for billing, collecting, accounting and posting all payments received with respect to the contracts, responding to obligor inquiries, taking steps to maintain the security interest granted in the financed vehicles or other collateral, coordinating the ongoing liquidation of repossessed collateral, and generally monitoring each contract and the related collateral. The servicing is closely integrated with the origination platform of the originator. This results in the efficient exchange of information which aids both servicing and evaluation and modification of product design and underwriting criteria.

     Collections
     Collections are performed at the servicing center in Dallas, Texas. The servicing practices associated with non-prime contracts include: (i) placing reminder calls to new obligors three days prior to the first three payment due dates; (ii) attempting telephonic communication with all obligors one day after a missed payment; (iii) making evening and weekend collection calls; and (iv) continuing to make calls at least once a day until contact is made. In cases where an obligor has broken a promise to make a payment on a certain date, such obligor is called within a day. If the collection department is unsuccessful in contacting an obligor by phone, alternative methods of contact, such as location gathering via references, employers, landlords, credit bureaus or cross directories are pursued, generally within one to ten days of the account becoming delinquent.
     The servicer uses monthly billing statements to serve as a reminder to obligors as well as an early warning mechanism in the event an obligor has failed to notify the servicer of an address change. Payments are received in the mail or through a lockbox. In addition to mailing in payments, obligors may make payments via the Internet, an interactive voice response system, third party payment processing services and verbally with the originator’s customer service and collections staff. Credit and debit cards are also accepted.
     On a daily basis, the servicer’s integrated servicing system automatically forwards accounts to its automated dialer as well as its standard collections system based upon risk and projected loss severity. Risk assessment directs several courses of action, including delaying collection activity based upon the likelihood of self curing, directing an account to our automated dialer or forwarding the account for accelerated/specialty treatment (i.e. bankruptcy, repossessions, impounded units, skip tracing, etc.). To assist in the collection process, the servicer’s collection staff has the ability to access original contract documents through its imaging system, as well as having the availability to offer a due date change, deferment (three within the life of the loan) and in rare cases a hardship re-write.
     The collection process is divided into stages. Early stage collections services contracts that are normally less than 40 days delinquent. The servicer outsources servicing on a portion of contracts at the earliest stages of delinquency (less than 20 days delinquent). These obligors are then called by a predictive dialer. Once a live voice responds to the automated dialer’s call, the system automatically transfers the call to a collector while simultaneously delivering the relevant account information to the collector’s computer screen. Mid stage collections services contracts that are normally 40 to 60 days delinquent. Contracts within this stage are worked by an advanced collection unit that provides light skip work, as well as enhanced negotiating skills. The objective of mid stage collections is to limit the number of contracts that roll to late stage delinquency, as well as to mitigate loss. Late stage collections services contracts that are normally greater than 60 days delinquent. Contracts within this stage are worked by the servicer’s most experienced collectors. Late stage collectors employ heavy skip tracing and negotiating skills to determine the “collectability” of the contract. If the delinquency is not cured, repossession of the vehicle may be recommended, usually by the 90th day of delinquency.
     At times, the servicer, in accordance with its servicing policies, offers payment deferrals or extensions to obligors who have encountered temporary financial difficulty. The collector reviews the obligor’s past payment history to assess the obligor’s desire and capacity to make future payments. The servicer also utilizes an internally generated behavior score to aid the collector in making the decision. The servicer currently utilizes an industry-standard deferment policy. A collector must obtain a written or recorded acknowledgment from the obligor before granting a deferral. No deferrals may be granted until at least six scheduled payments have been received under the related contract, and thereafter only one extension, not to exceed one month, may be granted each 12 months. No more than four extensions are permitted on any one contract. Exceptions to the deferral policy, including hardship re-writes, are limited and require management approval.
     Charge-off Policy
     Repossessions Contracts related to repossessed vehicles are charged off in the month during which the earliest of any of the following occurs: (a) liquidation of the repossessed vehicle; (b) 91 days following the vehicle’s repossession date; and (c) 121 days of contractual delinquency. The amount of the initial charge-off shall be equal to the then current outstanding contract principal balance less: (i) the sum of the proceeds from the disposition of the vehicle, net of the costs incurred in repossession, storing and disposing of the vehicle; and (ii) an estimated amount for warranty and insurance refunds to be received later. The initial charge-off may be adjusted for additional recoveries or charge-offs, to reflect the actual proceeds received from rebates or the cancellation of outstanding insurance policies and/or extended service contracts.
     Bankruptcies If a notice of bankruptcy with respect to a contract is received, the contract will be charged off (at the time described in the next sentence) in an amount equal to the current outstanding principal balance of the account at the time of the notice. The charge-off will be made upon the earlier to occur of (a) the month in which the borrower is 121 days contractually past due or (b) receipt of notice of the results of the bankruptcy proceeding, indicating that a charge-off or adjustment for a “cram down” is appropriate. Any notice of the result of a bankruptcy proceeding received after the contract is charged-off will result in the reinstatement of the contract under the new terms or the recovered vehicle being sold following repossession, as appropriate. The resulting write-backs will be treated as recoveries.
     Skips A “skip”, an account for which the servicer has been unsuccessful in locating either the obligor or the financed vehicle, charged off in an amount equal to the then current outstanding principal balance of the contract in the month the account becomes 91 days contractually delinquent. If continued collection efforts result in subsequent contact with the obligor or the financed vehicle, the financed vehicle is repossessed and sold, and proceeds from the disposition of the collateral, net of the costs incurred in the repossessing, storing and disposing of the vehicle, and/or rebates from the cancellation of the outstanding insurance policies and/or extended service contracts are recorded as recoveries.
     Thefts or collisions Theft or collision accounts are charged off upon the earlier to occur of: (a) receipt of proceeds from an obligor’s insurance policy or (b) the month in which the account becomes contractually 121 days delinquent. The charge-off is equal to the then current outstanding balance of the contract. Insurance proceeds received after an account is charged-off are recorded as recoveries.
     Contracts are placed in “non-accrual” status when they are greater than 60 days delinquent. Accrued and unpaid interest is reversed at the time the contract is placed in non-accrual status. Charged-off contracts are pursued for any deficiencies by the servicer until such time as it is judged that no further recoveries can be effected. The servicer has the ability to establish payment schedules for deficiencies and/or negotiate lump sum settlements of deficiencies. However, the servicer will be subject to certain limitations in the sale and servicing agreement with respect to any modifications of the contracts.
     Repossessions
     Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more obligor notifications, a prescribed waiting period prior to disposition of the repossessed automobile and return of personal items to the obligor. Some jurisdictions provide the obligor with reinstatement or redemption rights. Repossessions are handled by independent repossession firms managed by “Repossessions Consolidator” companies contracted by the servicer. All repossessions, other than those relating to bankrupt accounts or previously charged-off accounts, must be approved by a collections manager. Upon repossession and after any prescribed waiting period, the repossessed automobile is sold at auction. The proceeds from the sale of the automobile at auction, and any other recoveries, are credited against the balance of the contract. Auction proceeds from sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the contract, and the resulting deficiency is charged-off. The services pursues collection of deficiencies when it deems such action to be appropriate.
     The decision to repossess a vehicle is influenced by many factors, such as previous contract history, reasons for delinquency, and cooperation of the obligor. As part of the collection process, all practical means of contacting the obligor are attempted. If at any point a collector feels that there is little or no chance of establishing contact with the obligor, or that the obligor will not make the required payments, the collector will submit such contract for repossession. All contracts submitted are evaluated by collection supervisors to determine if additional follow-up work is needed prior to repossession. If the collection supervisors recommend repossession, those contracts are sent to the special collections department who makes one more attempt to contact the obligor to ensure that repossession is absolutely necessary. If no progress is made, then the account is assigned for repossession. The decision to repossess will generally be made when the loan becomes approximately 90 days delinquent.

     Once the decision to repossess a vehicle is made, the account is referred to an outside agency that handles the actual repossession. Most state laws require that the obligor be sent a “Notice of Intent to Sell,” which informs the obligor of the lender’s intent to sell the repossessed vehicle. The various states provide for a period of time, generally 15 to 20 days, during which the obligor may have the right, depending on the applicable statute, to either reinstate the contract by making all past due payments and paying the repossession and storage expenses of the vehicle or by paying the contract in full. If the obligor does not exercise his right to reinstate the contract or redeem the vehicle, as provided by the applicable statute, the vehicle is sold at public auction or at a private sale. Prior to the sale, a repossessed vehicle undergoes evaluation and, if necessary, extensive reconditioning is performed in order to maximize recovery value. The vehicle is usually sold within 30 to 60 days after being repossessed. After the “Notice of Intent to Sell” expiration date, applications are made for rebates on any extended warranty or life, accident and health insurance policies that may have been financed as part of the vehicle purchase.
     Perfection of Security Interests
     Each contract contains a sale assignment with a clause granting the originator a security interest in the related financed vehicle. In each state in which the originator does business, a security interest is perfected by noting the secured party’s interest on the financed vehicle’s certificate of title. Santander Consumer is, or Drive FS was recorded as lienholder on the financed vehicle titles. The dealer is required to complete the title work and take all the steps required to perfect the originator’s security interest. The contract is subject to repurchase by the originator if the title is not registered in the name of the originator or the originator’s security interest is not perfected.
     The servicer’s quality control procedures include a title tracking system used to review and track title processing by dealers and state authorities until such time as the certificate of title has been received.
     Insurance
     Initially, all of the contracts owned by the issuing entity are covered by physical damage insurance policies maintained by the obligors and the originator is named as loss payee. The servicer does not use force-placed insurance if an obligor fails to maintain any required insurance. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary.
     Prior Securitization Transactions
     The servicer’s specific servicing policies and practices may change over time. None of the securitization transactions of Drive FS, the predecessor of Santander Consumer, or Santander Consumer have experienced early amortizations, servicer defaults or events of default. Certain contract performance triggers (relating to net losses, extensions and delinquencies) and financial covenants in certain securitization transactions sponsored by Drive FS that were negotiated privately with insurers have been breached, but all such breaches have been waived and/or cured and/or the triggers or covenants have been modified. Neither Santander Consumer nor the issuing entity can guarantee that there will not be any breaches of performance triggers, early amortizations, servicer defaults or events of default in the future.
PRE-FUNDING ARRANGEMENT
     To the extent provided in the applicable prospectus supplement for a series of securities, the related transfer agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the related issuing entity commits to purchase additional contracts from the depositor following the date on which the related securities are issued. With respect to a series of securities, the pre-funding arrangement will require that any subsequent contracts transferred to the issuing entity conform to the requirements and conditions in the related transfer agreement, including all of the same eligibility criteria as the initial contracts. If a pre-funding arrangement is utilized in connection with the issuance of a series of securities, the servicer will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the securityholders. Up to 50% of the proceeds received from the sale of the securities may be deposited into the pre-funding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent contracts from the depositor. Upon each conveyance of subsequent contracts to the applicable issuing entity, an amount equal to the purchase price paid by the depositor to the originator for the subsequent contracts will be released from the pre-funding account and paid to the depositor. If funds remain in the pre-funding account at the end of the pre-funding period, those funds will be applied to prepay the securities in the manner set forth in the applicable prospectus supplement. Amounts on deposit in the prefunding account may be invested in Eligible Investments. Information regarding the subsequent contracts will be included under Item 8.01 in a Current Report filed by the issuing entity on Form 8-K with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
     The utilization of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the contracts to the related issuing entity through the incremental delivery of the applicable contracts on the Closing Date and during a specified period following the Closing Date for that series of securities. Pre-funding arrangements allow for a more even accumulation of the contracts by the originator and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.
     You should be aware that the initial contracts and the subsequent contracts may be originated using credit criteria different from the criteria applied to the contracts disclosed in the applicable prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent contracts may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of contracts. The portfolio of initial contracts may also be subject to greater seasoning than the subsequent contracts due to the length of time elapsed from the dates of origination of those contracts and the sale of those contracts to the related issuing entity. Accordingly, less historical performance information may be available with respect to the subsequent contracts. Moreover, following the transfer of subsequent contracts to the applicable issuing entity, the characteristics of the entire pool of contracts included in the Issuing Entity Property may vary from those of the contracts initially transferred to the issuing entity.
MATURITY AND PREPAYMENT CONSIDERATIONS
     The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the principal balances of the contracts are paid, which payments may be in the form of scheduled payments or prepayments. Each contract is prepayable in full by the obligor at any time. Some contracts may require the obligor to pay a prepayment penalty if the obligor prepays all or a portion of the contracts. Full and partial prepayments on motor vehicle contracts included in the Issuing Entity Property of an issuing entity will be paid or distributed to the related securityholders on the next Payment Date following the Collection Period in which they are received. To the extent that any contract included in the Issuing Entity Property of an issuing entity is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by the originator or otherwise, the actual weighted average life of the contracts included in the Issuing Entity Property of the issuing entity will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a contract is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the depositor as a result of the failure of a contract to meet the criteria set forth in the related transaction documents as a result of a breach of covenants with respect to the contracts, or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the securities may be effected by the servicer exercising its option to purchase the remaining contracts included in the Issuing Entity Property of the issuing entity on any Payment Date as of which the Pool Balance, after giving effect to the principal payments and distributions otherwise to be made on that Payment Date, has declined to or below the percentage of the Original Pool Balance specified in the applicable prospectus supplement. See “The Transaction Documents — Termination” in this prospectus.
     The rate of full prepayments by obligors on the contracts may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a contract without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the contracts.
     The originator cannot make a prediction as to the actual prepayment rates that will be experienced on the contracts included in the Issuing Entity Property of any issuing entity in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the contracts included in the Issuing Entity Property of the related issuing entity.
NOTE FACTORS AND OTHER INFORMATION
     Each class of notes will be assigned a “Note Factor” consisting of a six-digit decimal which the servicer will compute each month indicating the principal balance for each class of notes as a fraction of the initial principal balance of the corresponding class of notes. The Note Factor for each class of notes will be 1.000000 as of the closing date; thereafter, each Note Factor will decline to reflect reductions in the principal balance of each class of notes. As a noteholder, your share of the principal balance of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.
     Under the indenture, the securityholders will receive monthly reports concerning the payments received on the motor vehicle contracts, the aggregate contracts balance, the Note Factors and various other items of information. See “Reports to Securityholders” in this prospectus.
POOL FACTOR AND POOL INFORMATION
     For each issuing entity, the Pool Factor will be a six-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of (1) the Original Pool Balance of contracts as of the initial cut-off date plus (2) the Original Pool Balance of any subsequent contracts added to the Issuing Entity Property as of the applicable subsequent cut-off date. The Pool Factor will be 1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a securityholder’s pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s security by the Pool Factor for that month.
     With respect to each issuing entity, the noteholders and certificateholders of record will receive monthly reports from the trustee or indenture trustee, as applicable, concerning payments received on the contracts, the Pool Balance, the Pool Factor and other relevant information. The Depository Trust Company (“DTC”) will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as noteholders and certificateholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable. Noteholders and certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by federal and/or state law. See “The Securities — Statements to Securityholders” in this prospectus.
USE OF PROCEEDS
     The net proceeds from the sale of securities of a given series will be applied by the depositor to (1) purchase the contracts from the originator; (2) pay the fees of credit enhancement providers, if applicable; (3) deposit certain amounts to the pre-funding account and to fund any other collateral accounts; (4) pay other expenses in connection with the issuance of the securities; and (5) repay certain warehouse debt. Any remaining amounts will be added to the depositor’s general funds.
THE DEPOSITOR
     The depositor, Santander Drive Auto Receivables LLC, a wholly-owned special purpose subsidiary of Santander Consumer, was formed as a limited liability company under the laws of the State of Delaware on February 23, 2006 as Drive Auto Receivables LLC and has a limited operating history. On February 20, 2007,

Drive Auto Receivables LLC changed its name to Santander Drive Auto Receivables LLC. The depositor was organized solely for the limited purpose of acquiring contracts and associated rights, issuing securities and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. The principal offices of the depositor are located at 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247 and the telephone number is (214) 634-1110.
THE SECURITIES
     A series of securities may include one or more classes of notes and certificates. Each issuing entity will issue the notes and the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with the summaries contained below under “— The Notes” and “— The Certificates” and contained in the applicable prospectus supplement, describe all of the material terms of the offered securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities and the other related transaction documents and the applicable prospectus supplement, as applicable.
The Notes
     With respect to each issuing entity that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.
     Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Securityholders will be able to receive notes in definitive registered form only in the limited circumstances described in this prospectus or in the applicable prospectus supplement. See “—Definitive Securities” in this prospectus.
     The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of such series, as described in the applicable prospectus supplement. Payments of interest on the notes of such series will be made prior to payments of principal thereon. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Notes entitled to:
•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.
     Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining such interest rate.
     Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the “base rate”, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the related prospectus supplement. The “spread” is the percentage above or below the base rate at which interest will be calculated that may be specified in the related prospectus supplement as being applicable to such class, and the “spread multiplier” is the percentage that may be specified in the related prospectus supplement as being applicable to such class.

     The related prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate, commonly called LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates or negotiable certificates of deposit rates.
     As specified in the related prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.
     Each issuing entity that issues a class of floating rate securities will appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The related prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate securities which may be the trust collateral agent or trustee for the series of securities. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.
     One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period, revolving period or as a result of the depositor’s, servicer’s or another entity’s exercising of its option to purchase the contracts.
     To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in such applicable prospectus supplement. Noteholders of these notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such notes, in the manner and to the extent set forth in the applicable prospectus supplement.
     If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for such payments could be less than the amount of interest payable on the notes on any Payment Date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to such class of noteholders, of the aggregate amounts available to be distributed on the notes of such series.
     With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the contracts, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of contracts. If an issuing entity issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified events with respect to such series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of such class.
     If the depositor, the servicer or another entity exercises its option to purchase the contracts of an issuing entity in the manner and on the respective terms and conditions described under “The Transaction Documents — Termination,” the outstanding notes will be redeemed as set forth in the applicable prospectus supplement.
     If specified in the applicable prospectus supplement, the issuing entity may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.

The Certificates
     A series of securities may include one or more classes of certificates issued by the issuing entity. The applicable prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the applicable prospectus supplement.
     Unless the applicable prospectus supplement specifies that certificates are offered in definitive form, the certificates will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only, other than the certificates sold to the depositor, as described in the applicable prospectus supplement.
     The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates will be described in the applicable prospectus supplement. Distributions of interest on such certificates will be made on the dates specified in the applicable prospectus supplement and will be made prior to distributions with respect to principal of such certificates. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Certificates entitled to:
•	distributions of principal with disproportionate, nominal or no interest distributions; or

•	interest distributions with disproportionate, nominal or no distributions of principal.
     Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Certificates, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of certificates of a given series or the method for determining such interest rate. Distributions on the certificates of a given series that includes notes may be subordinate to payments on the notes of such series as more fully described in the applicable prospectus supplement. Distributions of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of such class.
     With respect to a series that includes two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest, or distributions of principal or interest of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the contracts, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of contracts. If an issuing entity issues two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of certificates will be set forth in the applicable prospectus supplement. Generally the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the certificates of a series dictate the applicable specified events with respect to such series.
     If specified in the applicable prospectus supplement, the issuing entity may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.
Ratings of the Securities
     It will be a condition to the issuance of each class of securities specified as being offered by the applicable prospectus supplement that each class of securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency and receive the rating specified in the applicable prospectus supplement by at least one rating agency.

Revolving Period and Amortization Period
     If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of securities of a series and ending on the date set forth on the applicable prospectus supplement during which no principal payments will be made to one or more classes of securities of the related series as are identified in such applicable prospectus supplement (the “revolving period”). The revolving period may not be longer than three years from the date of issuance of a class of securities of a series and will end on the date specified in the applicable prospectus supplement or upon the occurrence of certain early amortization events specified in the applicable prospectus supplement. Upon the termination of the revolving period, the “amortization period” will begin. Payments of principal will begin to be made to securityholders on the first payment date after the commencement of the amortization period.
     If a revolving period is utilized, the indenture trustee will be required to deposit in the revolving account up to 100% of all principal collections received on the contracts during the revolving period. The funds deposited in the revolving account will be used by the issuing entity to purchase additional contracts from the depositor during the revolving period, rather than applied to make payments of principal on the securities. The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for assets acquired during the revolving period and a description of the party with authority to add, remove or substitute assets during the revolving period, will be described in the applicable prospectus supplement. The transaction documents will require that any monies on deposit in the revolving account and not used by the end of the revolving period be applied as a mandatory prepayment of the related class or classes of securities.
     During the revolving period the monies deposited to the revolving account will either be held uninvested or will be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. The invested monies will either mature prior to the end of the revolving period or will be drawable on demand, and in any event, will not constitute the type of investment which would require registration of the issuing entity as an “investment company” under the Investment Company Act of 1940, as amended.
Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures
     The securities will be available only in book-entry form. Investors in the securities may hold their securities through any of DTC, in the United States, or Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered definitive security will be issued for each class of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any class exceeds $500,000,000, one definitive note will be issued with respect to each $500,000,000 of principal amount, and an additional definitive note will be issued with respect to any remaining principal amount of such class.
     The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement. Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.
     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

     The Depository Trust Company. DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC participant’s accounts. This eliminates the need for physical movement of definitive notes and certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation which, in turn, is owned by a number of DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.
     Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or a “beneficial owner,” is in turn to be recorded on the DTC direct and indirect participants’ records.
     Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes or certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.
     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co., or such other DTC nominee, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
     Conveyance of notices and other communications by DTC to DTC participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, renders, defaults, and proposed amendments to the transaction documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
     Redemption notices will be sent to DTC. If less than all of the securities within a class are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.
     Neither DTC nor Cede & Co. (nor any other DTC nominee), will consent or vote with respect to securities unless authorized by a DTC participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the related issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).
     Redemption proceeds and payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC participants’ account upon DTC’s receipt of funds and corresponding detail information from the issuing entity or its agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee, or the issuing entity, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuing entity, disbursement of such payments to DTC participants will be the responsibility of DTC, and disbursements of such payments to the beneficial owners will be the responsibility of participants.
     A beneficial owner shall give notice to elect to have its securities purchased or sold, through its participant and shall effect delivery of such securities by causing the DTC participant to transfer the participant’s interest in the securities, on DTC’s records. The requirement for physical delivery of the securities in connection with a sale will be deemed satisfied when the ownership rights in the securities are transferred by DTC participants on DTC’s records and followed by a book-entry credit of sold securities to the purchaser’s account.
     Clearstream Banking, Luxembourg. Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank (“Clearstream, Luxembourg”), is incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of definitive notes and certificates. Transactions may be settled by Clearstream, Luxembourg in any of over 35 currencies, including U.S. Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with 40 domestic securities markets around the globe through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, ‘CSSF’, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has over 2,500 customers located across 94 locations, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear Bank.
     Euroclear. Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in over 30 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.
     Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
     Initial Settlement. All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.
     Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
     Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.
     The trustee, the indenture trustee or the paying agent, as applicable, will make distributions on the book-entry securities on each Payment Date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.
     Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.
     Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.
     DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the transaction documents on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities. For a discussion as to when definitive securities will be issued. See “—Definitive Securities” in this prospectus.
     Secondary Market Trading. Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed securities issues in same-day funds.
     Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.
     Trading between DTC Seller and Clearstream or Euroclear Purchasers. When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last Payment Date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.
     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.
     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.
     Because the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant’s account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.
     Day Trading. Day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:
•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•	borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.
     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.
     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
     We, the servicer, the trustee and the indenture trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     U.S. Federal Income Tax Documentation Requirements. A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:
•	each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) and by meeting all other conditions for treating interest payments as “portfolio interest.” If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.
     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct or Trade or Business in the United States).
     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.
     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).
     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security files by submitting the appropriate form to the person through whom it holds, or the clearing agency in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.
     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to holders of the global securities who are non-U.S. Persons. In particular, special withholding considerations will apply in the case of non-U.S. Persons who hold global securities that are treated as partnership interests. Security owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the global securities.
Definitive Securities
     The securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only:
•	if the depositor, the trustee or indenture trustee or the administrator, as applicable, advises the trustee and indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the depositor, the trustee or indenture trustee or the administrator are unable to locate a qualified successor;

•	if after the occurrence of an event of default under the related indenture or an event of default under the related transaction documents, owners of beneficial interests in a global security representing in the aggregate more than 50% of the aggregate outstanding principal amount of the securities of that series advise the trustee and indenture trustee through DTC participants in writing that the continuation of a book-entry system with respect to the securities through DTC is no longer in the best interest of those owners; or

•	under any other circumstances specified in the applicable prospectus supplement.
     Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all owners of beneficial interests in a global security, through DTC participants, of the availability through DTC of securities in definitive registered form. Upon surrender by DTC of the definitive global securities representing the securities and instructions for re-registration, the indenture trustee will reissue the securities in definitive registered form, and thereafter the indenture trustee will recognize the holders of the definitive registered securities as securityholders.
     Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to holders of securities in definitive registered form in accordance with the procedures set forth herein and in the related indenture or the related trust agreement. Payments or distributions on each Payment Date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive securities were registered at the close of business on the Record Date. Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any security, whether securities in definitive registered form or the security registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.
     Securities in definitive registered form will be transferable and exchangeable at the offices of the trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form, which shall initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
List of Securityholders
     With respect to the notes of any series, the related indenture trustee will provide to the issuing entity and the administrator, if any:
•	not more than five days after the earlier of (a) each Record Date and (b) three months after the last Record Date, a list of the names and addresses of the holders of the related notes as of such Record Date; and

•	at any other times that the issuing entity requests in writing, within 30 days after receipt by the related indenture trustee of the request, a list of the names and addresses of the holders of the related notes as of a date not more than ten days prior to the time the list is furnished.
     With respect to the certificates of any series, upon written request of the issuing entity, the related trustee will provide to the issuing entity and the administrator, if any, within 30 days after receipt of the issuing entity’s request a list of the names and addresses of all certificateholders of record as of the most recent Record Date. Upon written request by three or more holders of the certificates of a given series or by holders of certificates evidencing not less than 25% of the aggregate outstanding principal amount of those certificates, the related trustee will afford the requesting certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the related trust agreement or under the certificates.
     Neither the trust agreement, if applicable, nor the indenture will provide for the holding of annual or other meetings of securityholders.
Statements to Securityholders
     With respect to each series of securities, on each Payment Date the trustee or indenture trustee will include with each payment or distribution to each noteholder or certificateholder a statement setting forth for that Payment Date the following information (and any additional information so specified in the applicable prospectus supplement):
•	the amount of the distribution on or with respect to each class of the securities allocable to principal;

•	the amount of the distribution on or with respect to each class of the securities allocable to interest;

•	the aggregate distribution amount for that Payment Date;

•	the payments to the related credit enhancement provider with respect to any credit or liquidity enhancement on that Payment Date, after giving effect to changes thereto on that Payment Date and the amount to be deposited in the reserve account, if any;

•	the number of, and aggregate amount of monthly principal and interest payments due on, the related contracts which are delinquent as of the end of the related Collection Period presented in 30-day increments;

•	the aggregate servicing fee paid to the servicer with respect to the related contracts for the related Payment Date;

•	the amount available in the collection account for payment of the aggregate amount payable or distributable on the securities, the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable credit enhancement provider to pay any shortfall;

•	the aggregate amount of proceeds received by the servicer, net of recoverable out-of-pocket expenses, in respect of a contract which is a Charged-off Contract;

•	the number and net outstanding balance of contracts for which the related financed vehicle has been repossessed;

•	the Pool Factor;

•	the Pool Balance; and

•	the amount remaining of any credit enhancement.
     DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable.
     The issuing entity will file monthly reports with the SEC on Form 10-D under File No. 333-139609.
     Within a reasonable period of time after the end of each calendar year during the term of each issuing entity, but not later than the latest date permitted by law, the trustee or indenture trustee and paying agent will furnish federal income tax returns to each person who on any Record Date during the calendar year was a registered securityholder. See “Material Federal Income Tax Consequences” in this prospectus.
THE TRANSACTION DOCUMENTS
     The following summary describes the material terms of:

•	each “sale agreement,” “purchase agreement,” “transfer agreement,” “contribution agreement” or “receivables transfer agreement” pursuant to which the depositor will purchase contracts from Santander Consumer or have contracts contributed to it by Santander Consumer (collectively, the “transfer agreements”);

•	each “contribution agreement” and “servicing agreement” or each “sale and servicing agreement,” pursuant to which an issuing entity will purchase contracts from the depositor and which the servicer will agree to service those contracts (collectively, the “sale and servicing agreements”); and

•	each “administration agreement,” if any, pursuant to which Santander Consumer or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuing entity.

     Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable sale and servicing agreement and administration agreement and the applicable prospectus supplement.
Transfer and Assignment of the Contracts
     Contribution and Assignment by the Originator. Prior to the issuance of a series of securities by the related issuing entity, pursuant to the relevant transfer agreement, the originator will contribute and assign to the depositor without recourse, its entire interest in the contracts of the related contracts pool, including its security interest in the related financed vehicles, and proceeds thereof.
     Transfer and Assignment by the Depositor. Prior to the issuance of a series of securities by the related issuing entity, the depositor will transfer and assign to that issuing entity, without recourse, pursuant to the relevant sale and servicing agreements, the depositor’s entire interest in the contracts of the related contracts pool, including its security interest in the related financed vehicles. Each contract will be identified in a schedule appearing as an exhibit to the relevant sale and servicing agreements. The trustee or indenture trustee will not independently verify the existence and qualification of any contracts. The trustee or indenture trustee in respect of the issuing entity will, concurrently with the transfer and assignment, execute, authenticate and deliver the definitive certificates and notes representing the related securities.

     Representations and Warranties. Pursuant to each transfer agreement, the originator will represent to the depositor, and pursuant to each sale and servicing agreement the depositor will represent to the issuing entity, and pursuant to each indenture the issuing entity will assign the representations to the indenture trustee for the benefit of securityholders and any applicable credit enhancement provider, if any, that:
•	each contract to be included in the Issuing Entity Property was originated in the United States by a dealer for the retail sale of a financed vehicle in the ordinary course of the dealer’s business, has been fully and properly executed by the parties, and has been validly assigned by such dealer to the originator and by the originator to the depositor, and by the depositor to the issuing entity;

•	each contract to be included in the Issuing Entity Property creates a valid, subsisting, and enforceable first priority security interest for the benefit of the originator in the financed vehicle and such security interest has been, in turn, granted by the originator to the issuing entity and then assigned to the indenture trustee for the benefit of the securityholders;

•	each contract to be included in the Issuing Entity Property contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

•	each contract to be included in the Issuing Entity Property provides for level monthly payments (provided that the payment in the first or last month in the life of the contract may be minimally different from the level payment) that fully amortize the amount financed by maturity and yield interest at the annual percentage rate over an original term specified in the applicable transaction document;

•	each contract to be included in the Issuing Entity Property provides for, in the event that such contract is prepaid in full, a prepayment that fully pays the Principal Balance;

•	each contract to be included in the Issuing Entity Property is a Simple Interest Contract;

•	no obligor has defaulted on any portion of the first Contract Scheduled Payment due on any contract to be included in the Issuing Entity Property;

•	each contract to be included in the Issuing Entity Property and the sale of the related financed vehicle complied at the time it was originated or made and complies at the closing date in all material respects with all requirements of applicable federal, state, and local laws and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws;

•	each contract to be included in the Issuing Entity Property represents the genuine, legal, valid, and binding payment obligation in writing of the obligor, enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights generally and to general principles of equity and no obligor has any right of action against the depositor, the servicer or the issuing entity or any right to any offset, counterclaim or rescission;

•	no contract to be included in the Issuing Entity Property is due from any person that is not a natural person;

•	to the knowledge of the originator, the depositor and the issuing entity, at the applicable cut-off date, no obligor relating to a contract to be included in the Issuing Entity Property was the subject of a bankruptcy proceeding since origination;

•	immediately after the sale, assignment and transfer thereof to the issuing entity, each contract to be included in the Issuing Entity Property will be secured by an enforceable and perfected security interest in the financed vehicle in favor of the indenture trustee as secured party for the benefit of the Secured Parties which security interest is prior to all other liens in the financed vehicle;

•	no contract to be included in the Issuing Entity Property has been satisfied, subordinated, or rescinded and no financed vehicle been released from the lien granted by the related contract in whole or in part;

•	no provision of a contract to be included in the Issuing Entity Property has been waived;

•	to the best of the originator’s, the depositor’s and the issuing entity’s knowledge, no liens or claims have been filed for work, labor, materials, taxes or liens that arise out of operation of law relating to a financed vehicle that are prior to, or equal or coordinate with, the security interest in the financed vehicle granted by the contract to be included in the Issuing Entity Property;

•	except for delinquencies continuing for a period of not more than 30 days as of the applicable cut-off date, no default, breach, violation or event permitting acceleration under the terms of any contract has occurred and there was no material misrepresentation by any obligor on his credit application; and no continuing condition existed that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any contract to be included in the Issuing Entity Property has arisen;

•	the originator, in accordance with its customary procedures, has determined that the obligor relating to each contract to be included in the Issuing Entity Property has obtained physical damage insurance covering the financed vehicle or has applied for such insurance;

•	immediately prior to the transfer and assignment of each contract, the originator, the depositor and the issuing entity had good and marketable title to such contract to be included in the Issuing Entity Property free and clear of all liens;

•	no contract to be included in the Issuing Entity Property has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such contract under any transfer agreement or sale and servicing agreement would be unlawful, void or voidable;

•	all filings necessary in any jurisdiction to give the issuing entity and the indenture trustee a first perfected ownership interest in the contracts to be included in the Issuing Entity Property have been made;

•	each contract to be included in the Issuing Entity Property had an original maturity and a remaining term to maturity specified in the applicable transaction document;

•	there is only one original executed copy of each contract to be included in the Issuing Entity Property and such original has been delivered to the indenture trustee;

•	each contract to be included in the Issuing Entity Property is payable in U.S. Dollars and to the best of the originator’s, the depositor’s and the issuing entity’s knowledge, the obligor thereon is an individual who is a U.S. resident;

•	each contract to be included in the Issuing Entity Property has a final scheduled contract payment specified in the applicable transaction document;

•	the weighted average of the number of contract scheduled payments that have been due under the contracts to be included in the Issuing Entity Property since origination is as specified in the applicable transaction document;

•	each contract to be included in the Issuing Entity Property has a Principal Balance specified in the applicable transaction document;

•	no advances were made on the obligor’s behalf to satisfy any of the representations and warranties in the transaction documents relating to a contract to be included in the Issuing Entity Property;

•	no financed vehicle relating to a contract to be included in the Issuing Entity Property was repossessed on or prior to the applicable cut-off date;

•	each contract to be included in the Issuing Entity Property satisfies in all material respects the requirements under the originator’s credit and collection policy in effect at the time as of the Closing Date or the applicable Funding Date;

•	there are no proceedings pending, or to the best of the originator’s, the depositor’s or the issuing entity’s knowledge, threatened, in which the obligor or any governmental agency has alleged that any contract to be included in the Issuing Entity Property is illegal or unenforceable;

•	the originator, the depositor and the issuing entity have duly fulfilled all obligations to be fulfilled on the lender’s part in connection with the origination, acquisition and assignment of the contracts to be included in the Issuing Entity Property and the related trust estate;

•	the sale, transfer, assignment and conveyance of the contracts to be included in the Issuing Entity Property and the related trust estate will not result in any tax, fee or governmental charge payable by the originator, the depositor, the issuing entity or the indenture trustee other than taxes which have or will be paid by the depositor;

•	the originator, the depositor and the issuing entity used no selection procedures that identified the contracts to be included in the Issuing Entity Property as being less desirable or valuable than other comparable motor vehicle contracts originated or acquired by the originator, the depositor and the issuing entity;

•	there will be no lien against any financed vehicle relating to a contract to be included in the Issuing Entity Property for delinquent taxes;

•	at the time of origination of each contract to be included in the Issuing Entity Property, the proceeds of such contract were fully disbursed and there is no requirement for future advances under any contract;

•	no contract to be included in the Issuing Entity Property is due from an obligor who has defaulted under a previous contract with the depositor or the originator;

•	the dealer that sold each contract to be included in the Issuing Entity Property to the originator has entered into a dealer agreement and that dealer agreement constitutes the entire agreement between the originator and the related dealer relating to the sale of the contract to the originator and the related dealer agreement is in full force and effect and is the legal, valid and binding obligation of the dealer;

•	each contract to be included in the Issuing Entity Property contains provisions requiring the obligor to assume all risk of loss or malfunction of the related financed vehicle and to maintain liability insurance on the financed vehicle;

•	no contract to be included in the Issuing Entity Property provides for the substitution, exchange or addition of any financed vehicle;
•	each contract to be included in the Issuing Entity Property is assignable by the originator, the depositor and the issuing entity without the consent of any person other than consents that have been obtained on or before the transfer to the issuing entity;

•	to the best of the originator’s, the depositor’s and the issuing entity’s knowledge, no obligor relating to a contract to be included in the Issuing Entity Property is a person involved in the business of leasing or selling equipment of a type similar to the financed vehicles;

•	each financed vehicle relating to a contract to be included in the Issuing Entity Property was properly delivered to the obligor in good repair, without defects and in satisfactory order;

•	the servicer holds the certificate of title or the application for a certificate of title for each financed vehicle relating to a contract to be included in the Issuing Entity Property as of the date on which the related contract is transferred to the issuing entity and will obtain within 180 days certificates of title relating to each application;

•	no contract to be included in the Issuing Entity Property has been extended, rewritten or is subject to any forbearance, or any other such modified payment plan other than in accordance with the originator’s credit and collection policy; and

•	each contract or the originator satisfies any additional conditions or requirements set forth in the applicable transaction document.
     If any party to a transfer agreement discovers a breach of any of the representations and warranties with respect to any of the criteria required by that transfer were made which materially and adversely affects the interests of the issuing entity or the securityholders in the related contract, the party discovering that breach will give prompt written notice of that breach to the other parties to the transfer agreement; provided, that delivery of the monthly servicer’s certificate will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach; provided, further, that the failure to give that notice will not affect any obligation of the depositor under the transfer agreement. If the breach materially and adversely affects the interests of the issuing entity or the securityholders in the related contract, and unless the breach has been cured by the last day of the first full Collection Period following the discovery of the breach, the depositor will have an obligation, and the indenture trustee will at the expense of the depositor enforce such obligation of the depositor, and, if necessary, the obligation of the originator, to repurchase any such nonconforming contract as of the last day of the first full Collection Period following the breach. The repurchase obligation will constitute the sole remedy available to the securityholders or the indenture trustee for the failure of a contract to meet any of the eligibility criteria set forth in the relevant transfer agreement.
The Collection Account and Eligible Investments
     With respect to each issuing entity, the servicer, trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the owner related trustee or indenture trustee on behalf of the related securityholders and any other secured party described in the applicable prospectus supplement into which all payments made on or with respect to the related contracts will be deposited. Funds in the collection account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the servicer. Eligible Investments are limited to investments acceptable to each rating agency rating the applicable securities and which are consistent with the rating of those securities. Eligible Investments made with respect to the collection account will mature no later than the business day immediately preceding the next following Payment Date.

Other Accounts
     Any other Issuing Entity Accounts to be established with respect to an issuing entity will be described in the applicable prospectus supplement. For any series of securities, funds in any related reserve account or any other Issuing Entity Accounts as may be identified in the applicable prospectus supplement will be invested in Eligible Investments as provided in the related sale and servicing agreement, trust agreement or indenture.
Payments on Contracts
     With respect to each issuing entity, all collections on the contracts will be deposited into or credited to the collection account by the servicer within two business days of the receipt of payments from obligors or as specified in the applicable prospectus supplement. Until these funds have been deposited into the collection account, the servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds.
Payments and Distributions on the Securities
     With respect to each series of securities, beginning on the Payment Date specified in the applicable prospectus supplement, payments and distributions of principal and interest or, where applicable, of principal or interest only, on each class of securities entitled thereto will be made by the indenture trustee to the noteholders and to the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series will be set forth in the applicable prospectus supplement.
     With respect to each issuing entity on each Payment Date, collections on the related contracts will be withdrawn from the related collection account and will be paid and distributed to the related securityholders and certain other parties (such as the servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that Payment Date to the extent specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.
Credit and Cash Flow Enhancement
     The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series, will be set forth in the applicable prospectus supplement.
Credit Enhancement
     Credit enhancement may be in the form of one or more of the following:
•	a financial guaranty insurance policy, which is a financial guaranty insurance policy issued by a financial guaranty insurer for the benefit of the securityholders which will unconditionally and irrevocably guarantee the payments of interest and certain payments of principal due on the related securities during the term of the financial guaranty insurance policy;

•	subordination of one or more classes of securities, which is a structural feature where a class of securities lower in priority of payment provides credit support to those classes of securities having higher priority of payment relative to that class;

•	excess cashflow, which is excess of the amount paid by obligors on the contracts each month over the amounts required to be paid out each month by the issuing entity to cover certain fees of the issuing entity and interest on the securities;

•	reserve or spread accounts, which are cash accounts from which amounts can be withdrawn on any payment date to cover any shortfalls that result when available funds are insufficient to cover certain fees and expenses of the issuing entity, including interest payments and certain principal payments on the securities;

•	reserve account letters of credit, which are letters of credit issued by a financial institution under which amounts can be withdrawn on any payment date to cover any shortfalls that result when available funds are insufficient to cover certain fees and expenses of the issuing entity, including interest payments and certain principal payments on the securities; or

•	overcollateralization, which is the amount by which the pool balance exceeds the principal balance of the securities.
Cash Flow Enhancement
     Cash flow enhancement may be in the form of one or more of the following:
•	interest rate swaps, which are arrangements under which the issuing entity makes fixed payments on a monthly or quarterly basis to a swap counterparty and receives floating rate payments based on LIBOR;

•	interest rate caps, which are arrangements under which the issuing entity makes an upfront payment to a swap counterparty and receives a payment on a monthly or quarterly basis to the extent LIBOR exceeds a stated, or capped, amount;

•	letters of credit, which are letters issued by a credit provider committing to make payments on the securities, up to a stated amount, if the issuing entity is unable to do so; or

•	credit or liquidity facilities, which are facilities set up by a credit provider, to hold money that is available to the issuing entity as a source of funds to make payments on the securities.
     Credit and cash flow enhancement for a class may cover one or more other classes of the same series of securities.
     Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act of 1933, as amended (the “Securities Act”) unless exempt from registration under the Securities Act.
     The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders may suffer a loss on their investment in those securities, as described in the applicable prospectus supplement.
Servicer Reports
     The servicer will perform monitoring and reporting functions for any trustee, indenture trustee, or credit enhancement provider, including the preparation and delivery of a statement described under “The Securities —Statements to Securityholders” in this prospectus.

Purchase of Contracts by the Servicer
     The servicer will be required to purchase contracts as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the securityholders or the applicable issuing entity in the contracts at a price equal to the outstanding amount of principal plus accrued interest on the contract calculated in accordance with the servicer’s customary practice.
Servicing Fee
     The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. The servicer will be entitled to receive on each Payment Date a servicing fee calculated as described in the applicable prospectus supplement.
Waivers and Extensions
     The sale and servicing agreements will require the servicer to use reasonable efforts to collect all payments called for and due under the terms and provisions of the related contracts held by each issuing entity. Subject to any limitations set forth in the applicable prospectus supplement, the servicer, consistent with its customary servicing practices, will be permitted, in its discretion, to:
•	waive any late payment charges in connection with delinquent payments on a contract;

•	waive any other fees;

•	grant an extension in order to work out a default or an impending default in certain circumstances; provided that the final maturity date of a contract may not be extended past the month preceding the final maturity date of the class of securities having the latest final maturity date and such extension complies with the restrictions we described in “The Transfer Agreements and the Indenture— Extensions of Contracts’ Final Payment Dates” in the applicable prospectus supplement; or

•	take any other action specified in the applicable prospectus supplement and the applicable sale and servicing agreement.
Advances
     If and to the extent specified in the applicable prospectus supplement, the servicer may be required to advance monthly payments of interest or monthly payments of principal and interest in respect of a delinquent contract or servicer approved deferrals of monthly payments that the servicer, in its sole discretion, expects to receive from subsequent payments on or with respect to such contract or from other contracts. The servicer shall be entitled to reimbursement of advances from subsequent payments on or with respect to the contracts to the extent described in the applicable prospectus supplement.
Realization Upon Defaulted Contracts
     On behalf of the issuing entity, the servicer will use reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of and liquidate the financed vehicle securing any contract as to which the servicer has determined eventual payment in full is unlikely. The servicer is authorized as it deems necessary or advisable, consistent with its customary servicing practices, to make reasonable efforts to realize upon any recourse to any dealer and selling the related financed vehicle at public or private sale. In any case in which the financed vehicle has suffered damage, the servicer shall not be required to expend funds in connection with the repair or the repossession of that financed vehicle unless it determines in its sole discretion that such repair and/or repossession will increase liquidation proceeds with respect to that financed vehicle by an amount greater than the amount of those expenses.

Evidence as to Compliance
     The sale and servicing agreements will provide that a firm of nationally recognized independent public accountants will annually furnish to the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, on or before March 31 of each calendar year, a statement to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the sale and servicing agreement in all material respects.
     In addition, on or before March 31 of each calendar year such accountants will also furnish a report prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the servicer’s assessment of compliance with the applicable servicing criteria.
     The issuing entity will file Form 10-K annually which will include the servicer’s report on its assessment of compliance with servicing criteria and the accountants’ attestation report on the assessment described above.
     The sale and servicing agreements will also provide for annual delivery to the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, on or before March 31 of each calendar year of a certificate signed by an authorized officer of the servicer regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations for asset-backed securities transactions that are backed by the same types of assets as those backing the securities. The servicer will also give the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, notice of any events of termination of the servicer under the related sale and servicing agreements.
Material Matters Regarding the Servicer
     The sale and servicing agreements will provide that the servicer may not resign from its obligations and duties as servicer thereunder except upon a determination that the performance of its duties under the applicable sale and servicing agreement will no longer be permissible under applicable law and unless a replacement servicer has been appointed. No resignation of the servicer will become effective until the related trustee, indenture trustee or a successor servicer has assumed the servicer’s servicing obligations and duties under the sale and servicing agreements. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties with the consent of the Controlling Party, provided that the servicer will remain obligated and liable for servicing the contracts as if the servicer alone were servicing the contracts. See “ — The Trustee and Indenture Trustee” in this prospectus.
     The sale and servicing agreements will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuing entity or the related securityholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreements; provided, however, that neither the servicer nor any other person described above will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties. In addition, the sale and servicing agreements will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the sale and servicing agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreements and the rights and duties of the parties thereto and the interests of the securityholders thereunder. Any indemnification or reimbursement of the servicer could reduce the amount otherwise available for distribution to securityholders.
     Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party or any corporation succeeding to the business of the servicer, or, with respect to the servicer’s obligation as the servicer, will be the successor of the servicer under the sale and servicing agreements.

Defaults by the Servicer
     A default by the servicer under the sale and servicing agreements may include any of the following but only to the extent specified in the applicable prospectus supplement:
•	failure by the servicer to deposit to the collection account any amount required to be deposited in the collection account for one Business Day or more after the indenture trustee notifies the servicer of the failure or an officer of the servicer discovers the failure;

•	failure by the servicer to deliver to the indenture trustee the Servicer’s Certificate at least five Business Days before the related payment date for one business day or more after the indenture trustee notifies the servicer of the failure or an officer of the servicer discovers the failure;

•	failure by the depositor or the servicer to purchase or repurchase a contract in accordance with the sale and servicing agreement for one Business Day or more after the depositor or the servicer is notified of the failure by the indenture trustee or a majority of holders of Class A notes, or after discovery of the failure by an officer of the originator, the depositor or the servicer;

•	failure by the servicer or the depositor to duly observe or perform in any material respect any other covenants or agreements of the servicer or the depositor in the sale and servicing agreement or any other transaction document, which failure materially and adversely affects the rights of the issuing entity or the securityholders in a contract and is uncured for 30 days or more after the depositor or the servicer is notified of the failure by the indenture trustee or a majority of holders of notes or after discovery of the failure by an officer of the depositor or the servicer; or

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the servicer.
Rights Upon Default by the Servicer
     Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.
Amendment
     Any term or provision of the transaction documents or the indenture may be amended without the consent of any of the noteholders if such amendment does not materially and adversely affect the interests of noteholders.
     Any term or provision of the transaction documents or the indenture may be amended without the consent of any of the noteholders to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the parties thereto or any of their affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.
     Any term or provision of the transaction documents or the indenture may also be amended from time to time with the consent of the noteholders evidencing not less than a majority of the aggregate outstanding principal amount of the notes, voting as a single class (subject to the rights of credit enhancement providers), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transaction documents or of modifying in any manner the rights of the noteholders only if the amendment does not (i) reduce the interest rate or principal amount of any note or delay the final scheduled payment date of any note without the consent of the holder of such note, (ii) reduce the percentage of the aggregate principal amount of the outstanding notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate principal amount of the outstanding notes which were required to consent to such matter before giving effect to the amendment, (iii) modify or alter certain provisions relating to the definition of an

“outstanding” note, (iv) reduce the percentage of the note balance required to direct the indenture trustee to direct the issuing entity to sell or liquidate the trust estate if the proceeds of that sale would be insufficient to pay the note balance plus accrued but unpaid interest on the notes, (v) modify any amendment provision in any respect adverse to the interests of the noteholders except to increase any percentage specified in that provision or to provide that certain additional provisions of the indenture or the other transaction documents cannot be modified or waived without the consent of the holder of each outstanding note affected thereby, (vi) modify any of the provisions of the indenture in a manner that would affect the calculation of the amount of any payment of interest or principal due on any note on any payment date (including the calculation of any of the individual components of that calculation) or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes contained in the indenture, (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture relating to any part of the trust estate or, except as otherwise permitted or contemplated in the indenture or in the other transaction documents, terminate the lien of the indenture on any property at any time subject hereto or deprive any noteholder of the security provided by the lien of the indenture, or (viii) impair the right of a noteholder to institute suit for the enforcement of payment of principal and interest. It will not be necessary for the consent of noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of noteholders provided for in the transaction documents) and of evidencing the authorization of the execution thereof by noteholders will be subject to the reasonable requirements as the indenture trustee may prescribe, including the establishment of record dates pursuant to the note depository agreement.
     Additional restrictions on amendments, including rights of credit enhancement providers, interest rate swap counterparties or other persons to consent thereto, may be set forth in the transaction documents or indenture for a particular transaction.
Termination
     With respect to each issuing entity, the obligations of the depositor, the servicer, the trustee and indenture trustee pursuant to the sale and servicing agreements, the administration agreement and the indenture will terminate upon the earlier of:
•	the maturity or other liquidation of the last related contract and the disposition of any amounts received upon liquidation of any remaining contracts or other assets that are part of the related Issuing Entity Property; and

•	(a) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the sale and servicing agreements and the administration agreement and the disposition of all property held as part of the related issuing entity, (b) if applicable, the termination of the related insurance policy in accordance with its terms and the surrender of the insurance policy to the related insurer for cancellation, (c) the payment of all amounts owed to the trustee or indenture trustee under the sale and servicing agreements, the administration agreement and the indenture and (d) if applicable, the payment of all amounts owed to any credit enhancement provider.
     To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the depositor, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining contracts and other property included in the Issuing Entity Property of an issuing entity on any Payment Date as of which the related Pool Balance, after giving effect to the principal payments and distributions otherwise to be made on that Payment Date, has declined to the percentage of the Original Pool Balance plus any pre-funded amounts specified in the applicable prospectus supplement at a price equal to the aggregate of the outstanding principal amounts of the contracts, plus accrued interest, calculated in accordance with the servicer’s customary practice, thereof as of the end of the preceding Collection Period, provided that such price is sufficient to redeem each security issued by such issuing entity at a redemption price equal to its outstanding principal amount plus accrued and unpaid interest at the applicable interest rate. In no event will any noteholders or certificateholders or the related issuing entity be subject to any liability to the entity purchasing the contracts as a result of or arising out of that entity’s purchase of the contracts.

     As more fully described in the applicable prospectus supplement, any outstanding notes of the related issuing entity will be redeemed concurrently with either of the events specified in the two preceding paragraphs, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The trustee or indenture trustee will give prompt written notice of termination (but not later than 10 days prior to the termination) to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the trustee or indenture trustee specified in the notice of termination. The trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuing entity.
The Trustee and Indenture Trustee
     With respect to each issuing entity, neither the trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the related sale and servicing agreements, trust agreement, administration agreement, indenture, securities or any related contracts or related documents. As of the applicable closing date, neither the trustee nor the indenture trustee will have examined the contracts. If no event of default has occurred under the indenture, the trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the trustee or indenture trustee under the related sale and servicing agreements, administration agreement, or indenture, as applicable, the making of payments or distributions to noteholders and certificateholders in the amounts specified in certificates provided by the servicer and, if applicable, drawing on the related insurance policy if required to make payments or distributions to securityholders.
     With respect to each issuing entity, the trustee or indenture trustee will be under no obligation to exercise any of the issuing entities or powers vested in it by the sale and servicing agreements, trust agreement or indenture, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders, unless those securityholders have offered to the trustee or indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.
     Each trustee and indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each trustee and indenture trustee, in some circumstances, acting jointly with the servicer, will have the power to appoint co-trustees or separate trustees of all or any part of the related Issuing Entity Property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the trustee or indenture trustee by the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable, will be conferred or imposed upon the trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the trustee or indenture trustee.
     Each trustee and indenture trustee will be entitled to a fee which will be payable either on an annual basis or any other basis specified in the applicable prospectus supplement. These trustee fees will be payable by the servicer out of its servicing fee as specified in the applicable prospectus supplement. The related sale and servicing agreements, trust agreement, administration agreement, and indenture, as applicable, will further provide that the trustee and indenture trustee will be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability or expense incurred by the trustee or indenture trustee not resulting from the trustee’s or indenture trustee’s own willful misfeasance, bad faith or negligence or by reason of breach of any of their respective representations or warranties set forth in the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable.
     Neither the trustee nor the indenture trustee will have any liability for the representations, warranties, covenants, agreements or other obligations of the issuing entity under the Notes or any of the other transaction documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the issuing entity. Neither the trustee nor the indenture trustee will be personally liable for the payment of any indebtedness or expense of the issuing entity and will not be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the issuing entity under the transaction documents.
     The originator, the servicer and the depositor may maintain other banking relationships with each trustee and indenture trustee in the ordinary course of business.
The Administration Agreement
     The originator or another party specified in the applicable prospectus supplement, in its capacity as administrator, may enter into an administration agreement, which may be amended and supplemented from time to time, with the issuing entity and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required of the depositor and/or the related issuing entity pursuant to the related indenture or trust agreement. With respect to any issuing entity, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount to be set forth in the applicable administration agreement. Any administration fee will be paid by the servicer.
THE INDENTURE
     The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.
Modification of Indenture
     See “The Transaction Documents — Amendment” in this prospectus.
Events of Default Under the Indenture; Rights Upon Event of Default
     With respect to the notes of a given series, an “event of default” under the related indenture may consist of any of the following but only to the extent specified in the applicable prospectus supplement:
•	default in the payment of any interest on any note when the same becomes due and payable, and such default shall continue for a period of five days;

•	default in the payment of the principal of or any installment of the principal of any note on the applicable final scheduled payment date;

•	any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the issuing entity or securityholders in a contract, and which continues unremedied for 30 days after receipt by the issuing entity of written notice thereof from the indenture trustee at the direction of noteholders evidencing a majority of the Note Balance of the notes;

•	any representation or warranty of the issuing entity made in the indenture or in any certificate the issuing entity provides proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuing entity or securityholders in a contract, and which failure continues unremedied for 30 days after receipt by the issuing entity of written notice thereof from the indenture trustee at the direction of noteholders evidencing a majority of the Note Balance of the notes;

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity;

•	the occurrence of a sale and servicing event of default;

•	the issuing entity becoming treated as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; or

•	other events, if any, set forth in the applicable prospectus supplement.
     The failure to pay principal of a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of notes.
     Each applicable prospectus supplement may set forth indenture events of default that are in addition to or different from the events of default set forth above.
     With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.
Material Covenants
     Each indenture will provide that the related issuing entity may not consolidate with or merge into any other entity, unless:
•	the entity formed by or surviving any consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

•	the entity expressly assumes the issuing entity’s obligation to make due and punctual payments on the notes of the related series and the performance or observance of every agreement and covenant of the issuing entity under the indenture;

•	no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

•	the issuing entity has been advised that the ratings of the securities of the applicable series then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

•	the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any holder of the securities of the issuing entity;

•	any action as is necessary to maintain the lien and security interest created by the related indenture has been taken;

•	the issuing entity has delivered to the indenture trustee an officer’s certificate and an opinion of counsel stating that such consolidation or merger complies with the indenture; and

•	any other conditions specified in the applicable prospectus supplement have been satisfied.
     Additionally, the related indenture will provide that each issuing entity will not, among other things:
•	except as expressly permitted by the applicable indenture, the applicable sale and servicing agreements, the applicable trust agreement, the applicable administration agreement or the other related documents with respect to the issuing entity, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;
•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the issuing entity.
     In addition, the issuing entity will from time to time execute and deliver all supplements and amendments to the indenture and all financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the administrator and delivered to the issuing entity, and shall take such other action necessary or advisable to (a) grant more effectively all or any portion of the collateral, (b) maintain or preserve the lien and security interest (and the priority thereof) created by the indenture or carry out more effectively the purposes of the indenture, (c) perfect, publish notice of or protect the validity of any grant made or to be made by the indenture, (d) enforce any of the collateral or (e) preserve and defend title to the collateral and the rights of the indenture trustee and the noteholders in the collateral against the claims of all persons.
List of Noteholders
     With respect to the notes of any issuing entity, three or more holders of the notes of any issuing entity or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the notes may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. Such indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such issuing entity.
Annual Compliance Statement
     Each issuing entity will be required to file annually with the related indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.
Indenture Trustee’s Annual Report
     The indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	if the related indenture requires the indenture trustee to make advances, any amount advanced by it under the indenture;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity;

•	the property and funds physically held by the indenture trustee in its capacity as indenture trustee; and

•	any action taken by it that materially affects the related notes and that has not been previously reported.
Satisfaction and Discharge of Indenture
     An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.
The Indenture Trustee
     The indenture trustee of notes for each issuing entity will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuing entity may resign with 60 days written notice, in which event the issuing entity will be obligated to appoint a successor indenture trustee for such issuing entity. The issuing entity may remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture, if such indenture trustee becomes insolvent or such indenture trustee becomes legally incapable of acting. In such circumstances, the issuing entity will be obligated to appoint a successor indenture trustee for the notes of the applicable issuing entity. In addition, a majority of the Controlling Class of notes may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for the notes of the issuing entity does not become effective until acceptance of the appointment by the successor indenture trustee for such issuing entity.
     Additional matters relating to the indenture trustee are described under “The Transaction Documents” in this prospectus.
MATERIAL LEGAL ASPECTS OF THE CONTRACTS
Rights in the Contracts
     The transfer of the contracts by the originator to the depositor, by the depositor to the issuing entity, and the pledge to the indenture trustee, and the enforcement of rights to realize on the contracts, the indenture trustee’s security interest in the financed vehicles and the other property securing the contracts are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title acts as in effect in various states. The servicer and the depositor will take the actions described below to perfect the security interest of the issuing entity or the indenture trustee in the contracts.
     Under the applicable sale and servicing agreement, either the servicer or the indenture trustee will act as custodian, and as custodian will have physical possession of the contract files. While the contracts will not be physically marked to indicate the security interest therein by the issuing entity, appropriate UCC-1 financing statements reflecting the assignment of the originator’s security interest in the contracts by the originator to the depositor and by the depositor to the issuing entity will be filed to perfect that interest and give notice of the issuing entity’s and the indenture trustee’s security interest in the contracts. If, through inadvertence or otherwise, any of the contracts were sold or pledged to another party who purchased the contracts in the ordinary course of its business and took possession of the original physical contracts (or “tangible chattel paper”) for the contracts, the purchaser would acquire an interest in the contracts superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the contracts for value and without actual knowledge of the issuing entity’s and the indenture trustee’s interests in the contracts, which could cause securityholders to suffer losses on their securities.
     Generally, the rights held by assignees of the contracts, including without limitation the issuing entity and the indenture trustee, will be subject to:
•	all the terms of the contracts; and

•	any other defense or claim of the obligor against the assignor of such contract which accrues before the obligor receives notification of the assignment because the originator is not obligated to give the obligors notice of the assignment of any of the contracts, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the contract.
Security Interests in the Financed Vehicles
     Obtaining Security Interests in the Financed Vehicles. In all states in which the contracts were originated, motor vehicle retail installment sales contracts and/or installment loans such as the contracts evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The contracts also constitute personal property security agreements and include grants of security interests in the financed vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state where the financed vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle is perfected by obtaining the certificate of title to the financed vehicle or the notation of the secured party’s lien on the financed vehicle’s certificate of title. However, in certain states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus includes certificates of title maintained in physical form and electronic form. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third party servicer. The originator will represent and warrant to the depositor that the originator has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the contracts and that the security interest has been assigned to the issuing entity or that all steps will be taken to obtain such security interest and other such assignments. If the originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a first priority perfected security interest in that financed vehicle.
     If the originator did not take the steps necessary to cause its security interest to be noted on the certificate of title for a financed vehicle until after 20 days after the date the related obligor received possession of the financed vehicle and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related contract becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the originator, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.
     Perfection of Security Interests in Financed Vehicles. The originator will contribute the contracts and assign its security interest in each financed vehicle to the depositor. The depositor will sell the contracts and assign the security interest in each financed vehicle to the issuing entity. The issuing entity will assign its security interest in each financed vehicle to the indenture trustee for the benefit of the securityholders. However, because of the administrative burden and expense of re-titling, neither the servicer, the depositor, the issuing entity nor the indenture trustee will amend any certificate of title to identify the issuing entity or the indenture trustee as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the originator will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the applicable contribution agreement, sale and servicing agreement and indenture are effective conveyances of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, there exists a risk in not identifying the issuing entity or the indenture trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the issuing entity or the indenture trustee could be released or another person could obtain a security interest in the applicable financed vehicle that is higher in priority than the interest of the issuing entity or the indenture trustee.
     In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the originator generally will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If the originator failed to perfect the security interest in any financed vehicle assigned to the issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.
     Under the laws of most states, the perfected security interest in a financed vehicle would continue for four months after such financed vehicle is moved to a state other than the state in which it is initially registered and thereafter until the financed vehicle owner re-registers the financed vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a financed vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle contracts, the originator takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a contract sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related contract before release of the lien. Under the applicable sale and servicing agreement, the servicer, at its expense, will be obligated to take appropriate steps to maintain the continuous notation of the originator as the lienholder on the certificate of title for the financed vehicle.
     Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Federal tax laws also grant priority to federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if such motor vehicles are used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. Each of the originator, the depositor and the issuing entity will represent in the applicable contribution agreement, sale and servicing agreement and indenture that, as of the Closing Date or Funding Date, as applicable, no state or federal liens exist with respect to any financed vehicle securing payment on any related contract transferred on such date. However, liens could arise, or a confiscation could occur, at any time during the term of a contract. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the Closing Date would not give rise to the originator’s repurchase obligations under the contribution agreement.
Repossession
     In the event of a default by an obligor, the holder of the related contract has all of the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. In certain states, Uniform Commercial Code remedies include the secured party having the right to repossess a financed vehicle by self-help means, unless such means would constitute a breach of the peace or is otherwise limited by applicable state law. A secured party can accomplish self-help repossession simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or, if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, after the financed vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.
Notice of Sale; Redemption Rights
     In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.
     The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses. In some other states, the obligor may redeem the collateral by payment of delinquent installments on the unpaid principal balance of the related obligation.
Deficiency Judgments and Excess Proceeds
     The proceeds of resale of the repossessed financed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Additionally, in some states a secured party is prohibited from seeking a deficiency judgment from an obligor whose financed vehicle had an initial cash sales price less than a specified amount, usually $3,000. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment.
     The Uniform Commercial Code also permits an obligor to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the obligor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the obligor to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.
     Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the secured party to remit the surplus to any holder of a subordinate lien with respect to the financed vehicle or, if no subordinate lienholder exists or there are remaining funds after the subordinated lienholder is paid, to the obligor.

Consumer Protection Laws
     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms and limitations on loan terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Relief Act, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sale and loan acts, unfair or deceptive practices acts including requirements regarding the adequate disclosure of loan terms and limitations on loan terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the contracts described herein.
     Under most state vehicle dealer licensing laws, sellers of automobiles, light-duty trucks and/or other types of motor vehicles must be licensed to sell such vehicles at retail sale. In addition, the Federal Trade Commission’s Rule on Sale of used financed vehicles requires that all sellers of used financed vehicles prepare, complete and display a “Buyer’s Guide” explaining the warranty coverage for the financed vehicles. Furthermore, federal odometer regulations and the motor vehicle title laws of most states require that all sellers of used financed vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if the seller did not provide either a buyer’s guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller. If an obligor to a contract were successful in asserting these claims or defenses, the servicer would pursue on behalf of the Issuer any reasonable remedies against the seller or manufacturer of the financed vehicle.
     The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws, however, may differ.
     Most of the contracts will be subject to the requirements of the HDC Rule. Accordingly, the issuing entity, as the owner of the contracts, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related contract. The originator will represent in the applicable contribution agreement that each of the contracts, and the sale of the related financed vehicles, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.
     Any loss, to the extent not covered by credit support, could result in losses to securityholders. If an obligor is successful in asserting any claim or defense described in the four immediately preceding paragraphs, the claim or defense may constitute a breach of a representation and warranty under the applicable contribution agreement and sale and servicing agreement and may create an obligation of the originator and the depositor to repurchase the contract unless such party cures the breach.
     The originator will represent and warrant that each automobile loan complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the originator, the depositor or the indenture trustee because the originator violated any law and the claim materially and adversely affects the indenture trustee’s interest in an automobile loan, the violation would create an obligation of the originator to make certain payments in respect of the contract unless the violation were cured.

     Courts sometimes apply general equitable principles to secured parties pursuing repossession and litigation regarding deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.
     During the last few years, many creditors have been sued in class action lawsuits for allegedly discriminating against borrowers on a prohibited basis (i.e., race, sex, color) in connection with their motor vehicle lending activities. These class action lawsuits have generally alleged that the creditor’s policy of permitting dealer mark-ups of its “buy-rates” has a disparate impact on certain minority borrowers and violates the Equal Credit Opportunity Act. Creditors have successfully defended or settled many of these class action lawsuits, but litigation is subject to many uncertainties and the future outcome of these types of lawsuits is unpredictable.
     In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.
Certain Matters Relating to Bankruptcy
     The depositor has been structured as a special purpose entity and will engage only in activities permitted by its organizational documents and the related transaction documents. The depositor has no intention of filing a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law so long as the depositor is solvent and does not reasonably foresee becoming insolvent. There can be no assurance, however, that the depositor, or the originator, will not become insolvent and file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.
     The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to the originator should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of the originator’s insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by the originator under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of the originator. These steps include the organization of the depositor as a special purpose entity pursuant to its limited liability company agreement, which contains certain constraints on the depositor’s ability to act (including restrictions on the limited nature of depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent managers).
     The originator and the depositor believe that:
•	subject to certain assumptions (including the assumptions that the books and records relating to the assets and liabilities of the originator will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements and there will be no commingling of the assets of the originator with those of the depositor), the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of the originator in the event of a petition for relief under the Bankruptcy Code with respect to the originator; and

•	the transfer of the contracts by the originator to the depositor should constitute an absolute transfer, and, therefore, such contracts would not be property of the originator in the event of the filing of an application for relief by or against the originator under the Bankruptcy Code.
     Special counsel to the originator will also render its opinion that:

•	subject to certain assumptions, the assets and liabilities of the depositor would not be substantively consolidated with the assets and liabilities of the originator in the event of a petition for relief under the Bankruptcy Code with respect to the originator; and

•	subject to certain assumptions, the transfer of contracts by the originator to the depositor constitutes an absolute transfer and would not be included in the originator’s bankruptcy estate or subject to the automatic stay provisions of the Bankruptcy Code.
     If, however, a bankruptcy court for the originator or a creditor of the originator were to take the view that the originator and the depositor should be substantively consolidated or that the transfer of the contracts from the originator to the depositor should be recharacterized as something other than an absolute transfer of such contracts, then securityholders may experience delays and/or shortfalls in payments on their securities.
Obligation to Make Certain Payments
     Under each transfer under the applicable contribution agreement and sale and servicing agreement, the originator and the depositor will make representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each financed vehicle as of the Closing Date or the related Funding Date. Accordingly, if any representation or warranty with respect to the perfection of the security interest is breached and that breach materially and adversely affects the issuing entity’s or the securityholders’ interest in the related contract, the breach would create an obligation of the originator or the depositor, as applicable, to make certain payments unless the breach is cured. Additionally, in the applicable sale and servicing agreements, the servicer will make affirmative covenants regarding the establishment and maintenance of the first priority perfected security interest in the name of the originator in each financed vehicle, the breach of which would create an obligation of the servicer to purchase the nonconforming contract if such breach materially and adversely affects the issuing entity’s or the securityholders’ interests in a contract.
Servicemembers Civil Relief Act
     Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), an obligor who enters military service after entering into a contract (including an obligor who was in reserve status and is called to active duty after entering into a contract), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the secured party. The Relief Act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the Army or Navy. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after entering into the related contract, no information can be provided as to the number of contracts that may be effected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the war in Iraq has included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related contracts would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected contract during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any contract upon which an obligor defaults, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the contracts resulting from similar legislation or regulations may result in delays in payments or losses on your securities.
Other Limitations
     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a secured party from repossessing the financed vehicle; and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the financed vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor (i.e. the indenture trustee) as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the contract.
     Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under credit enhancement, if any, could result in losses on your securities.
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
     Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and the certificates of any series. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Dechert LLP, Special Tax Counsel for each issuing entity, subject to the qualifications set forth in this section. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in the applicable prospectus supplement as well as the tax consequences to noteholders and certificateholders.
     Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material federal income tax consequences to investors of the purchase, ownership and disposition of the notes or certificates. The tax opinions of Special Tax Counsel with respect to each type of trust or limited liability company and the notes or certificates to be issued by the trusts or limited liability companies which have been delivered in connection with the filing of this prospectus and each applicable prospectus supplement are subject to certain assumptions, conditions and qualifications as described in detail below. Upon the issuance of any notes or certificates, Special Tax Counsel will deliver another opinion, regarding the same tax issues, to either confirm the legal conclusions and the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes or certificates, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel filed in connection with the applicable prospectus supplement. Each of those subsequent opinions of Special Tax Counsel will be filed with the SEC on Form 8-K prior to sale.
     However, the following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:
•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.
     This information is directed to prospective purchasers who purchase notes or certificates at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes or the certificates.
     The following discussion addresses notes, other than any series of notes specifically identified as receiving different tax treatment in the applicable prospectus supplement, which the depositor, the servicer and the noteholders will agree to treat as indebtedness secured by the contracts. Upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the series of notes specified in the prospectus supplement will be treated as debt for federal income tax purposes.
     The following discussion also addresses certificates falling into three general categories:
•	Certificates representing interests in a trust which the depositor, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust (a “Tax Trust”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust is a Tax Trust, Special Tax Counsel is of the opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. Special Tax Counsel is of the opinion that the trust will not be subject to United States federal income tax, and Special Tax Counsel is of the opinion that the certificates will represent a pro rata undivided interest in the income and assets of the Tax Trust.
•	Certificates or membership interests (“Partnership Certificates”), representing interests in a trust company which the depositor, the servicer and the applicable holders will agree to treat as equity interests in a partnership (a “Tax Partnership”). Upon the issuance of the notes or Partnership Certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Partnership, Special Tax Counsel is of the opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.
•	Certificates or membership interests (“Tax Non-Entity Certificates”), all of which are owned by the depositor, representing interests in a trust, as the case may be, which the depositor and the servicer will agree to treat as a division of the depositor and hence disregarded as a separate entity, in each case for purposes of federal, state and local income and franchise taxes (a “Tax Non-Entity”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust is a Tax Non-Entity, Special Tax Counsel is of the opinion that the trust or limited liability company will be disregarded and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Tax Non-Entity Certificates will represent direct ownership of the assets.
     The applicable prospectus supplement for each series of certificates will indicate whether the associated trust is a Tax Trust, Tax Partnership or Tax Non-Entity. Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of the depositor, for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of “Material Federal Income Tax Consequences” in this prospectus, references to a “holder” are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.
The Notes
     Characterization as Debt. For each series of notes, except for any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes. The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, excise, privilege and franchise tax purposes. The applicable prospectus supplement will specify whether the issuing entity is a Tax Trust, Tax Partnership or Tax Non-Entity for federal income tax purposes. See “—Trust Certificates—Classification of Trusts and Trust Certificates,” “—Partnership Certificates—Classification of Partnerships and Partnership Certificates” or “—Tax Non-Entity Certificates—Classification of Tax Non-Entities and Tax Non-Entity Certificates” in this prospectus for a discussion of the potential federal income tax considerations for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.
     Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with original issue discount (“OID”), the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.
     Original Issue Discount. A series of notes may be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. OID will be considered de minimis if it is less than 0.25% of the principal amount of a note multiplied by its expected weighted average life (calculated by taking account a reasonable prepayment assumption). If OID exceeds this de minimis amount, the notes will be considered to be issued with OID. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.
     If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.
     A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.
     A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the “bond premium amortization” rules of the Internal Revenue Code.
     Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.
     Information Reporting and Backup Withholding.
     Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.
     Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the depositor and all notes, except any series of notes specifically identified as receiving different tax treatment in the accompanying applicable prospectus supplement, as indebtedness for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.
     Tax Consequences to Foreign Noteholders. If interest paid to or accrued by a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:
•	is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the depositor, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the depositor is a “related person” within the meaning of the Internal Revenue Code; and

•	provides an appropriate statement on IRS Form W-8BEN or W-8ECI, as applicable, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement such changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.
     If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Foreign persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.
     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:
•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and
•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.
     If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.
Trust Certificates
     Classification of Trusts and Trust Certificates. For each series of certificates identified in the applicable prospectus supplement as Trust Certificates, upon the issuance of each series of Trust Certificates, Special Tax Counsel is of the opinion that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code and that the Trust Certificates will be treated as representing a pro rata undivided interest in the income and assets of the Tax Trust. For each series of Trust Certificates, the depositor and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.
     Although Special Tax Counsel has opined that each Tax Trust will be properly classified as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions and this opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a “publicly traded partnership” taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the contracts, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See “—Partnership Certificates — Classification of Partnerships and Partnership Certificates” below.

     Despite Special Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust.
Partnership Certificates
     Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the applicable prospectus supplement as Partnership Certificates, the depositor and the servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership whose interests are not publicly traded for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the depositor, in its capacity as recipient of distributions from the reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and the applicable prospectus supplement.
     If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any such tax that is unpaid by the Tax Partnership. However, upon the issuance of each series of Partnership Certificates, Special Tax Counsel is of the opinion that, for United States federal income tax purposes, the Tax Partnership will be treated as a partnership and will not be treated as an association taxable as a corporation, and that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.
     Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a publicly traded partnership taxable as a corporation. However, in the opinion of Special Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.
     Despite Special Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates presented equity interests in a partnership.
Tax Non-Entity Certificates
     Classification of Tax Non-Entities and Tax Non-Entity Certificates. For each series of certificates or membership interests identified in the applicable prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the depositor, the depositor and the servicer will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the Tax Non-Entity as a division of the depositor, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the depositor will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Upon the issuance of each series of Tax Non-Entity Certificates, Special Tax Counsel is of the opinion that the Tax Non-Entity will be treated as a division of the depositor and will be disregarded as a separate entity for United States federal income tax purposes, and that the Tax Non-Entity Certificates represent direct ownership of the assets. Under the “check-the-box” Treasury Regulations, unless the Tax Non-Entity is a trust that is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust or limited liability company, as the case may be, is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the depositor and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust or limited liability company, as the case may be, will be treated as a Tax Partnership.

     If certificates are issued to more than one person, the depositor and the servicer will agree, and the certificateholders will agree by their purchase, to treat the trust or limited liability company, as the case may be, as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the depositor, and the notes being debt of such partnership.
     Risks of Alternative Characterization. If a Tax Non-Entity were an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under “—Partnership Certificates — Classification of Partnerships and Partnership Certificates.”
STATE AND LOCAL TAX CONSEQUENCES
     The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders, certificateholders or membership interest holders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the contracts will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes, certificates or membership interests.
TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS
     Final Treasury Regulations directed at “potentially abusive” tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the securities. You may be required to report your investment in the securities even if your securities are treated as debt for federal income tax purposes. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements.
     You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the securities, and should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to this transaction.
CERTAIN ERISA CONSIDERATIONS
     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) impose certain duties on and restrict certain transactions by employee benefit plans that are subject to Title I of ERISA, plans subject to Section 4975 of the Code, and entities the underlying assets of which are deemed to include assets of any such plan (collectively, “regulated plans”) and on persons who are fiduciaries of such regulated plans with respect to the investment of plan assets. Governmental plans, certain church plans, and other plans that are not subject to Title I of ERISA or Section 4975 of the Code nonetheless may be subject to laws substantively similar to Title I of ERISA or Section 4975 of the Code (“similar law”). Section 406 of ERISA prohibits plans to which it applies from engaging in transactions described therein, and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975(c) of the Code (“prohibited transactions”). The prohibited transactions described in these provisions are transactions that involve the assets of a regulated plan, and to which a person related to the plan (a “party in interest” as defined in ERISA or a “disqualified persons” as defined in the Code) is a party. In addition, ERISA also imposes certain fiduciary duties on fiduciaries of plans subject to Title I of ERISA, including the duty to make investments that are prudent, diversified, and in accordance with ERISA and the plan’s governing instruments.

Exemptions Available to Debt Instruments
     Transactions involving an issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a regulated plan that purchased securities if assets of the issuing entity were deemed to be assets of the regulated plan. Under Section 3(42) of ERISA and a regulation issued by the United States Department of Labor (collectively, the “plan asset regulation”), the assets of the issuing entity would be treated as plan assets of a regulated plan for the purposes of ERISA and the Internal Revenue Code only if the regulated plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the plan asset regulation applied. An equity interest is defined under the plan asset regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. For additional information regarding the equity or debt treatment of interests, see “Certain ERISA Considerations” in the applicable prospectus supplement.
     If notes or other interests in the issuing entity (“notes”) are treated as debt for purposes of ERISA, the acquisition or holding of notes by or on behalf of a regulated plan could still be considered to give rise to a prohibited transaction if persons such as the trustee, the indenture trustee, the servicer, the depositor, the issuing entity, the originator or any of their respective Affiliates is or becomes a party in interest or a disqualified person with respect to such regulated plan or in the event that a subsequent transfer of a note is between a regulated plan and a party in interest or disqualified person with respect to such plan. However, one or more exemptions may be available with respect to certain of the prohibited transaction rules under ERISA and the Code depending in part upon the type of plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to: (a) PTCE 96-23, regarding investments determined by in-house asset managers; (b) PTCE 95-60, regarding investments by insurance company general accounts; (c) PTCE 91-38, regarding investments by bank collective investment funds; (d) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (e) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers; and (f) Section 408(17) of ERISA and Section 4975(d)(20) of the Code, regarding transactions with non-fiduciary service providers to regulated plans. Before purchasing notes, a regulated plan fiduciary should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a note should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.
     By acquiring a note, each purchaser or transferee will be required or deemed to represent based upon its own independent determination either (i) that it is not, and is not directly or indirectly acquiring the note for, on behalf of or with any assets of, a regulated plan or a plan or other arrangement subject to similar law or (ii) its acquisition and holding of such note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of similar law.
     We suggest that a fiduciary considering the purchase of securities on behalf of a regulated plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.
Underwriter Exemption
     The notes and certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the United States Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by regulated plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle retail installment sales contracts and/or installment loans securing the notes and certificates offered by this prospectus.

     The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a regulated plan are the following:
(1)	The acquisition of notes or certificates by a regulated plan is on terms, including the price, that are at least as favorable to the regulated plan as they would be in an arm’s-length transaction with an unrelated party.

(2)	The notes or certificates acquired by the regulated plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor’s or Moody’s.

(3)	The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the contracts to the issuing entity represents not more than the fair market value of the contracts. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services.

(4)	The trustee is a substantial financial institution and is not an affiliate, as defined in the exemption, of any other member of the “restricted group,” other than the underwriter. The restricted group consists of the underwriter, the indenture trustee, the depositor, the trustee, the servicer, any subservicer, any insurer, any swap counterparty, any obligor with respect to motor vehicle contracts constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity as of the date of initial issuance of the notes or certificates and any affiliate of these parties.

(5)	The regulated plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

(6)	The issuing entity satisfies the following requirements:
(a)	the corpus of the issuing entity consists solely of assets of the type which have been included in other investment pools;

(b)	securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the regulated plan’s acquisition of the notes or certificates; and

(c)	securities evidencing interests in these other investment pools have been purchased by investors other than regulated plans for at least one year prior to any regulated plan’s acquisition of the notes or certificates.
(7)	For certain kinds of issuing entities, the legal document establishing the issuing entity contains restrictions necessary to ensure that the assets of the issuing entity may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency, the sale and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the issuing entity and a true sale opinion is issued in connection with the transfer of assets to the issuing entity.

(8)	The acquisition of additional contracts, during the pre-funding period must satisfy the following requirements:

(a)	additional contracts must meet the same terms and conditions for determining eligibility as the initial contracts;

(b)	the additional contracts do not result in a lower credit rating;

(c)	the characteristics of the additional contracts are substantially similar to those of the retail installment sale contracts described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional contracts must be monitored by a credit support provider or other insurance provider independent of the depositor or an independent accountant;

(d)	the pre-funded amount must not exceed 25% of the original aggregate principal amount of the offered securities; and

(e)	the pre-funding period must end the earlier of:
(x)	three months or ninety days after the Closing Date;

(y)	the date on which an event of default occurs; or

(z)	the date the amount in the pre-funding account is less than the minimum dollar amount specified in the indenture, if any, or other agreement(s) among the depositor, a servicer and trustee.
     Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition and holding of securities by regulated plans sponsored by the depositor, the underwriters, the trustee, the servicer, any insurer, the swap counterparty or any “obligor” (as defined in the underwriter’s exemption) with respect to contracts included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the restricted group. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other regulated plans only if, among other requirements:
•	a regulated plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of a regulated plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuing entity containing assets sold or serviced by the same entity; and

•	in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related issuing entity is acquired by persons independent of the restricted group.
     The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the issuing entity; provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding sale and servicing agreement and (b) the sale and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing regulated plans before the plans purchase the notes or certificates issued by the issuing entity. All transactions relating to the servicing, management and operations of the issuing entity will be carried out in accordance with the administration agreement, indenture and sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.

     The exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted trust fund asset if it:
•	is an “eligible swap;”

•	is with an “eligible counterparty;”

•	is purchased by a “qualified plan investor;”

•	meets certain additional specific conditions which depend on whether the swap is a “ratings dependent

•	swap” or a “non-ratings dependent swap;” and

•	permits the trust fund to make termination payments to the swap (other than currently scheduled payments)

•	solely from excess spread or amounts otherwise payable to the servicer or depositor.
     An “eligible swap” is one which:
•	is denominated in U.S. dollars;

•	pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of notes or certificates to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”);

•	has a notional amount that does not exceed either: (i) the principal balance of the class of notes or certificates to which the swap relates, or (ii) the portion of the principal balance of such class represented by Primary Assets (“allowable notional amount”);

•	is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”);

•	has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of notes or certificates are fully repaid; and

•	does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.
     An ‘‘eligible counterparty’’ means a bank or other financial institution which has a rating at the date of issuance of the notes or certificates, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the rating agencies rating the notes or certificates; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable rating agency.
     A ‘‘qualified plan investor’’ is a plan or plans where the decision to buy such class of notes or certificates is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the notes or certificates and such fiduciary is either:

•	(a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

•	an ‘‘in-house asset manager’’ under PTCE 96-23; or

•	has total assets (both plan and non-plan) under management of at least $100 million at the time the notes or certificates are acquired by the plan.
     In ‘‘ratings dependent swaps’’ (where the rating of a class of notes or certificates is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the pooling and servicing agreement:
•	obtain a replacement swap agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or

•	cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of notes or certificates will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of notes or certificates with a term of more than one year).
     In the event that the servicer fails to meet these obligations, regulated plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the exemption will prospectively cease to be applicable to any class of notes or certificates held by a plan which involves such ratings dependent swap.
     “Non-ratings dependent swaps” (those where the rating of the notes or certificates does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:
•	obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate);

•	cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

•	terminate the swap agreement in accordance with its terms.
     An ‘‘eligible yield supplement agreement’’ is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS agreement”). If the EYS agreement has a notional principal amount and/or is written on an International swaps and Derivatives Association, Inc. (“ISDA”) form, the EYS agreement may only be held as an asset of the trust fund with respect to notes or certificates purchased by regulated plans if it meets the following conditions:
•	it is denominated in U.S. dollars;

•	it pays an allowable interest rate;

•	it is not leveraged;

•	it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

•	it is entered into between the trust fund and an eligible counterparty; and

•	it has an allowable notional amount.

•	Each purchaser that is purchasing the notes or certificates in reliance on the underwriter’s exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.
     In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. The rating of a note or certificate may change. If the rating of a note or certificate declines below the lowest permitted rating, the note or certificate will no longer be eligible for relief under the exemption (although a regulated plan that had purchased the note or certificate when the note or certificate had a permitted rating would not be required by the exemption to dispose of it). Consequently, only regulated plan investors that are insurance company general accounts would be permitted to purchase the notes or certificates in such circumstances pursuant to Section I and III of Prohibited Transaction Class exemption (“PTCE”) 95-60.
     For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see “Certain ERISA Considerations” in the applicable prospectus supplement. If you are a regulated plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuing entity will be deemed to hold plan assets and the applicability of the underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a regulated plan under ERISA and the Internal Revenue Code.
PLAN OF DISTRIBUTION
     The depositor may offer and sell the securities of a series in one or more of the following ways: (1) directly to one or more purchasers; (2) through agents; or (3) through underwriters. Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series that are offered and sold through underwriters, the depositor will agree to sell or cause the related issuing entity to sell to the underwriter(s) named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the depositor or will be sold in a private placement.
     Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, is, and any agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be, an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.
     In the underwriting agreement with respect to any given series of securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the applicable prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
     Each applicable prospectus supplement will either:

•	set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•	specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.
     Each underwriting agreement will provide that the originator and the depositor will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof. Each issuing entity may invest funds in its Issuing Entity Accounts in Eligible Investments acquired from the underwriters or from the originator, the depositor or any of their affiliates.
     Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.
     Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.
FORWARD-LOOKING STATEMENTS
     This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the originator, the issuing entity or the depositor, in press releases and in oral and written statements made by or with the originator’s, the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the originator, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The originator, the issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.
     Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the originator, the issuing entity or the depositor to control or predict. The forward-

looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The originator, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
RATINGS OF THE SECURITIES
     Any class of offered securities will initially be:
•	rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the depositor; and

•	identified in the applicable prospectus supplement as being in one of the four highest generic rating categories, which are referred to as “investment grade,” of the rating agencies identified in the applicable prospectus supplement as rating the offered securities.
     The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies that are rating the offered securities. The rating does not address the expected schedule of principal repayments on a class of securities other than to say that principal will be returned no later than the final maturity date for that class of securities. Ratings on the offered securities will be monitored by the rating agencies that are rating the offered securities while the offered securities are outstanding. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency rating the offered securities. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless such person or entity and the form of credit enhancement to be provided is identified in the applicable prospectus supplement. A rating is based on each rating agency’s independent evaluation of the contracts and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.
REPORTS TO SECURITYHOLDERS
     Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the issuing entity and prepared by the servicer will be sent on behalf of the issuing entity to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the sale and servicing agreement. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of the originator to securityholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuing entity.
WHERE YOU CAN FIND MORE INFORMATION
     Santander Drive Auto Receivables LLC, as depositor, has filed a registration statement with the SEC relating to the securities. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington D.C., 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F. Street, NE, Washington D.C., 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http//www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuing entity for that series.
     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: 8585 North Stemmons Freeway, Suite 1100-N, Dallas, Texas 75247; (214) 634-1110.
LEGAL MATTERS
     Certain legal matters relating to the issuance of the securities of any series will be passed upon for the originator, the depositor and the servicer by Cowles & Thompson P.C. Certain bankruptcy, federal income tax and other matters will be passed upon for the depositor and the originator by Dechert LLP. Certain legal opinions with respect to the securities will be given for the underwriters by Dechert LLP.
GLOSSARY
     “Bankruptcy Event” means, for any person, that such person makes a general assignment for the benefit of creditors or any proceeding is instituted by or against such person seeking to adjudicate it bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any proceeding instituted against such person, such proceeding remains unstayed for more than 60 days.
     “Charged-off Contract” means, with respect to any Payment Date and any contract which has been charged off by the servicer in accordance with its charge-off policy described under “Origination and Servicing Procedures—Servicing—Charge-off Policy.”
     “Closing Date” means, with respect to any series of securities, the date of initial issuance of that series of securities.
     “Collection Period” has the meaning set forth in the applicable prospectus supplement.
     “Controlling Class” means, with respect to any issuing entity, the class or classes of notes and/or certificates designated as the initial “controlling class” in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes and/or certificates in the order of priority designated in the applicable prospectus supplement.
     “Eligible Investments” has the meaning set forth in the applicable prospectus supplement.
     “Financial Institution” means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.
     “Foreign Person” means a nonresident alien, foreign corporation or other non-United States person.

     “Issuing Entity Accounts” means the collection account and any other accounts to be established with respect to an issuing entity, including any note distribution account, residual interestholder distribution account, pre-funding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.
     “Original Pool Balance” means, with respect to any issuing entity, the aggregate principal balance of the related contracts as of the applicable cut-off date.
     “Originator” means Santander Consumer USA Inc., an Illinois corporation.
     “Partnership Certificates” means certificates or membership interests, including Strip Certificates, and Strip Notes issued by a Tax Partnership. Reference to a holder of these certificates shall be to the beneficial owner thereof.
     “Payment Date” means, with respect to any series of securities, the day on which a principal or interest payment is to be made on those securities (or if that day is not a business day (i.e. any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions or trust companies located in the States of California, Delaware, Minnesota, Texas or New York are authorized or obligated by law, executive order, or governmental decree to be closed or as the term “Business Day” is defined in the applicable prospectus supplement), on the next succeeding business day).
     “Plan Assets Regulation” means the United States Department of Labor regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.
     “Pool Balance” means, with respect to any issuing entity as of any date of determination, the aggregate principal balance of the related contracts.
     “Pool Factor” means, with respect to any issuing entity, a six-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of the Original Pool Balance plus the aggregate principal balance of any subsequent contracts added to the issuing entity as of the applicable subsequent cut-off date.
     “Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.
     “Rating Agency Condition” means, with respect to any event or circumstance and each rating agency, either (a) written confirmation by such rating agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the notes or (b) that such rating agency has been given notice of such event at least ten days prior to such event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such rating agency shall not have issued any written notice that the occurrence of such event will cause it to downgrade, qualify or withdraw its rating assigned to the notes.
     “Record Date” means, with respect to any Payment Date or final scheduled payment date, the close of business on the business day immediately prior to that Payment Date or final scheduled payment date.
     “Santander Consumer” means Santander Consumer USA Inc., an Illinois corporation.
     “SEC” means the Securities and Exchange Commission.
     “Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.
     “Simple Interest Method” means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the unpaid Principal Balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under which the obligation was made and the remainder of such payment is allocable to principal.
     “Simple Interest Contracts” means any contract in which the portion of payments allocable to interest and principal are determined in accordance with the Simple Interest Method.
     “Special Tax Counsel” means Dechert LLP, as special tax counsel to the depositor.
     “Strip Certificates” means any class of certificates entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.
     “Strip Notes” means any class of notes entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.
     “U.S. Person” means:
•	a citizen or resident of the United States;

•	a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or a trust that has elected to be treated as a U.S. Person.

INDEX

10 percent shareholder	56
administration agreement	31
allowable interest rate	63
allowable notional amount	63
Backup Withholding	56
Bankruptcy Code	51
Bankruptcy Event	68
bond premium amortization	56
capital assets	54
Charged-off Contract	68
chattel paper	47
check-the-box	58
Clearstream, Luxembourg	24
Closing Date	68
Code	59
Collection Period	68
contracts pool	10
contribution agreement	31
controlled foreign corporation	56
Controlling Class	68
DTC	18
effectively connected earnings and profits	57
Eligible Investments	68
equity interest	60
ERISA	59
event of default	43
Exchange Act	17
EYS agreement	64
Financial Institution	68
Foreign Person	68
HDC Rule	50
Holder-in-Due-Course	50
Internal Revenue Code	45
investment income	55
IRS	53
ISDA	64
Issuing Entity Accounts	69
Issuing Entity Property	9
lemon laws	50
leveraged	63
market discount	56
Note Factor	18
notes	60
obligor	62
OID	55
Original Pool Balance	69
Originator	69
overallotment	66
Partnership Certificates	54, 69
Payment Date	69
plan asset regulation	60
Plan Assets Regulation	69
Pool Balance	69
Pool Factor	69

portfolio interest	56
Prepayment Assumption	69
PTCE	65
publicly traded partnership	57
QPAM	64
Rating Agency Condition	69
receivables transfer agreement	31
Record Date	69
regulated plans	59
related person	56
Relief Act	52
restricted group	61
revolving period	22
sale agreement	31
sale and servicing agreement	31
sale and servicing agreements	31
Santander Consumer	69
SEC	69
Securities Act	37, 74
servicing agreement	31
Short-Term Note	69
similar law	59
Simple Interest Contracts	70
Simple Interest Method	69
Special Tax Counsel	70
Strip Certificates	70
Strip Notes	70
swap	63
swap agreement	63
Tax Non-Entity	54
Tax Non-Entity Certificates	54
Tax Partnership	54
Tax Trust	54
TIN	28
transfer agreement	31
transfer agreements	31
U.S. Person	70

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.

Santander Drive Auto Receivables Trust 2007-1
Issuing Entity

Class A-1 Notes	$204,000,000
Class A-2 Notes	$340,000,000
Class A-3 Notes	$185,000,000
Class A-4 Notes	$471,000,000

Santander Drive Auto Receivables LLC
Depositor

Sponsor and Servicer

PROSPECTUS SUPPLEMENT

Bookrunner

Wachovia Securities

Co-Managers

Guzman & Company	UBS Investment Bank

Until 90 days after the date of the final prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.